Exhibit 3.6

AMENDMENT TO THE AMENDED AND RESTATED PARTNERSHIP AGREEMENT

DATED SEPTEMBER 12, 1990

ATTACHMENT A

Section 5.02. Officers (a) General The officers of the Partnership may include a President, if one is so appointed by the Governing Committee, and such other officers as may be determined by the Governing Committee from time to time to be necessary or advisable in the conduct of the business and affairs of the Partnership. Subject to the provisions of Section 4.02, the officers of the Partnership shall be appointed and shall be subject to removal without cause by the Governing Committee. Any individual may hold more than one office. Any officer of the Partnership may also serve as an officer, employee or agent of a Partner, a Parent or any of their Affiliates. All officers of the Partnership shall (i) report to the President, if one is so appointed by the Governing Committee; otherwise to the General Manager (except that he shall report to the Governing Committee), (ii) have the powers and duties set forth in this Section 5.02 or as otherwise prescribed by the Governing Committee, (iii) serve for the term designated by the Governing Committee, subject to removal as provided above, and (iv) attend meetings of the Governing Committee as requested. Each of the initial officers of the Partnership shall have the power and authority to execute and deliver in the name and on behalf of the Partnership each of the Operative Documents to which the Partnership is a party.

(b) President The President, if one is appointed by the Governing Committee, shall (i) be the Chief Executive Officer of the Partnership who shall have the usual powers, duties and responsibilities incident thereto, subject to additions, modifications and deletions thereof from time to time by the Governing Committee and those powers and responsibilities specifically reserved hereunder to the Partners and the Governing Committee, (ii) oversee the conduct of the business and affairs of the Partnership, subject to the control of the Governing Committee, and (iii) see that all orders and resolutions of the Governing Committee are carried into effect. In the event a President is not appointed, then the General Manager of the Partnership shall have the powers, duties and responsibilities as set forth in this paragraph.

[EXECUTION COPY]

AMENDED AND RESTATED

PARTNERSHIP AGREEMENT

dated as of September 12, 1990,

between

DIEBOLD HOLDING COMPANY, INC.

and

SSTJ CORPORATION

InterBold

Amended and Restated

Partnership Agreement

TABLE OF CONTENTS

		Page

ARTICLE I

Definitions

SECTION 1.01.	Certain Definitions	1
SECTION 1.02.	Additional Definitions	1

ARTICLE II

The Partnership

SECTION 2.01.	Continuation	3
SECTION 2.02.	Name; Qualification of Partners	3
SECTION 2.03.	Principal Office	3
SECTION 2.04.	Term	3
SECTION 2.05.	Overall Purpose; Scope of Activity	3
SECTION 2.06.	Powers	4
SECTION 2.07.	Property Ownership	4

ARTICLE III

Business Operations

SECTION 3.01.	Business Dealings with the Partnership	5
SECTION 3.02.	Other Activities of Parents and Affiliates	5
SECTION 3.03.	Waiver of Conflict of Interest	5
SECTION 3.04.	Business Plans	6

ARTICLE IV

Actions by the Partners or by the Governing Committee

SECTION 4.01.	Matters Requiring the Consent of the Partners	7
SECTION 4.02.	Matters Requiring the Consent of a Member of the Governing Committee Appointed by Each Partner	10

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		Page

ARTICLE VII

Accounting and Taxation

SECTION 7.01.	Accrual Basis	37
SECTION 7.02.	Maintenance of Books of Account	37
SECTION 7.03.	Financial Statements	38
SECTION 7.04.	Other Reports and Inspection	40
SECTION 7.05.	Taxation	40
SECTION 7.06.	Deposit of Funds	41

ARTICLE VIII

Initial Actions

SECTION 8.01.	Partnership Actions	42
SECTION 8.02.	Initial Members of the Governing Committee	42
SECTION 8.03.	Officers	42

ARTICLE IX

Transfer of or Liens on Interests

SECTION 9.01.	Limitation	42
SECTION 9.02.	IBM Partner Puts	43
SECTION 9.03.	Diebold Partner Default Call	46
SECTION 9.04.	Rescission of a Put or a Call	48
SECTION 9.05.	Determination of a Default	48

ARTICLE X

Dissolution

SECTION 10.01.	Dissolution	49
SECTION 10.02.	Dissolution by Agreement	49
SECTION 10.03.	Distributions upon Dissolution	50

ARTICLE XI

Indemnification and Insurance

SECTION 11.01.	Indemnification	51
SECTION 11.02.	Insurance	51
SECTION 11.03.	Indemnification of the Partners	51

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ARTICLE XII

Withdrawal Prohibited

SECTION 12.01.	Withdrawal Prohibited	53

ARTICLE XIII

Nonrecourse Principles

SECTION 13.01	Nonrecourse Principles	53

ARTICLE XIV

Documentary Conventions

SECTION 14.01.	Documentary Conventions	53

ARTICLE XV

SECTION 15.01	Supersedure of the Predecessor Agreement

Exhibits

Exhibit A	Business Plan

Appendices

Appendix A	Definitions
Appendix B	Documentary Conventions

Schedules

Schedule 6.01	Initial Capital Account Balances
Schedule 8.02(a)	Initial Members of the Governing Committee Appointed by the Diebold Partner
Schedule 8.02(b)	Initial Members of the Governing Committee Appointed by the IBM Partner
Schedule 8.03	Initial Officers of the Partnership

AMENDED AND RESTATED PARTNERSHIP AGREEMENT dated as of September 12, 1990, between DIEBOLD HOLDING COMPANY, INC., a Delaware corporation (the “Diebold Partner”), and SSTJ CORPORATION, a New York corporation (the “IBM Partner”).

The Diebold Partner and the IBM Partner desire to act as partners in a joint venture for the purposes and within the scope specified in Section 2.05 below. To that end, Diebold, Incorporated (“Diebold”) and International Business Machines Corporation (“IBM”), the respective parent corporations of the Diebold Partner and the IBM Partner, have agreed to form a partnership by this Agreement (the “Partnership”), and to enter into certain agreements with the Partnership, all pursuant to an Amended and Restated Participation Agreement dated as of September 12, 1990.

Accordingly, the Diebold Partner and the IBM Partner agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Definitions. Unless the context otherwise requires, capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to them in Appendix A.

SECTION 1.02. Additional Definitions.

Defined Term	Section Defined In

“Additional Contributions”	6.02
“Adjusted Capital Account”	6.15
“Breaching Partner”	10.01
“Capital Account”	6.07
“Change of Control”	9.02	(b)
“Change of Control Exercise Notice”	9.02	(b)

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Defined Term	Section Defined In

“Change of Control Put”	9.02(b)
“Chargeback Amount”	6.15
“Default Call”	9.03
“Default Call Exercise Notice”	9.03
“Default Put”	9.02(a)
“Default Put Exercise Notice”	9.02(a)
“Deficit Amount”	6.09(d)
“Diebold Default”	9.02(a)
“Discretionary Put”	9.02(c)
“Discretionary Put Exercise Notice”	9.02(c)
“Dispute Call”	5.06(c)
“Dispute Call Exercise Notice”	5.06(c)
“Dispute Put”	5.06(b)
“Dispute Put Exercise Notice”	5.06(b)
“First Fiscal Period”	6.04(a)	(i)
“Governing Committee”	5.01(a)
“Gross Income”	6.15
“IBM Default”	9.03
“Impasse”	5.03(iv	)
“Level Four Amount”	6.15
“Level Four Deficiency”	6.15
“Level Four Excess Amount”	6.15
“Level Four Preference Amount”	6.15
“Level One Deficiency”	6.15
“Level One Excess Amount”	6.15
“Level One Preference Amount”	6.15
“Level Three Amount”	6.15
“Level Three Deficiency”	6.15
“Level Three Excess Amount”	6.15
“Level Three Preference Amount”	6.15
“Level Two Amount”	6.15
“Level Two Deficiency”	6.15
“Level Two Excess Amount”	6.15
“Level Two Preference Amount”	6.15
“Minimum Gain”	6.15
“Partner Nonrecourse Liability”	6.15
“Partnership Nonrecourse Liability”	6.15
“Remaining Partner”	10.01
“Right of First Refusal”	5.07
“Sale Notice”	5.07
“Sale Price”	5.07
“Sale Terms”	5.07
“Second Fiscal Period”	6.04(a)	(ii)
“seconded employee”	3.03
“Special Capital Account”	6.15
“Tax Losses”	6.15

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Defined Term	Section Defined In

“Tax Matters Partner”	7.05(b)	(i)
“Tax Profits”	6.15
“Third Fiscal Period”	6.04(a)	(iii)
“Total Voting Power of Diebold”	9.02(b)
“Working Capital Loans”	6.03

ARTICLE II

The Partnership

SECTION 2.01. Continuation. The Diebold Partner and the IBM Partner hereby continue the Partnership as a general partnership under the laws of the State of New York. The Partnership shall promptly file and record with the appropriate Governmental Authorities all documents in connection with the formation and operation of the Partnership as may be required or appropriate under the laws of the State of New York or any other jurisdiction in which the Partnership proposes to conduct business. The Partnership shall provide to each Partner a copy of each document as filed and recorded.

SECTION 2.02. Name; Qualification of Partners. The name of the Partnership is “InterBold”. The Partnership may also do business under other names agreed to by both Partners. If required by an applicable law, (a) the Partnership shall cause appropriate partnership certificates or fictitious business name certificates to be filed with the appropriate Governmental Authorities and (b) each Partner, and the Partnership, shall as expeditiously as possible qualify to do business in all appropriate jurisdictions.

SECTION 2.03. Principal Office. The principal office of the Partnership shall be located at 5995 Mayfair Road, Canton, Ohio 47720, or such other place as may be designated by the Governing Committee.

SECTION 2.04. Term. The term of the Partnership commenced as of the date of this Agreement and shall end on December 31, 2000, unless earlier terminated in accordance with Article X.

SECTION 2.05. Overall Purpose; Scope of Activity. (a) Overall Purpose of the Partnership. The overall purpose of the Partnership is to provide self service

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products for the financial and other industries and to grow and expand through the development and advancement of self service applications and technology.

(b) Scope of Activity. The authorized scope of activity of the Partnership shall be (A) to develop, manufacture, market, lease, maintain, repair, service and sell and to contract for the development, manufacture, marketing, leasing, maintenance, repair, service and sale of (i) ATMs, Teller Assist Devices, IAVs, Statement Devices and FAST Devices to Financial Institutions for the performance of Financial Applications; (ii) ATMs to Financial Institutions for the performance of Benefits Distribution Applications, Ticketing Applications and Stamp Applications; (iii) ATMs, Statement Devices, FAST Devices when associated with an ATM sale, Teller Assist Devices when associated with an ATM sale and IAVs when associated with an ATM sale to Retail Companies for the performance of Financial Applications; (iv) ATMs, Statement Devices when associated with an ATM sale, Teller Assist Devices when associated with an ATM sale and IAVs when associated with an ATM sale to Government Offices for Financial Applications, Benefits Distribution Applications and Stamp Applications; and (v) ATMs, Statement Devices, FAST Devices when associated with an ATM sale, Teller Assist Devices when associated with an ATM sale and IAVs when associated with an ATM sale to Insurance Companies and Educational Institutions for Financial Applications, (B) to develop, service and license software for use in the products of the Partnership or in connection therewith, (C) to perform research and development work under contract for either Partner with respect to products for (i) Electronic Security Applications, (ii) Fuel Applications, (iii) Video Dispensing Applications or (iv) as otherwise mutually agreed by the Partners and (D) to manufacture, market and sell modules and subassemblies for the products of the Partnership to Parents or end-users.

SECTION 2.06. Powers. The Partnership shall have all the powers now or hereafter conferred by the laws of the State of New York on general partnerships formed under such laws and may do any and all acts and things necessary, incidental or convenient to any such purposes.

SECTION 2.07. Property Ownership. Except as provided in the Operative Documents or any other contract to which the Partnership is or becomes a party, (a) all assets and property, whether real, personal or mixed, tangible or intangible, including contractual rights, owned or possessed by the Partnership shall be held or possessed in the name of

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the Partnership, (b) all such assets, property and rights shall be deemed to be owned or possessed by the Partnership as an entity and (c) neither of the Partners individually shall have any separate ownership in such assets, property or rights. Each Partner’s partnership interest in the Partnership is personal property for all purposes.

ARTICLE III

Business Operations

SECTION 3.01. Business Dealings with the Partnership. A Parent or its Affiliates may enter into any contract or agreement with the Partnership and otherwise enter into any transaction or dealing with the Partnership on an arm’s-length basis (in each case containing terms and conditions that, in the aggregate, are not less favorable to the Partnership than those the Partnership could obtain from an unrelated third party) and derive and retain profits therefrom, provided that any such contract or agreement or other transaction or dealing is approved by the Governing Committee pursuant to Section 4.02 if such approval is required. The validity of any such contract, agreement, transaction or dealing or any payment or profit related thereto or derived therefrom shall not be affected by any relationship between the Partnership and such Parent or any of its Affiliates (including such Parent’s Partner).

SECTION 3.02. Other Activities of Parents and Affiliates. Notwithstanding any other provision of any Operative Document (other than Section 5.01(b) of the Participation Agreement), either Parent or its Affiliates (other than such Parent’s Partner) may engage in other business ventures and dealings of every nature, independently or with others, whether or not competitive with the business of the Partnership or of the other Parent or its Affiliates and regardless of the effect on the Partnership, and neither the Partnership nor the other Parent nor such other Parent’s Affiliates shall have any right in such ventures or dealings or to the income and profits derived therefrom. Neither Partner shall engage in any business or take any action other than those incidental to its corporate existence or its ownership of an interest in the Partnership.

SECTION 3.03. Waiver of Conflict of Interest. Each Partner hereby waives, on behalf of itself and the Partnership, any claim or cause of action against (i) the

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other Partner and its Affiliates (including such Partner’s Parent), (ii) any member of the Governing Committee appointed by or at the direction of the other Partner or (iii) any employee of the other Partner or any of its Affiliates (including such Partner’s Parent) made available to the Partnership while remaining an employee of such Partner or Affiliate (a “seconded employee”) for any breach of fiduciary duty to the Partnership by such member or seconded employee as a result of a conflict of interest between the Partnership and the Partner or any of its Affiliates (including such Partner’s Parent) which appointed such member or such seconded employee. Each Partner acknowledges and agrees that in the event of any such conflict of interest, each such member or seconded employee may, in the absence of bad faith, act in the best interest of the Partner or such Partner’s Affiliate which appointed such member or such seconded employee. No member of the Governing Committee, employee of the Partnership or seconded employee shall be obligated to reveal confidential or proprietary information belonging to either Partner (or to either Partner’s Affiliates, including such Partner’s Parent) without the consent of such Partner. No member of the Governing Committee or seconded employee shall be obligated to recommend or take any action in such person’s position as a member of the Governing Committee or as a seconded employee that prefers the interests of the Partnership over the interests of a Partner or any of its Affiliates, and the Partnership hereby waives the fiduciary duty, if any, to the Partnership of such person in the event of any such conflict of interest. Nothing in this Section 3.03 is intended to or shall override any obligation of either Partner expressly provided for in any Operative Document or in any other agreement to which the Partnership and the Partners or their Affiliates are parties.

SECTION 3.04. Business Plans. (a) Initial and Subsequent Business Plans. The initial Business Plan for the Partnership commencing on the Closing Date and ending on December 31, 1992, is attached as Exhibit A. To the extent that any provision of the Business Plan deals with the same matter as any Operative Document, the provisions of such Operative Document shall control. A Business Plan relating to each succeeding Fiscal Year shall be prepared in compliance with paragraph (b) below under the direction of the President and submitted to the Governing Committee for approval not later than 60 days prior to the beginning of such Fiscal Year. When the Business Plan for a Fiscal Year is approved pursuant to Section 4.03(a), the Partnership, the Partners and the officers and employees of the

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Partnership shall implement such Business Plan. The Partnership shall not adopt or be governed by any overall business plan or budget other than a Business Plan meeting the requirements of paragraph (b) below. No Business Plan shall be deemed an amendment of this Agreement. The Partnership shall furnish to each Partner any other budget or plan that the Partnership may prepare and any revisions of previously furnished budgets or plans (including any Business Plan) promptly upon preparation or revision of such budgets or plans.

(b) Form and Scope. Each Business Plan shall contain (i) an annual operating budget for the Partnership for the succeeding Fiscal Year, containing projections of profit and loss, cash flow and ending balance sheets for each month of such Fiscal Year, (ii) a business plan for the Partnership relating to the succeeding Fiscal Year setting forth in reasonable detail product development, financial, manufacturing, marketing and servicing plans, executive compensation and benefits, capital expenditures and pricing objectives, budgeted and projected figures and other information and (iii) projections for the same items on an annual basis for the next succeeding Fiscal Year. Each annual business plan shall contain comparable detail to the initial Business Plan.

(c) Approval. Each Partner shall cause the members of the Governing Committee appointed by such Partner to cooperate in good faith to finalize and approve any Business Plan proposed pursuant to Section 3.04(a) by the 30th day before the beginning of the Fiscal Year to which such Business Plan relates.

ARTICLE IV

Actions by the Partners or by the Governing Committee

SECTION 4.01. Matters Requiring the Consent of the Partners. (a) Actions Not Subject to Dispute Resolution. No action may be taken by the Partnership in connection with any of the following matters without the prior written consent of each Partner:

(i) any change in the Partnership Agreement, any departure from the overall purpose or scope of the Partnership as set forth in Section 2.05(b) or any release of either Partner from any of its obligations pursuant to this Agreement;

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(ii) the admission of any additional or substitute Partners or the issuance or reacquisition by the Partnership of any interest in the Partnership (other than as provided in Article IX);

(iii) capital contributions of the Partners (other than as provided in Sections 6.01, 6.02, 6.03 and 4.01(b)(i));

(iv) changes in the powers of the Governing Committee;

(v) (A) the voluntarily commencement of any proceeding or the voluntary filing of any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (B) the consent to the institution of, or causing the Partnership to fail to contest in a timely and appropriate manner, any involuntary proceeding or any involuntary filing of any petition of the type described in subclause (A) above, (C) the application for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Partnership or for a substantial part of the property or assets of the Partnership, (D) the filing of an answer admitting the material allegations of a petition filed against the Partnership in any such proceeding, (E) the consent to any order for relief issued with respect to any such proceeding, (F) the making of a general assignment for the benefit of creditors, (G) admitting in writing the inability of the Partnership or causing the Partnership to fail generally to pay its debts as they become due or (H) taking any action for the purpose of effecting any of the foregoing;

(vi) the dissolution or liquidation of the Partnership (other than pursuant to Article X); and

(vii) the incurrence of Indebtedness by the Partnership which is not expressly without recourse to the Partners, whether by law or contract (unless such Indebtedness is recourse to only one Partner and that Partner has consented in writing to the incurrence of such Indebtedness) in any Fiscal Year in excess of the amount provided for in Section 4.01(b)(iv).

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The failure of a Partner to consent to any matter provided for in this paragraph (a) shall not permit either Partner to resort to, or otherwise subject the matter to, the dispute resolution provisions of Section 5.03. The Partnership shall continue to operate after any such proposal as if such matter had not been considered by the Partners.

(b) Actions Subject to Dispute Resolution. No action may be taken by the Partnership in connection with any of the following matters without the prior written consent of each Partner:

(i) capital contributions of the Partners (other than as provided in Sections 6.01, 6.02 and 6.03) in a total amount in any Fiscal Year after 1990 not in excess of $10,000,000 (increased, for any Fiscal Year after the first full Fiscal Year, by the amount, if any, by which the capital contributions of the Partners (other than pursuant to Sections 6.01, 6.02 and 6.03) in the preceding Fiscal Year aggregated less than $10,000,000; provided, that no such increase shall, together with any increase referred to in clause (iv) below for such Fiscal Year, be greater than $5,000,000);

(ii) the sale, lease, exchange or other disposition (including by an exclusive license) of assets or properties of the Partnership in an amount in excess of the greater of $10,000,000 and 10% of the total assets of the Partnership;

(iii) the acquisition of any business, or of all or a significant portion of the stock or assets of any business (A) in an amount in excess of the greater of $10,000,000 and 10% of the total assets of the Partnership or (B) in any amount provided that neither Partner shall withhold its consent based solely on the valuation by the Partnership of such business, stock or assets or the strategic rationale of the Partnership for such acquisition;

(iv) the incurrence of Indebtedness by the Partnership which is not expressly without recourse to the Partners, whether by law or contract (unless such Indebtedness is recourse only to one Partner and that Partner has consented in writing to the incurrence of such Indebtedness) in a total principal amount for any Fiscal Year after 1990 not in excess of $10,000,000 (increased, for any Fiscal Year after the first full

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Fiscal Year, by the amount, if any, by which such Indebtedness incurred in the preceding Fiscal Year is less than $10,000,000; provided, that no such increase shall, when added to any increase referred to in clause (i) above for such Fiscal Year, be greater than $5,000,000);

(v) the acquisition, purchase, establishment, construction, lease or other creation of a manufacturing facility of the Partnership; and

(vi) the establishment of a sales force of agents or representatives employed by the Partnership pursuant to Section 4.06.

The failure of a Partner to consent to any matter provided for in this paragraph (b) shall permit either Partner to resort to, or otherwise subject the matter to, the dispute resolution provisions of Section 5.03.

SECTION 4.02. Matters Requiring the Consent of a Member of the Governing Committee Appointed by Each Partner. No action may be taken in connection with any of the following matters without the affirmative vote of a majority of the members of the Governing Committee, including the affirmative vote of at least one member of the Governing Committee appointed by each Partner:

(a) appointment or removal of the chief financial officer of the Partnership;

(b) the entering into or the material amendment, modification or change in, or termination (other than automatic termination pursuant to the terms thereof) of, any agreement, contract or commitment (other than the Operative Documents) between the Partnership and Diebold or any Affiliate or employee of Diebold or its Affiliate unless (i) such agreement, contract or commitment was entered into on an arm’s-length basis (containing terms and conditions in the aggregate not less favorable to the Partnership than those the Partnership could obtain from an unrelated third party) or (ii) the fair value of such agreement, contract or commitment (and all related agreements, contracts or commitments) is less than $100,000 (or, in the case of any such agreement, contract or commitment with employees of Diebold or its Affiliates is either (i) less than $5,000 or (ii) pursuant to a general arrangement that has been approved by the Governing Committee for such matters as bonuses, relocation loans or advances and other similar benefits);

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(c) any material amendment, modification or change in, or termination (other than automatic termination pursuant to the terms thereof) of, any Operative Document to which Diebold or any Affiliate of Diebold is a party;

(d) the delegation by the Governing Committee to any Person of its authority to approve any matter or the taking of any action for which the affirmative vote of at least one member of the Governing Committee appointed by each Partner is required pursuant to this Section 4.02; and

(e) the delegation by the Governing Committee to any Person of its authority to approve any matter for which the affirmative vote of a majority of the Governing Committee is required pursuant to Section 4.03.

For purposes of Section 4.02(b) agreements between the Partnership and Diebold that are substantially similar to Articles 2, 3 and 6 of the Management Process Agreement or the Research and Development Agreement (excluding Sections 6.1, 7.1 and 7.3) and that do not call for any compensation or reimbursement of expenses to Diebold shall be deemed to be entered into on an arm’s-length basis.

SECTION 4.03. Matters Requiring the Consent of the Governing Committee. No action may be taken in connection with any of the following matters without the affirmative vote of a majority of the members of the Governing Committee:

(a) the adoption by the Partnership of and any material amendment to a Business Plan;

(b) any license by the Partnership of its Intellectual Property, other than nonexclusive licenses of patents or nonexclusive licenses of any Intellectual Property to customers, distributors, vendors, suppliers or value-added resellers in the ordinary course of business;

(c) the removal or change of the Accountants (other than a change to a public accounting firm of nationally recognized standing and reputation that is Diebold’s public accounting firm); and

(d) the entering into or material amendment or termination (other than automatic termination pursuant to the terms thereof) of any agreement, contract or commitment having a duration of one year or more and representing a value to or commitment of the Partnership of $1,000,000 or more, other than (i) licenses of the Partnership’s software or patents or third-party Intellectual Property in the ordinary course of business or (ii) as contemplated by the Business Plan.

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SECTION 4.04. Site Review. Prior to entering into any lease of or purchasing any real property, the Partnership shall give the Partners written notice of such proposed lease or purchase. Each Partner shall have the right during the 30-day period following the date of such notice to review the environmental implications of such lease or purchase and perform any investigation that each Partner in its discretion deems necessary. The Partnership shall not lease or purchase such property during such 30-day period or until any material concerns of either Partner have been satisfactorily resolved.

SECTION 4.05. Intellectual Property Review. No later than six months prior to announcing any new product or any product encompassing a new design or a substantial redesign, the Partnership shall give the members of the Governing Committee written notice of such product. Each Partner shall have the right to perform patent and other searches to determine whether such product infringes any patent, copyright or trademark of any third party. Upon request of any member of the Governing Committee, the Partnership will cooperate with such member to provide any additional information that the member may reasonably request in order to make such determinations. The Partnership shall not announce such product until any material concerns of any member of the Governing Committee have been satisfactorily resolved; provided, that in the event that the Chief Executive Officer of the Partnership is unable to resolve any such concerns, the dispute resolution procedure set out in Section 5.03(i) shall be followed and if the dispute is not resolved thereunder the Partnership may announce such Product.

SECTION 4.06. Direct Sales. In the event that (a) the Partnership and any IBM Entity (as defined in the Management Process Agreement) have not agreed with respect to the volume planning estimate provided by such IBM Entity pursuant to the Management Process Agreement or (b) any IBM Entity fails, for two consecutive Fiscal Quarters (the

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“Shortfall Period”), to ship 70% of the units estimated by such IBM Entity to be shipped for each such Fiscal Quarter pursuant to the current measurement plan estimate of such IBM Entity (provided by such IBM Entity pursuant to the Management Process Agreement), then the Governing Committee may consider a proposal to establish a direct sales force of agents or representatives employed by the Partnership to operate in the sales territory of such IBM Entity. Any proposal pursuant to clause (a) shall not be considered prior to December 15 of the calendar year in which the volume planning estimate was initially submitted or after January 15 of the next succeeding calendar year. Any proposal pursuant to clause (b) shall not be considered prior to the 45th day after the end of the Shortfall Period or after the 60th day after the end of the Shortfall Period.

SECTION 4.07. Restrictions on Partners. Neither Partner may, without the consent of the other Partner:

(a) confess a judgment against the Partnership;

(b) except as contemplated by 7.05(b) and (c), make any agreement on behalf of or otherwise purport to bind the other Partner or the Partnership;

(c) do any act in contravention of this Agreement;

(d) except as contemplated by Sections 3.02, 4.01 and 4.02, do any act that would make it impossible to carry on the business of the Partnership;

(e) except as contemplated by Sections 4.01, 4.02 and 4.03, dispose of the goodwill or the business of the Partnership; or

(f) assign the property of the Partnership in trust for creditors to pay the Indebtedness of the Partnership.

Each Partner agrees that it will indemnify the Partnership and the other Partner against any and all damages to which the Partnership or such other Partner may be or become subject arising out of or resulting from the breach by such Partner of this Section 4.04.

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ARTICLE V

Management and Operations of Partnership

SECTION 5.01. The Governing Committee. (a) General. Except as otherwise provided in the other Operative Documents or as reserved to the Partners under this Agreement, the business and affairs of the Partnership shall be managed under the direction of a Governing Committee of five individuals appointed by the Partners (the “Governing Committee”). Any power not delegated pursuant to a policy of delegation adopted by the Governing Committee shall remain with the Governing Committee. Approval by or action taken by the Governing Committee in accordance with this Agreement shall constitute approval or action by the Partnership and shall be binding on each Partner.

(b) Members of the Governing Committee; Voting; etc. (i) The Diebold Partner shall appoint three members of the Governing Committee. The IBM Partner shall appoint two members of the Governing Committee. Each Partner shall be entitled to name an alternate member to serve in the place of any member appointed by such Partner should any such member not be able to attend a meeting or meetings. Each member or alternate member shall be entitled to cast one vote. Each member or alternate member shall be a present or former employee of the designating Partner’s Parent or one of its Subsidiaries (except that former employees must be reasonably acceptable to the other Partner). Each member or alternate member shall serve at the pleasure of the designating Partner. Each Partner shall bear any cost incurred by any person designated by it to serve on the Governing Committee, and no member of the Governing Committee shall be entitled to compensation from the Partnership for serving in such capacity.

(ii) Each Partner shall notify the Partnership and the other Partner of the name, business address and business telephone and telecopier numbers of each member and each alternate member that such Partner has appointed to the Governing Committee. Each Partner shall promptly notify the Partnership and the other Partner of any change in such Partner’s appointments or of any change in any such address or number.

(iii) Except as otherwise specified in Section 4.02, the Governing Committee may take action by the affirmative vote of a majority of its members. The quorum necessary for any meeting of the Governing Committee shall be the number of members needed to approve any action.

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(iv) Any action taken by a member of the Governing Committee shall, so far as the other Partner is concerned, be deemed to have been duly authorized by the Partner appointing such member. Each appointment by a Partner to the Governing Committee shall remain in effect until the Partner making such appointment notifies the Partnership and the other Partner of a change in such appointment. The resignation or removal of a member of the Governing Committee shall not invalidate any act of such member taken before the giving of written notice of the removal or resignation of such member.

(c) Meetings; etc. (i) Meetings of the Governing Committee shall be held at the principal offices of the Partnership or at such other place as may be determined by the Governing Committee. Regular meetings of the Governing Committee shall be held (A) prior to the end of the first full Fiscal Year, on a monthly basis, (B) after the end of the first full Fiscal Year but prior to the end of the third full Fiscal Year, on a bimonthly (every two months) basis and (C) thereafter, on a quarterly basis, in each case on such dates and at such times as shall be determined by the Governing Committee. Special meetings of the Governing Committee may be called by either Partner on at least five days’ notice to each member thereof, which notice shall state the purpose or purposes for which such meeting is being called. The failure to specifically identify any action to be taken or business to be transacted at a special meeting shall not invalidate any action taken or any business transacted at such special meeting. The actions taken by the Governing Committee at any meeting, however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the member as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. A vote of the Governing Committee may be taken either in a meeting of the members thereof or by written consent. A meeting of the Governing Committee may be held by conference telephone or similar communications equipment by means of which all individuals participating in the meeting can be heard by all other participants.

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(ii) Any representative of either Partner at a meeting may bring a reasonable number of nonvoting observers (including lawyers and accountants).

(iii) The Governing Committee may establish reasonable rules and regulations to (A) require officers to call meetings and perform other administrative duties, (B) limit the number and participation of observers and to require them to observe confidentiality obligations and (C) otherwise provide for the keeping of minutes and other internal Governing Committee governance not inconsistent with the terms of this Agreement.

(d) Partners May Act. Nothing in this Section 5.01 shall derogate from the power of the Partners to agree in writing to cause the Partnership to act.

(e) Partnership May Act. Nothing in this Agreement shall prohibit, derogate from or otherwise limit the ability of the Partnership (i) to incur any Indebtedness which is expressly without recourse to the Partners and for which the instrument or document creating or evidencing such Indebtedness includes a statement waiving any right, whether by statute, common law or otherwise, to proceed with respect to such Indebtedness against the Partners or (ii) to pursue any business opportunity in any area within the authorized scope of the Partnership as set forth in Section 2.05(b). Except as specified in Section 4.02(d) and (e), nothing in this Agreement shall prohibit, derogate from or otherwise limit the ability of the Governing Committee to delegate to any officer of the Partnership the authority vested in it to manage the business and affairs of the Partnership.

SECTIONS 5.02. Officers. (a) General. The officers of the Partnership shall be a President and such other officers as may be determined by the Governing Committee from time to time to be necessary or advisable in the conduct of the business and affairs of the Partnership. Subject to the provisions of Section 4.02, the officers of the Partnership shall be appointed and shall be subject to removal without cause by the Governing Committee. Any individual may hold more than one office. Any officer of the Partnership may also serve as an officer, employee or agent of a Partner, a Parent or any of their Affiliates. All officers of the Partnership shall (i) report to the President (except that he shall report to the Governing Committee), (ii) have the powers and duties set forth in this Section 5.02 or as otherwise prescribed by the Governing Committee, (iii) serve for the term designated by the

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Governing Committee, subject to removal as provided above, and (iv) attend meetings of the Governing Committee as requested. Each of the initial officers of the Partnership shall have the power and authority to execute and deliver in the name and on behalf of the Partnership each of the Operative Documents to which the Partnership is a party.

(b) President. The President shall (i) be the Chief Executive Officer of the Partnership who shall have the usual powers, duties and responsibilities incident thereto, subject to additions, modifications and deletions thereof from time to time by the Governing Committee and those powers and responsibilities specifically reserved hereunder to the Partners and the Governing Committee, (ii) oversee the conduct of the business and affairs of the Partnership, subject to the control of the Governing Committee, and (iii) see that all orders and resolutions of the Governing Committee are carried into effect.

SECTION 5.03. Dispute Resolution. Whenever a member of the Governing Committee proposes in good faith that the Governing Committee consent to an action described in Section 4.02 or 4.03 or either Partner proposes in good faith that the other Partner consent to an action described in Section 4.01(b) and the Governing Committee or such other Partner does not so consent, the following shall apply:

(i) Such dispute may, at the option of either Partner, be submitted for discussion and possible resolution, during a 12-day period commencing on the date of such decision by the Governing Committee or such other Partner, to the chief executive officer of Diebold (or any other member of the senior management of Diebold designated by the chief executive officer of Diebold) and the President of the Services Sector Division of IBM (or any other member of the senior management of IBM designated by the Senior Vice President, IBM U.S., of IBM).

(ii) If there has been no resolution of a dispute relating to an action described in Section 4.03 within such 12-day period, the decision of the majority of the Governing Committee may be put into effect at any time thereafter.

(iii) If there has been no resolution of a dispute relating to an action described in Section 4.01(b) or 4.02 within such 12-day period, such dispute may, at the option of either Partner, be submitted, at any time

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during the ten day period following the expiration of such 12-day period, for discussion and possible resolution, to the executive committee of the Board of Directors of Diebold or its designee and the chief executive officer of IBM or his designee.

(iv) If there has been no resolution of a dispute within the 12-day period following the date of the submission of such dispute in accordance with clause (iii) above, then either Partner may declare that there is an impasse (an “Impasse”) for the purposes of Section 5.06 by written notice to the other Partner. Upon the irrevocable exercise of a Dispute Put or a Dispute Call pursuant to Section 5.06, the action or proposal which resulted in the declaration of an Impasse may be put into effect.

Any person designated to replace any named officer for the purposes of this Section 5.03 shall have the authority to resolve the dispute to be submitted on behalf of the IBM Partner or the Diebold Partner, as the case may be.

SECTION 5.04. Insurance. The Partnership shall maintain insurance against such liabilities and other risks associated with the conduct by the Partnership of its operations and in such amounts as is generally maintained by companies engaged in a business similar to that of the Partnership.

SECTION 5.05. Employee and Officer Confidentiality Agreements. The Partnership shall enter into confidentiality agreements with each of its officers and employees and each seconded employee sufficient to enable the Partnership to fully comply with its obligations under the Confidentiality Agreements.

SECTION 5.06. Unresolved Disputes. (a) IBM Dispute Put. If an Impasse has been declared pursuant to Section 5.03, the IBM Partner shall have the right (unless the IBM Partner shall have previously Concurred) to require the Diebold Partner to purchase all the IBM Partner’s interest in the Partnership (the “Dispute Put”) at a purchase price equal to the Purchase Price. The Dispute Put shall be exercisable by written notice from the IBM Partner to the Diebold Partner during the 90-day period commencing on the day following the date of the notice declaring an Impasse (the “Dispute Put Exercise Notice”). If the Diebold Partner does not Concur within ten days of receipt of the Dispute Put Exercise Notice, the Diebold Partner shall be

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irrevocably obligated to purchase from the IBM Partner, and the IBM Partner shall be irrevocably obligated to sell (subject to Sections 5.07 and 9.04) to the Diebold Partner, all the IBM Partner’s interest in the Partnership at the Purchase Price calculated as of the date of the Dispute Put Exercise Notice.

(b) Diebold Dispute Call. (i) If an Impasse has been declared pursuant to Section 5.03, the Diebold Partner shall have the right (unless the Diebold Partner shall have previously Concurred) to require the IBM Partner to sell all the IBM Partner’s interest in the Partnership (the “Dispute Call”) at the Purchase Price. The Dispute Call shall be exercisable by written notice from the Diebold Partner to the IBM Partner during the 90-day period commencing on the day following the date of the notice declaring an Impasse (the “Dispute Call Exercise Notice”). If the IBM Partner does not Concur within ten days of receipt of the Dispute Call Exercise Notice, the IBM Partner shall be irrevocably obligated to sell (subject to Sections 5.07 and 9.04) to the Diebold Partner, and the Diebold Partner shall be irrevocably obligated to purchase from the IBM Partner, all the IBM Partner’s interest in the Partnership at the Purchase Price calculated as of the date of the Dispute Call Exercise Notice.

(c) Closing and Payment. (i) The closing of the purchase pursuant to the Dispute Put shall occur as promptly as practicable (subject to Section 5.07) but in any event within six months of the date of the Dispute Put Exercise Notice on a date (subject to Section 5.07) and at a place mutually acceptable to each Partner. Payment of the Purchase Price with respect to a Dispute Put shall be made by the Diebold Partner, at its option, to the IBM Partner either (A) in U.S. dollars by wire transfer of immediately available funds or (B) with a promissory note of Diebold which shall (1) be payable in U.S. dollars, (2) mature on the fifth anniversary of the date of the Dispute Put Exercise Notice, (3) bear interest at the Prime Rate as in effect from time to time payable on a quarterly basis, (4) provide for level annual payments of principal, (5) be prepayable without penalty and (6) rank pari passu with all senior unsecured obligations of Diebold.

(ii) The closing of a purchase pursuant to the Dispute Call shall occur as promptly as practicable (subject to Section 5.07) but in any event within nine months of the date of the Dispute Call Exercise Notice on a date (subject to Section 5.07) and at a place mutually acceptable to each

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Partner. Payment of the Purchase Price with respect to a Dispute Call shall be made by the Diebold Partner, at its option, to the IBM Partner either (A) in U.S. dollars by wire transfer of immediately available funds or (B) with a promissory note of Diebold which shall (1) be payable in U.S. dollars, (2) mature on the nine-month anniversary of the date of the Dispute Call Exercise Notice, (3) bear interest at the Prime Rate as in effect from time to time payable on a quarterly basis, (4) be prepayable without penalty and (5) rank pari passu with all other senior unsecured obligations of Diebold.

(d) Assignment by the Diebold Partner to Diebold. The Diebold Partner may assign its rights and obligations under this Section 5.06 to Diebold or, if Diebold is primarily liable for payment of the Purchase Price, to any Subsidiary of Diebold.

(e) Remaining Rights of the IBM Partner. Prior to the closing of a purchase pursuant to this Section 5.06, the IBM Partner shall remain a partner in the Partnership and shall retain all its rights and obligations under this Agreement. Upon the closing of a purchase pursuant to this Section 5.06, the IBM Partner shall no longer be a partner in the Partnership.

(f) Expenses. The fees and expenses of the appraiser or the investment banking firm for determining the Fair Market Sales Value under this Section 5.06 shall, in case the Dispute Put or the Dispute Call is consummated, be paid equally by the Partners or, in case the IBM Partner shall (i) rescind a Dispute Put pursuant to Section 9.04 or (ii) Concur, be paid by the IBM Partner.

SECTION 5.07. Right of First Refusal. (a) Right of First Refusal. During the six-month period commencing on the date of a Dispute Put Exercise Notice or a Dispute Call Exercise Notice, the IBM Partner shall have the right to offer and, subject to this Section 5.07, to sell its interest in the Partnership to any independent third-party that makes a good faith written offer (subject to no financing contingency) to pay cash for the IBM Partner’s interest and which Person has the financial capacity to consummate the proposed purchase. The IBM Partner shall give the Diebold Partner a copy of the third-party’s offer (the “Sale Notice”) stating the price offered for the IBM Partner’s interest in the Partnership (the “Sale Price”) and setting forth in reasonable detail the proposed material terms, provisions and conditions of the proposed sale (the “Sale

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Terms”). Prior to any such sale, the Diebold Partner shall have the right, exercisable by written notice within 30 days of the date of the Sale Notice, to purchase the IBM Partner’s interest in the Partnership at the Sale Price and on the Sale Terms (the “Right of First Refusal”). If the Diebold Partner exercises the Right of First Refusal, the Diebold Partner shall be irrevocably obligated to purchase from the IBM Partner, and the IBM Partner shall be irrevocably obligated to sell to the Diebold Partner, all the IBM Partner’s interest in the Partnership at the Sale Price and on the Sale Terms. If the Diebold Partner does not exercise the Right of First Refusal, the IBM Partner may sell its interest in the Partnership to the proposed purchaser on terms and conditions in the aggregate no less favorable to the IBM Partner than the Sale Price and the Sale Terms. The IBM Partner shall give the Diebold Partner written notice of the closing of such sale not later than the day following such closing. The purchaser of the IBM Partner’s interest in the Partnership shall be admitted as a “Partner” in the Partnership upon such purchaser’s execution and delivery (to the Partnership and the Diebold Partner) of a document or documents pursuant to which such purchaser assumes all the rights, powers and obligations of the IBM Partner under this Agreement and the Participation Agreement.

(b) Sale Pursuant to Section 5.06. If the IBM Partner shall not sell its interest in the Partnership pursuant to this Section 5.07 (either to the Diebold Partner or any other Person), the Diebold Partner shall purchase the IBM Partner’s interest in the Partnership at the Purchase Price in accordance with Section 5.06.

(c) Assignment by the Diebold Partner to Diebold. The Diebold Partner may assign its rights and obligations under this Section 5.07 to Diebold or, if Diebold is primarily liable for payment of the Purchase Price, to any Subsidiary of Diebold.

(d) Remaining Rights of the IBM Partner. Prior to the closing of a sale pursuant to this Section 5.07, the IBM Partner shall remain a partner in the Partnership and shall retain all its rights and obligations under this Agreement. Upon the closing of a sale pursuant to this Section 5.07, the IBM Partner shall no longer be a partner in the Partnership.

(e) Expenses. In the case of a sale pursuant to this Section 5.07, the fees and expenses of the appraiser or the investment banking firm for determining the Fair Market Sales Value under Section 5.06 shall be paid equally by the Partners.

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ARTICLE VI

Capital Contributions, Distributions and Allocations

SECTION 6.01. Initial Capital Contributions. On the Closing Date, the Partnership was formed and the Diebold Assets were contributed to the Partnership and the IBM Assets were contributed to the Partnership. The initial balances of the respective Capital Accounts of the Partners is set forth on Schedule 6.01.

SECTION 6.02. Additional Capital Contributions by the Diebold Partner. (a) Contribution and Preferred Return. After the Closing Date and on or prior to the second anniversary of the Closing Date, the Diebold Partner hereby agrees that it will contribute, from time to time as required, up to $10,000,000 in cash to the Partnership (the “Additional Contributions”) to the extent and in the amounts necessary to fund the Projected Cash Requirements of the Partnership during the following month. Additional Contributions shall commence accruing a preferred return on the outstanding balance of such Additional Contributions at the Prime Rate on the second anniversary of the Closing Date, which preferred return shall compound on a quarterly basis and be paid in accordance with Section 6.05.

(b) Recourse for Additional Contributions. Prior to the second anniversary of the Closing Date, the Diebold Partner shall have no recourse to the IBM Partner for repayment of any Additional Contribution. Commencing on the second anniversary of the Closing Date, the Diebold Partner, in the event of the dissolution or liquidation of the Partnership, shall have recourse to the IBM Partner for repayment of the Additional Contributions and accrued preferred return to the extent of the deficit balance, if any, in IBM Partner’s Capital Account in an amount equal to the amount determined by multiplying (i) the IBM Partner’s Percentage Interest in the Partnership times (ii) the amount of any Additional Contribution and accrued preferred return remaining unrepaid after distribution of the assets of the Partnership upon such dissolution or liquidation. The obligation of the IBM Partner pursuant to the preceding sentence shall be deemed to be an obligation to contribute capital to the Partnership for purposes of determining the IBM Partner’s Adjusted Capital Account pursuant to Section 6.15. To the extent any assets are received with

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respect to the Partnership after dissolution or liquidation, such assets will be distributed to the Partners in a manner that would put the Partners in the same position they would have been in had no payment been made by IBM pursuant to this paragraph.

(c) Refinancing. The Diebold Partner shall have the right, commencing on the second anniversary of the Closing Date, to request the Partnership to repay the then unrepaid Additional Contributions and accrued preferred return out of the proceeds of Indebtedness incurred by the Partnership for such purpose. Prior to the fourth anniversary of the Closing Date, any such Indebtedness shall not bear interest at a rate in excess of 1% over the Prime Rate as in effect from time to time. After the fourth anniversary of the Closing Date, there shall be no restriction as to the interest rate on the Indebtedness used to repay any Additional Contributions.

SECTION 6.03. Loans by the Diebold Partner to Fund the Projected Cash Requirements. (a) Working Capital Loans. After the Diebold Partner has made all Additional Contributions required by or is no longer obligated to make any Additional Contributions under Section 6.02, the Diebold Partner hereby agrees that it will extend, from time to time as required, one or more loans to the Partnership in a total principal amount that shall not, together with the total of the Additional Contributions then unrepaid, exceed $20,000,000 (the “Working Capital Loans”) to the extent and in the amount necessary to fund the Projected Cash Requirements of the Partnership during the following month. The Working Capital Loans shall accrue interest on the outstanding principal balance of such Working Capital Loans at the Prime Rate as from time to time in effect, which interest shall be payable quarterly on the last day of each Fiscal Quarter, and shall mature on the fourth anniversary of the Closing Date. Interest on the Working Capital Loans shall compound on a quarterly basis to the extent not paid. In the discretion of the Governing Committee, the Working Capital Loans may be repaid out of cash flow from operations prior to any cash distributions to the Partners under Section 6.05.

(b) Recourse for Working Capital Loans. The Diebold Partner, in the event of the dissolution or liquidation of the Partnership, shall have recourse to the IBM Partner for repayment of the Working Capital Loans in an amount equal to the amount determined by multiplying (i) the IBM Partner’s Percentage Interest in the Partnership times

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(ii) the amount of any Working Capital Loan remaining unpaid after the completion of the distribution of the assets of the Partnership upon such dissolution or liquidation.

(c) Refinancing. The Diebold Partner shall have the right, commencing on the second anniversary of the Closing Date, to request the Partnership to repay the then outstanding Working Capital Loans out of the proceeds of Indebtedness incurred by the Partnership for such purpose. Prior to the fourth anniversary of the Closing Date, any such Indebtedness shall not bear interest at a rate in excess of 1% over the Prime Rate as in effect from time to time. After the fourth anniversary of the Closing Date, there shall be no restriction as to the interest rate on the Indebtedness used to repay any Working Capital Loan.

SECTION 6.04. Allocation of Net Profits and Loss. (a) The Net Profits of the Partnership shall be allocated between the Partners in the following order of priority:

(i) Net Profits for the period from the Closing Date through March 31, 1991 (the “First Fiscal Period”) shall be allocated (A) to the Diebold Partner up to $5,000,000 and (B) any Net Profits in excess of $5,000,000 for such period shall be allocated 70% to the Diebold Partner and 30% to the IBM Partner;

(ii) Net Profits for the Fiscal Quarter ending June 30, 1991 (the “Second Fiscal Period”) shall be allocated (A) to the Diebold Partner up to $5,000,000, (B) any Net Profits for the Second Fiscal Period in excess of $5,000,000 shall be allocated to the IBM Partner up to a total of $2,143,000 and (C) any Net Profits for the Second Fiscal Period in excess of $7,143,000 shall be allocated 70% to the Diebold Partner and 30% to the IBM Partner;

(iii) Net Profits for the Fiscal Quarter ending September 30, 1991 (the “Third Fiscal Period”) shall be allocated (A) to the Diebold Partner up to $5,000,000, (B) any Net Profits for the Third Fiscal Period in excess of $5,000,000 shall be allocated to the IBM Partner up to a total of $2,143,000 and (C) any Net Profits in excess of $7,143,000 for the Third Fiscal Period shall be allocated 70% to the Diebold Partner and 30% to the IBM Partner; and

(iv) Net Profits after the Third Fiscal Period shall be allocated 70% to the Diebold Partner and 30% to the IBM Partner.

(b) Any Net Loss of the Partnership for any Fiscal Quarter shall be allocated 70% to the Diebold Partner and 30% to the IBM Partner.

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SECTION 6.05. Distributions. (a) All distributions of Partnership cash or other property to the Partners (including on dissolution of the Partnership) shall be made at the times and in the amounts determined by the Governing Committee and, except as provided in Sections 6.05(b) and 10.03, shall be distributed 70% to the Diebold Partner and 30% to the IBM Partner.

(b) Subject to Section 10.03, distributions of Partnership cash to the Partners shall be allocated in the following amounts and in the following priorities:

(i) until any Additional Contribution by the Diebold Partner made pursuant to Section 6.02, together with any accrued preferred return thereon, shall have been repaid in full, all cash distributions shall be made to the Diebold Partner, first to pay all accrued and unpaid preferred return and then to repay all outstanding Additional Contributions;

(ii) thereafter, cash distributions up to the amount, if any, of the Net Profits for the First Fiscal Period shall be distributed to the Partners in the proportion that the Net Profits for the First Fiscal Period are allocated to the Partners pursuant to Section 6.04(a)(i);

(iii) thereafter, cash distributions up to the amount, if any, of the Net Profits for the Second Fiscal Period shall be distributed to the Partners in the proportion that the Net Profits for the Second Fiscal Period are allocated to the Partners pursuant to Section 6.04(a)(ii);

(iv) thereafter, cash distributions up to the amount, if any, of the Net Profits for the Third Fiscal Period shall be distributed to the Partners in the proportion that the Net Profits for the Third Fiscal Period are allocated to the Partners pursuant to Section 6.04(a)(iii); and

(v) thereafter, cash distributions to the Partners shall be distributed 70% to the Diebold Partner and 30% to the IBM Partner.

(c) Payments of principal of and interest on the Working Capital Loans are not distributions to the Diebold Partner for the purpose of this Section 6.05.

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SECTION 6.06. No Interest. Except as set forth in Section 6.02 and 6.05, no interest shall be payable to the Partners on their capital contributions or otherwise in respect of the capital of the Partnership.

SECTION 6.07. Capital Accounts. (a) There shall be established for each Partner on the books of the Partnership a capital account (a “Capital Account”). A Partner’s Capital Account shall be credited with (i) the amount of any cash contributed by such Partner to the Partnership, (ii) the fair market value of any property contributed by such Partner to the Partnership (net of any liabilities secured by such property that the Partnership is considered to assume or take subject to under Section 752 of the Code) and (iii) the amount of any Gross Income and Tax Profits, or items thereof, allocated to such Partner pursuant to Sections 6.08, 6.09, 6.10 and 6.11 and a Partner’s Capital Account shall be decreased by (i) the amount of any Tax Losses, or items thereof, allocated to such Partner pursuant to Sections 6.08, 6.09 and 6.10 and (ii) the amount of cash and the fair market value of any property (net of any liabilities secured by such property that such Partner is considered to assume or take subject to under Section 752 of the Code) distributed to such Partner pursuant to this Article VI. A Partner’s Capital Account also shall be adjusted appropriately to reflect any other adjustments required pursuant to Treasury Regulation Sections 1.704-1(b) and 1.704-1T(b) (or any successor provisions).

(b) In the event that all or any part of a Partner’s interest in the Partnership is transferred, the transferee of such interest shall succeed to the transferor’s Capital Account attributable to such interest.

(c) For purposes of this Agreement, the Partners agree that (i) the gross fair market value of each Diebold Asset as of the date of its contribution to the Partnership is as set forth on Schedule 6.01 and (ii) the gross fair market value of each IBM Asset as of the date of its contribution is as set forth on Schedule 6.01.

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SECTION 6.08. Allocations of Tax Profits and Tax Losses. (a) Gross Income. Subject to Section 6.09, Gross Income of the Partnership for each Fiscal Year shall be allocated to the Partners as follows:

(i) first, for any Fiscal Year ending on or after the second anniversary of the Closing Date, to the Diebold Partner to the extent of the excess, if any, of the unrepaid Additional Contributions made by Diebold over its Special Capital Account balance as of the end of such Fiscal Year (before any allocations pursuant to this Section 6.08);

(ii) second, to the Diebold Partner to the extent of the excess, if any, of the aggregate amount of preferred return, if any, that has accrued with respect to any Additional Contributions over the amount of Gross Income previously allocated to such Partner pursuant to this Section 6.08(a)(ii);

(iii) third, to the Partners pro rata to the extent of the aggregate excess, if any, of the amount of Net Profits allocated to each Partner pursuant to Section 6.04(a)(i) over the amount of Gross Income previously allocated to such Partner pursuant to this Section 6.08(a)(iii);

(iv) fourth, to the Partners pro rata to the extent of the aggregate excess, if any, of the amount of Net Profits allocated to each Partner pursuant to Section 6.04(a)(ii) over the amount of Gross Income previously allocated to such Partner pursuant to this Section 6.08(a)(iv); and

(v) fifth, to the Partners pro rata to the extent of the aggregate excess, if any, of the amount of Net Profits allocated to each Partner pursuant to Section 6.04(a)(iii) over the amount of Gross Income previously allocated to such Partner pursuant to this Section 6.08(a)(v).

(b) Allocation of Tax Profits. Subject to Section 6.09, the Tax Profits derived by the Partnership for each Fiscal Year shall, after giving effect to all Capital Account adjustments attributable to contributions and distributions made during such Fiscal Year, be allocated among the Partners as follows:

(i) first, to the Partners in an amount up to their aggregate Level One Deficiencies, in proportion to their respective Level One Deficiencies;

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(ii) second, to the Partners in an amount up to their aggregate Level Two Deficiencies, if any, first, in such a manner as to cause their respective Level One Excess Amounts to be in the same proportion to each other as are their respective Level Two Preference Amounts and, thereafter, in proportion to their respective remaining Level Two Deficiencies;

(iii) third, to the Partners in an amount up to their aggregate Level Three Deficiencies, if any, first, in such a manner as to cause their respective Level Two Excess Amounts to be in the same proportion to each other as are their respective Level Three Preference Amounts and, thereafter, in proportion to their respective remaining Level Three Deficiencies;

(iv) fourth, to the Partners in an amount up to their aggregate Level Four Deficiencies, if any, first, in such a manner as to cause their respective Level Three Excess Amounts to be in the same proportion to each other as are their respective Level Four Preference Amounts and, thereafter, in proportion to their respective remaining Level Four Deficiencies;

(v) fifth, to the Partners in the amounts and in the proportions necessary to cause their respective Level Four Excess Amounts, if any, to bear the same ratio to each other as do their respective Percentage Interests; and

(vi) sixth, to the Partners, pro rata, in accordance with their respective Percentage Interests.

(c) Allocation of Tax Losses. Subject to Section 6.09, the Tax Losses of the Partnership for each Fiscal Year shall, after giving effect to all Capital Account adjustments attributable to contributions and distributions made during such year, be allocated among the Partners as follows:

(i) first, to the Partners in an amount up to their aggregate Level Four Excess Amounts, if any,

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first, in such a manner as to cause their respective Level Four Excess Amounts to be in the same proportion to each other as are their respective Percentage Interests and, thereafter, in proportion to their respective Percentage Interests;

(ii) second, to the partners in an amount up to their aggregate Level Three Excess Amounts, if any, first, in such a manner as to cause their respective Level Three Excess Amounts to be in the same proportion to each other as are their respective Level Four Preference Amounts and, thereafter, in proportion to their respective remaining Level Three Excess Amounts;

(iii) third, to the Partners in an amount up to their aggregate Level Two Excess Amounts, if any, first, in such a manner as to cause their respective Level Two Excess Amounts to be in the same proportion to each other as are their respective Level Three Preference Amounts and, thereafter, in proportion to their respective remaining Level Two Excess Amounts;

(iv) fourth, to the Partners in an amount up to their aggregate Level One Excess Amounts, if any, first, in such a manner as to cause their respective Level One Excess Amounts to be in the same proportion to each other as are their respective Level Two Preference Amounts and, thereafter, in proportion to their respective remaining Level One Excess Amounts; and

(v) fifth, to the Partners, pro rata, in accordance with their respective Percentage Interests.

(d) Any reference to a Special Capital Account balance, Level One Deficiency, Level Two Excess Amount, Level One Preference Amount, Level One Deficiency, Level Two Excess Amount, Level Two Preference Amount, Level Three Deficiency, Level Three Excess Amount, Level Three Preference Amount, Level Four Deficiency, Level Four Excess Amount, or Level Four Preference Amount in any subsection of this Section 6.08 for purposes of the allocation of Tax Profits or Tax Losses for any Fiscal Year shall mean such amount determined by taking into account any allocations required under Section 6.09 and any preceding subsection of this Section 6.08 for such Fiscal Year.

SECTION 6.09. Code Section 704(b) Limitations. If any special allocations of items of income or deductions are required pursuant to Section 6.09(b), 6.09(c)

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or 6.09(d)(ii) below for any Fiscal Year, then (A) the Tax Profits or Tax Losses of the Partnership for such year shall be computed based upon the remaining amount of all items of Partnership income, gain, loss and deduction for such year and (B) the resulting amount of Tax Profits or Tax Losses shall be allocated among the Partners as provided in Section 6.08.

(a) Allocation of Minimum Gain. This Section 6.09(a) is intended to satisfy, and shall be interpreted in a manner consistent with, the requirements of Treasury Regulation Sections 1.704-lT(b)(4)(iv)(b) and 1.704-1T(b)(4)(iv)(h)(3) (or any successor provisions).

(i) Allocation of Minimum Gain Attributable to Distributions. To the extent that an increase in Minimum Gain of the Partnership arises from a Partnership Nonrecourse Liability borrowing that is used to make distributions to Partners, then such increase in Minimum Gain will be allocated to the Partners that receive such distributions in amounts equal to the distributions so received. To the extent that an increase in Minimum Gain arises from a Partner Nonrecourse Liability borrowing that is used to make distributions to partners that bear the economic risk of loss associated with such Partner Nonrecourse Liability, then the portion of such increase in Minimum Gain attributable to such distributions will be allocated to such Partners in amounts equal to the distributions so received.

(ii) Allocation of Minimum Gain Attributable to Deductions. To the extent that an increase in Minimum Gain is not attributable to distributions described in Section 6.09(a)(i), such an increase in Minimum Gain shall result in nonrecourse deductions in amounts equal to the amounts of such deductions allocated to such Partners. To the extent that an increase in Minimum Gain attributable to Partner Nonrecourse Liabilities results in nonrecourse deductions, such increase in Minimum Gain shall be allocated between the Partners that bear the economic risk of loss for such Partner Nonrecourse Liabilities in accordance with the ratios in which such Partners share such economic risk of loss.

(b) Minimum Gain Chargeback. Before any other allocation of Partnership items, the following special allocation of items of Gross Income may be required. First,

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if there is a net decrease during the Partnership Fiscal Year in Minimum Gain attributable to Partnership Nonrecourse Liabilities, each Partner shall be allocated Gross Income for such Fiscal Year (and, if necessary, for subsequent years) in proportion to and to the extent of such Partner’s Chargeback Amount calculated with respect only to Partnership Nonrecourse Liabilities. Then, if there is a net decrease during the Partnership Fiscal Year in Minimum Gain attributable to Partner Nonrecourse Liabilities, each Partner shall be allocated items of Gross Income for such Fiscal Year (and, if necessary, for subsequent years) in proportion to and to the extent of such Partner’s Chargeback Amount calculated with respect only to Partner Nonrecourse Liabilities and calculated after making any special allocations required by the preceding sentence. This Section 6.09(b) is intended to satisfy, and shall be interpreted in a manner consistent with, the requirements of Treasury Regulation Sections 1.704-lT(b)(4)(iv)(e) and 1.704-lT(b)(4)(iv)(h)(4) (or any successor provisions).

(c) Allocation of Deductions Attributable to Partner Nonrecourse Liabilities. For any Partnership Fiscal Year, the determination of the items of Partnership loss, deduction and Code Section 705(a)(2)(B) expenditure that constitute nonrecourse deductions attributable to Partner Nonrecourse Liabilities must be made before determining which deductions constitute nonrecourse deductions with respect to Partnership Nonrecourse Liabilities. Notwithstanding Section 6.08 hereof, all such nonrecourse deductions attributable to a Partner Nonrecourse Liability must be allocated to the Partner that bears the risk of loss for such Partner Nonrecourse Liability. This Section 6.09(c) is intended to satisfy, and shall be interpreted in a manner consistent with, the requirements of Treasury Regulation Section 1.704-1T(b)(4)(iv)(h)(2) (or any successor provision).

(d) Qualified Income Offset. This Section 6.09(d) is intended to constitute a “qualified income offset” within the meaning of, and shall be interpreted and applied in a manner consistent with, Treasury Regulation Section 1.704-1(b)(2)(ii)(d) (or any successor provisions).

(i) If the allocation of any Tax Losses (or item thereof) for any Fiscal Year pursuant to Section 6.08 hereof would cause or increase a deficit balance in the Adjusted Capital Account of a Partner as of the end of such Fiscal Year, then the portion of such Tax Losses that would have such effect shall instead be specially

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allocated to the Partners having a positive balance in their Adjusted Capital Accounts as of the end of such Fiscal Year.

(ii) If at the end of any Fiscal Year there is a deficit balance in the Adjusted Capital Account of any Partner, then Gross Income for such Fiscal Year shall be specially allocated to such Partner to the extent necessary to eliminate such deficit.

SECTION 6.10. Distribution in Kind. If any assets of the Partnership are distributed in kind, each such asset shall be valued to determine the amount of Tax Profits or Tax Losses that would result if such asset were to be sold at its fair market value as of the distribution date (taking into account Section 7701(g) of the Code), and such hypothetical Tax Profits or Tax Losses shall be allocated among the Capital Accounts of the Partners in accordance with Section 6.08 and 6.09.

SECTION 6.11. Depreciation Recapture. Any Net Profits arising from a capital transaction that are characterized as ordinary income pursuant to Section 1245 or 1250 or any other applicable provision of the Code or any investment tax credit recapture shall, to the extent possible, be allocated to the Partners who were allocated the deductions or investment tax credit giving rise to such ordinary income or recapture amount, respectively; provided, however, that if the ordinary income that would otherwise be allocated to any Partner pursuant to this sentence would exceed the Tax Profits otherwise allocable to such Partner pursuant to Section 6.08, such excess shall be reallocated among the remaining Partners in the same proportion as Tax Profits are allocated to them pursuant to Section 6.08.

SECTION 6.12. Federal Income Tax Allocations. Sections 6.08, 6.09, 6.10 and 6.11 provide for the allocation of Tax Profits and Tax Losses for Capital Account maintenance purposes. The Partnership’s ordinary income and losses and capital gains and losses as determined for Federal income tax purposes (and each item of income, gain, loss or deduction entering into the computation thereof) shall be allocated to the Partners in the same proportions as the corresponding “book” items are allocated pursuant to Sections 6.08 and 6.09. Notwithstanding the foregoing sentence, Federal income tax items relating to Section 704(c) Property shall be allocated among the Partners in accordance with Code Section 704(c) to take into account the difference between the fair market value and the tax

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basis of such Section 704(c) Property as of the date of its contribution to the Partnership. Items described in this Section 6.12 shall be neither be credited nor charged to the Partners’ Capital Accounts.

SECTION 6.13. Allocation Between Assignor and Assignee Partners. If any interest in the Partnership is assigned or transferred during any Partnership Fiscal Year, then the assignor and assignee shall each be entitled to receive distributions pursuant to Article VI or allocations of Tax Profits and Tax Losses pursuant to Sections 6.08 and 6.09, as follows:

(a) Unless the assignor or assignee shall agree otherwise and so provide in the instruments of assignment, distributions shall be made to the person owning such interest on the date of the distribution; and

(b) Subject to applicable Treasury Regulations, Tax Profits and Tax Losses shall be allocable based upon the number of days each person holds such interest during such Fiscal Year.

SECTION 6.14. Fiscal Year. The Fiscal Year of the Partnership for tax and accounting purposes shall be the calendar year.

SECTION 6.15. Certain Definitions. The following terms shall have the following meanings for purposes of this Agreement:

“Adjusted Capital Account” of any partner as of the end of any Fiscal Year shall be equal to such Partner’s Capital Account balance (whether positive or negative) as of the end of such Fiscal Year, (i) increased by the sum of (A) the amount, if any, which such Partner is obligated to contribute to the Partnership pursuant to Section 6.02 or any other provision of this Agreement, (B) such Partner’s share of Minimum Gain attributable to Partnership Nonrecourse Liabilities as of the end of such Fiscal Year, (C) such Partner’s share of Minimum Gain attributable to Partner Nonrecourse Liabilities as of the end of Fiscal Year and (D) the amount, if any, for which such Partner is personally liable with respect to liabilities of the Partnership as of the end of such Fiscal Year (except to the extent that such amount would duplicate the amount of any increase under clause (A) or (C) above) and (ii) decreased by such Partner’s share of the

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reasonably expected net adjustments, allocations and distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

“Chargeback Amount” of any Partner as of the end of a Fiscal Year means the greater of (i) the portion of the Partner’s share of any net decrease in Minimum Gain attributable to the disposition during such year of Partnership property subject to any nonrecourse debt of the Partnership and (ii) the deficit balance, if any, in such Partner’s Adjusted Capital Account at the end of such year.

“Gross Income” for any Fiscal Year shall mean the aggregate amount of items of gross income of the Partnership for such Fiscal Year for Federal income tax purposes, increased by the amount of any tax-exempt income of the Partnership for such Fiscal Year.

“Level Four Amount” of any Partner means the sum of such Partner’s Level Four Preference Amount and its Level Three Amount.

“Level Four Deficiency” of any Partner means the excess, if any, of such Partner’s Level Four Amount over the positive balance of such Partner’s Special Capital Account.

“Level Four Excess Amount” of any Partner means the excess, if any, of the positive balance of such Partner’s Special Capital Account over its Level Four Amount.

“Level Four Preference Amount” of any Partner for any Fiscal Year means the maximum amount, if any, that could be distributed to such Partner pursuant to Section 6.05(b)(iv) as of the end of such Fiscal Year (taking into account all distributions actually made during such year).

“Level One Deficiency” of any Partner means the excess, if any, of such Partner’s Level One Preference Amount over the positive balance of such Partner’s Special Capital Account.

“Level One Excess Amount” of any Partner means the excess, if any, of the positive balance of such Partner’s Special Capital Account over its Level One Preference Amount.

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“Level One Preference Amount” for the IBM Partner shall equal zero and for the Diebold Partner for any Fiscal Year means the maximum amount, if any, that could be distributed to the Diebold Partner pursuant to Section 6.05(b)(i) as of the end of such Fiscal Year (taking into account all distributions actually made during such year).

“Level Three Amount” of any Partner means the sum of such Partner’s Level Three Preference Amount and its Level Two Amount.

“Level Three Deficiency” of any Partner means the excess, if any, of such Partner’s Level Three Amount over the positive balance of such Partner’s Special Capital Account.

“Level Three Excess Amount” of any Partner means the excess, if any, of the positive balance of such Partner’s Special Capital Account over its Level Three Amount.

“Level Three Preference Amount” for any Partner for any Fiscal Year means the maximum amount, if any, that could be distributed to such Partner pursuant to Section 6.05(b)(iii) as of the end of such Fiscal Year (taking into account all distributions actually made during such year).

“Level Two Amount” of any Partner means the sum of such Partner’s Level Two Preference Amount and its Level One Preference Amount.

“Level Two Deficiency” of any Partner means the excess, if any, of such Partner’s Level Two Amount over the positive balance of such Partner’s Special Capital Account.

“Level Two Excess Amount” of any Partner means the excess, if any, of the positive balance of such Partner’s Special Capital Account over its Level Two Amount.

“Level Two Preference Amount” for any Partner for any Fiscal Year means the maximum amount, if any, that could be distributed to such Partner pursuant to Section 6.05(b)(ii) as of the end of such Fiscal Year (taking into account all distributions actually made during such year).

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“Minimum Gain” shall equal the amount of Gross Income, if any, that would be realized by the Partnership if it sold each Partnership property subject to any nonrecourse debt for an amount equal to the amount of the nonrecourse debt secured by such property. For purposes of computing such Gross Income with respect to any property securing more than one liability, the current book value of such property shall be allocated among all such liabilities in the manner set forth in Treasury Regulation Section 1.704-lT(b)(4)(iv)(c).

“Partner Nonrecourse Liability” means any Partnership liability (or portion thereof) that is partner nonrecourse debt of the Partnership as defined in Treasury Regulation Section 1.704-1T(b)(4)(iv)(k)(4).

“Partnership Nonrecourse Liability” means any Partnership liability (or portion thereof) for which no partner bears the economic risk of loss within the meaning of Treasury Regulation Section 1.704-1T(b)(4)(iv)(k)(1).

“Special Capital Account” of any Partner as of the end of any Fiscal Year means such Partner’s Capital Account balance (whether positive or negative) as of the end of such Fiscal Year (after all distributions for such year but, except as provided in Section 6.08(d), before any allocations of tax items for such year other than allocations pursuant to Section 6.09), increased by (i) such Partner’s share of Minimum Gain attributable to Partnership Nonrecourse Liabilities as of the end of such Fiscal Year and (ii) such Partner’s share of Minimum Gain attributable to Partner Nonrecourse Liabilities as of the end of such Fiscal Year.

“Tax Profits” and “Tax Losses” of the Partnership for any Fiscal Year shall mean the taxable income and tax loss of the Partnership for Federal income tax purposes for such year (without regard to the separate statement requirement of Section 703(a)(1)), increased by the amount of any tax-exempt income of the Partnership during such year and decreased by the amount of any Code Section 705(a)(2)(B) expenditures (within the meaning of Treasury Regulation Section 1.704-1(b)(2)(iv)(i)) of the Partnership during such Fiscal Year; provided, however, that, (A) Tax Profits and Tax Losses shall be computed without regard to (i) the amount of Gross Income that is specially

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allocated pursuant to Section 6.08(a), (ii) the amount of any item of Gross Income or deduction that is specially allocated pursuant to Sections 6.09(b), 6.09(c), 6.09(d)(ii) and 6.09(e) and (iii) the separate statement requirement of Section 703(a)(1) of the Code and (B) in the case of Section 704(c) Property (as defined below), depreciation for such Fiscal Year shall be an amount equal to (x) the depreciation for Federal income tax purposes with respect to such Section 704(c) Property for such Fiscal Year multiplied by (y) a fraction (i) the numerator of which is the fair market value of such Section 704(c) Property on the date of contribution (or revaluation) and (ii) the denominator of which is the adjusted basis of such Section 704(c) Property on the date of contribution (or revaluation) for Federal income tax purposes; provided, however, that if such adjusted basis is zero, depreciation shall be computed in a manner consistent with the method that would be used for tax purposes if the adjusted basis were greater than zero. The term “Section 704(c) Property” shall mean the Diebold Assets, the IBM Assets and any other property contributed to the Partnership that has a tax basis for Federal income tax purposes on the date of its contribution that differs from its fair market value on such date and any Partnership property that is revalued pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f). For purposes of calculating Tax Profits or Tax Losses arising from any capital transaction involving Section 704(c) Property, the book value of such Section 704(c) Property shall be deemed to be its fair market value on the date of contribution or revaluation less the accumulated depreciation (calculated in accordance with the second preceding sentence) arising after that date with respect to such Section 704(c) Property.

ARTICLE VII

Accounting and Taxation

SECTION 7.01. Accrual Basis. The books and records of the Partnership shall be kept on an accrual basis.

SECTION 7.02. Maintenance of Books of Account. The Partnership shall keep or cause to be kept at its principal office or where the Governing Committee designates full and complete books of account. The books of account

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shall be maintained in a manner that provides sufficient assurance that transactions of the Partnership are recorded so as to comply with all applicable laws and to permit (a) the preparation of the Partnership’s financial statements in accordance with GAAP consistently applied and (b) the Partners to account for their interest in the Partnership in accordance with GAAP and GAAS.

SECTION 7.03. Financial Statements. (a) Annual Statements. As soon as practicable following the end of each Fiscal Year (and in any event not later than 60 days after the end of such Fiscal Year), the Partnership shall prepare and deliver to each Partner and the Governing Committee a balance sheet of the Partnership as of the end of such Fiscal Year and the related statements of operations, Partners’ capital accounts and cash flow of the Partnership for such Fiscal Year (or similar statements if such statements change as the result of changes in GAAP), together with appropriate notes to such financial statements, and in each case setting forth in comparative form the corresponding figures for the preceding Fiscal Year and for the budget for the Fiscal Year just completed. Such financial statements shall be accompanied by the report of the Accountants to the effect that such financial statements have been prepared in conformity with GAAP applied on a basis consistent with prior years (except for the initial year of the Partnership or as otherwise specified in such report). The Partnership shall conduct its business so that such report of the Accountants shall not contain any qualifications as to the scope of the audit or with respect to the Partnership’s compliance with GAAP consistently applied, except for the initial year of the Partnership or for changes in methods of accounting in which such Accountants concur. At the same time, the Partnership shall deliver (at the Partnership’s sole expense) to each Partner a report indicating such Partner’s share of all items of income, gain, loss, deduction and credit of the Partnership for such Fiscal Year on a GAAP basis and for Federal income tax purposes and any other financial information related to the Partnership which is requested by either Partner for Federal, state, local or foreign tax purposes.

(b) Quarterly Statements. As soon as practicable following the end of each Fiscal Quarter (and in any event not later than 30 days after the end of such Fiscal Quarter), the Partnership shall prepare and deliver to each Partner and the Governing Committee a balance sheet of the Partnership as of the end of such Fiscal Quarter and the related statements of operations, Partner’s capital accounts

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and cash flow of the Partnership for such Fiscal Quarter and for the Fiscal Year to date (or similar statements if such statements change as the result of changes in GAAP), in each case setting forth in comparative form the corresponding figures for the preceding Fiscal Quarter, for the Fiscal Quarter corresponding to the Fiscal Quarter just completed and for the budget for such Fiscal Quarter and for the Fiscal Year to date. At such time, the Partnership shall deliver (at the Partnership’s sole expense) to each Partner an estimate of such Partner’s share of all items of income, gain, loss, deduction and credit of the Partnership for such Fiscal Quarter and for the Fiscal Year to date for Federal income tax purposes. Such financial statements shall be accompanied by (i) a certificate of the principal accounting or financial officer of the Partnership to the effect that such financial statements have been prepared under such officer’s supervision and that, although such financial statements do not contain the footnotes and other disclosures required to be presented in interim financial statements by GAAP, such financial statements, in such officer’s judgment, fairly present the financial condition and results of operations of the Partnership as of the date and for the periods indicated, subject to normal recurring year-end audit adjustments, and (ii), for the First, Second and Third Fiscal Periods, a report of the Accountants with respect thereto based on a limited review not constituting an audit pursuant to Statement of Auditing Standards No. 36.

(c) Monthly Statements. As soon as practicable following the end of each calendar month (and in any event not later than 15 days after the end of such month), the Partnership shall prepare and deliver to each Partner and the Governing Committee a balance sheet of the Partnership as of the end of such month and the related statements of operations and cash flows for such month and for the Fiscal Year to date, together with a revised estimate of the results of operations for such Fiscal Year, and in each case setting forth in comparative form the corresponding figures for the budget for the Fiscal Year to date.

(d) IBM Information. To the extent that IBM does not provide any information generated by IBM reasonably required by the Partnership in order to prepare the financial statements referred to in the preceding paragraphs of this Section 7.03 on a timely basis, the period of time within which the financial statements for which it is provided shall be extended appropriately.

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SECTION 7.04. Other Reports and Inspection. The Partnership shall furnish promptly to either Partner such other documents, reports, financial data and other information as such Partner may reasonably request. The Partnership shall, upon reasonable prior notice and during normal business hours without unreasonably interfering with normal day-to-day activities of the Partnership and its employees, make available to either Partner or its representatives or designees all properties, assets, books of account, corporate records and contracts of the Partnership, and any other material requested by such Partner, for inspection and, in the case of books of account, corporate records and contracts, copying and shall use its best efforts to make available to such Partner the officers, employees, customers, independent accountants and vendors of the Partnership for interviews to verify any information furnished or to enable either Partner to otherwise review the Partnership and its operations.

SECTION 7.05. Taxation. (a) Characterization. The Partners intend that the Partnership shall be treated as a partnership for Federal, state, local and foreign income and franchise tax purposes and shall take all reasonable action, including the amendment of this Agreement and the execution of other documents, as may be reasonably required to qualify for and receive treatment as a partnership for Federal income tax purposes.

(b) Tax Matters Partner. (i) The Diebold Partner shall be the Tax Matters Partner of the Partnership within the meaning of Section 6231(a)(7) of the Code and shall act in any similar capacity under applicable state, local or foreign law (the “Tax Matters Partner”). The Tax Matters Partner shall take such action as may be reasonably necessary to constitute the other Partner a “notice partner” within the meaning of Section 6231(a)(8) of the Code. The Tax Matters Partner shall notify the other Partner of all material matters that come to its attention in its capacity as Tax Matters Partner. The Tax Matters Partner shall take no action related to tax audit or contest matters without the prior approval of the other Partner. As long as the Tax Matters Partner is not grossly negligent and acts in good faith pursuant to instructions it receives from the Governing Committee and with the consent of the other Partner, the Partnership shall indemnify and hold harmless the Tax Matters Partner from and against any and all expenses reasonably incurred by the Tax Matters Partner in connection with any activities undertaken by it in its capacity as the Tax Matters Partner.

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This Section 7.05(b) is not intended to authorize the Tax Matters Partner to exercise or limit any right that is exercisable by the other Partner under Sections 6222 through 6233 of the Code.

(c) Tax Returns. (i) The Tax Matters Partner shall cause the Accountants to prepare and file on a timely basis the Federal tax returns of the Partnership. On or before the earlier of (A) 45 days before the due date thereof (determined with regard to any extension) of each such return and (B) such date as is requested by the other Partner, the Tax Matters Partner shall transmit copies thereof to the other Partner for review. The Tax Matters Partner shall not cause any such tax return to be filed by or on behalf of the Partnership unless the other Partner has consented to its filing; provided, however, that if the other Partner does not consent to the filing of any such tax return at least 15 days before the due date thereof, the Tax Matters Partner (x) shall promptly submit any disputed issues to the Accountants for resolution, such resolution to be binding upon all the Partners, and (y) may, in the event that the Accountants are unable to resolve such dispute at least five days before the due date thereof, (1) file such return after considering in good faith any comments previously received from such Partner and (2) incorporate the Accountants’ resolution into an amended return within a reasonable time after the Accountants resolve such dispute.

(ii) The Tax Matters Partner shall cause state, local and any other tax returns required to be filed by the Partnership to be prepared and filed on a timely basis. The other Partner shall be consulted in connection with such return preparation and filing, and, to the extent appropriate, the Accountants or other accounting firms shall assist with such preparation and filing.

(d) Section 754 Election. The Partnership shall elect for its first taxable year to adjust the basis of Partnership property pursuant to Code Section 754.

SECTION 7.06. Deposit of Funds. All funds of the Partnership not otherwise employed shall be (a) deposited from time to time to its credit in such banks or trust companies or other depositories or (b) invested in such other short-term investments as the Governing Committee shall select, or as may be selected by any authorized officer or agent of the Partnership. The funds of the Partnership shall not be commingled with the funds of either Partner or any Affiliate of either Partner.

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ARTICLE VIII

Initial Actions

SECTION 8.01. Partnership Actions. The Partners hereby authorize the Partnership to execute and deliver the Operative Documents to which it is to be a party, and ratify execution and delivery of all Operative Documents to which the Partnership is a party which have been previously executed and delivered.

SECTION 8.02. Initial Members of the Governing Committee. (a) The initial representatives of the Diebold Partner on the Governing Committee are set forth on Schedule 8.02(a).

(b) The initial representatives of the IBM Partner of the Governing Committee are set forth on Schedule 8.02(b).

SECTION 8.03. Officers. The initial officers of the Partnership are set forth on Schedule 8.03.

ARTICLE IX

Transfer of or Liens on Interests

SECTION 9.01. Limitation. (a) General Rule. Except as provided in Section 5.06, 5.07, 9.02 and 9.03, a Partner may not Transfer, or subject or suffer to exist any Lien on, all or any part of its interest in the Partnership except with the prior written consent of the other Partner (which may be withheld in such Partner’s sole discretion) or as otherwise permitted by this Agreement, and any attempt to do so shall be void. If either Partner purports to Transfer, or subjects or suffers to exist any Lien on, any part of its interest in the Partnership otherwise than as permitted by this Agreement and such purported Transfer or Lien is not effectively revoked, rescinded or removed within 30 days of the date upon which the Partnership or the other Partner gives such Partner written notice of objection to such purported Transfer or Lien such other Partner shall, in addition to all other remedies available to it, have the right by written notice to the transferring Partner to treat such Partner as a Breaching Partner under Section 10.01.

(b) Exception. A Partner may, upon 30 days’ notice to the other Partner, Transfer all its interest to a

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corporation (i) incorporated in a domestic jurisdiction other than the domestic jurisdiction of incorporation or organization of the other Partner, (ii) 100% directly or indirectly owned by such Partner’s Parent, (iii) that (A) has not conducted any business, (B) has no outstanding Indebtedness or other obligations and (C) is not a party to or bound by any contract or other document, in each case, other than necessary or appropriate incidents of corporate existence and qualification or pursuant to and in connection with such Transfer and (iv) that assumes, and agrees to pay, perform and discharge, all the obligations of the transferring Partner under the Operative Documents and any other relevant documents. To confirm the foregoing, as well as compliance with paragraph (c) below and the power and authority of the transferee, the non-transferring Partner may condition the closing of the Transfer on receiving such documents (including documents comparable, where appropriate, to those received with respect to the transferring Partner on the Closing Date) as it reasonably requests. Upon such closing, such transferee shall be, and such transferor shall cease to be, a “Partner”.

(c) 708 Limitation. Notwithstanding any provision in this Agreement to the contrary, without the consent of the other Partner (which shall not be unreasonably withheld) no Partner may Transfer all or any part of its interest in the Partnership, whether directly or indirectly, voluntarily or by operation of law (other than a Transfer pursuant to a Put or a Call), if such transaction would cause a technical termination of the Partnership pursuant to Section 708(b)(1)(B) of the Code.

SECTION 9.02. IBM Partner Puts. (a) Default Put. (i) The IBM Partner shall have the right, by written notice to the Diebold Partner during the occurrence and continuance of an Diebold Default that remains uncured 30 days after notification by the IBM Partner to the Diebold Partner of the Diebold Default or, if later, the determination of a Diebold Default pursuant to Section 9.05, to require the Diebold Partner to purchase all the IBM Partner’s interest in the Partnership (the “Default Put”) at the Purchase Price. The Default Put shall be exercisable by written notice from the IBM Partner to the Diebold Partner (the “Default Put Exercise Notice”). Upon receipt of the Default Put Exercise Notice, the Diebold Partner shall be irrevocably obligated to purchase from the IBM Partner, and the IBM Partner shall be irrevocably obligated to sell (subject to Section 9.04) to the Diebold Partner, all the IBM Partner’s interest in the Partnership at the Purchase Price calculated as of the date of the Default Put Exercise Notice.

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(ii) As used in this Section 9.02(a), “Diebold Default” means (A) the failure of the Diebold Partner to make any capital contribution or to provide any loan required to be made or to be provided by the Diebold Partner pursuant to Article VI or any capital contribution approved pursuant to Article IV or (B) any default by Diebold or the Partnership (other than a default of the Partnership caused by the IBM Partner or its Affiliates) under any Operative Document or any other manufacturing, marketing, research and development or other material agreement to which Diebold and the Partnership are parties which is sufficient to allow a nondefaulting party to terminate such agreement.

(b) Change of Control Put. (i) The IBM Partner shall have the right, by written notice to the Diebold Partner at any time after a Change of Control shall have occurred, to require the Diebold Partner to purchase all the IBM Partner’s interest in the Partnership (the “Change of Control Put”) at the Purchase Price. The Change of Control Put shall be exercisable by written notice from the IBM Partner to the Diebold Partner (the “Change of Control Exercise Notice”). Upon receipt of the Change of Control Exercise Notice, the Diebold Partner shall be irrevocably obligated to purchase from the IBM Partner, and the IBM Partner shall be irrevocably obligated to sell (subject to Section 9.04) to the Diebold Partner, all the IBM Partner’s interest in the Partnership at the Purchase Price calculated as of the date of the Change of Control Exercise Notice.

(ii) As used in this Section 9.02(b), the following terms have the following meanings:

(A) A “Change of Control” shall be deemed to have occurred if (x) any Person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934) that is a Competitor shall become the owner, beneficially or of record, of capital or other voting securities representing in excess of 20% of the Total Voting Power of Diebold (except for an institutional investor acquiring or proposing to acquire such securities in the ordinary course of business and not with the purpose nor the effect of changing or influencing the control of Diebold and which is qualified to file a Schedule 13G), (y) any Person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934) other than a Competitor shall become the

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owner, directly or indirectly, beneficially or of record of capital or other voting securities in excess of 40% of the Total Voting Power of Diebold other than as a result of a transaction initiated by Diebold or authorized (before such Person or group acquires more than 5% of the Total Voting Power of Diebold, or publicly announces any tender offer or exchange offer for Diebold securities or publicly announces a proxy contest for the election of members of the Board of Directors of Diebold) by the Board of Directors of Diebold or (z) during any period of two consecutive years, individuals who constitute the Board of Directors of Diebold at the beginning of such period cease for any reason to constitute a majority of the Board of Directors of Diebold, unless each new director was elected by or on the recommendation of a majority of directors then still in office who were directors at the beginning of the period.

(B) “Total Voting Power of Diebold” means the total number of votes that may be cast in the election of directors of Diebold at any meeting of stockholders of Diebold if all capital or other voting securities (assuming full conversion, exchange or exercise of all securities (including rights, warrants, options or convertible debt) convertible into, exchangeable for or exercisable for any securities entitled to vote generally in the election of directors of Diebold) were present and voted at such meeting, other than votes that may be cast only by one class or series of stock (other than common stock or any other class or series of stock to the extent that such other class or series is entitled to vote together as one class with the common stock) that currently has the right to vote or has the right to vote upon the happening of a contingency.

(c) Discretionary Put. The IBM Partner shall have the right, by written notice to the Diebold Partner given within 30 days after July 1, 1995, 1997 or 1999 (the “Discretionary Put Exercise Notice”), to require the Diebold Partner to purchase all the IBM Partner’s interest in the Partnership (the “Discretionary Put”) at the Purchase Price. Upon receipt of the Discretionary Put Exercise Notice, the Diebold Partner shall be irrevocably obligated to purchase from the IBM Partner, and the IBM Partner shall be irrevocably obligated to sell (subject to Section 9.04) to the Diebold Partner, all the IBM Partner’s interest in the Partnership at the Purchase Price calculated as of the date of the Discretionary Put Exercise Notice.

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(d) Closing and Payment. The closing of the purchase pursuant to the Default Put, the Change of Control Put or the Discretionary Put shall occur as promptly as practicable (subject to Section 5.07) but in any event within six months of the Default Put Exercise Notice, the Change of Control Exercise Notice or the Discretionary Put Exercise Notice, as the case may be, on a date and at a place mutually acceptable to each Partner. Payment of the Purchase Price shall be made by the Diebold Partner, at its option, to the IBM Partner (A) in U.S. dollars by wire transfer of immediately available funds or (B) with a promissory note of Diebold which shall (1) be payable in U.S. dollars, (2) mature on the fifth anniversary of the date of the Default Put Exercise Notice, the Change of Control Exercise Notice or the Discretionary Put Exercise Notice, as the case may be, (3) bear interest at the Prime Rate as in effect from time to time payable on a quarterly basis, (4) provide for level annual payments of principal, (5) be prepayable without penalty and (6) rank pari passu with all senior unsecured obligations of Diebold.

(e) Assignment by the Diebold Partner to Diebold. The Diebold Partner may assign its rights and obligations under Section 9.02(a) or (c) to Diebold or, if Diebold is primarily liable for payment of the Purchase Price, to any Subsidiary of Diebold.

(f) Remaining Rights of the IBM Partner. Prior to the closing of a purchase pursuant to this Section 9.02, the IBM Partner shall remain a partner in the Partnership and shall retain all its rights and obligations under this Agreement. Upon the closing of a purchase pursuant to this Section 9.02, the IBM Partner shall no longer be a partner in the Partnership.

(g) Expenses. The fees and expenses of the appraiser or the investment banking firm determining the Fair Market Sales Value under Section 9.02(a) shall be paid by the Diebold Partner and under Section 9.02(b) or (c) shall be paid by the IBM Partner.

SECTION 9.03. Diebold Partner Default Call. (i) The Diebold Partner shall have the right, by written notice to the IBM Partner during the occurrence and continuance of a IBM Default that remains uncured 30 days after notification by the Diebold Partner to the IBM Partner of

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the IBM Default or, if later, the determination of an IBM Default pursuant to Section 9.05 (subject to Section 9.05), to require the IBM Partner to sell all its interest in the Partnership (the “Default Call”) at the Purchase Price. The Default Call shall be exercisable by written notice from the Diebold Partner to the IBM Partner (the “Default Call Exercise Notice”). Upon receipt of the Default Call Exercise Notice, the IBM Partner shall be irrevocably obligated to sell to the Diebold Partner, and the Diebold Partner shall be irrevocably obligated to purchase from the IBM Partner, all the IBM Partner’s interest in the Partnership at the Purchase Price calculated as of the date of the Default Call Exercise Notice.

(ii) The closing of the purchase pursuant to the Default Call shall occur as promptly as practicable (subject to Section 9.05) but in any event within nine months of the date of the Default Call Exercise Notice on a date and at a place mutually acceptable to each Partner. Payment of the Purchase Price shall be made by the Diebold Partner, at its option, to the IBM Partner (A) in U.S. dollars by wire transfer of immediately available funds or (B) with a promissory note of Diebold which shall (1) be payable in U.S. dollars, (2) mature on the nine-month anniversary of the date of the Default Call Exercise Notice, (3) bear interest at the Prime Rate as in effect from time to time payable on a quarterly basis, (4) be prepayable without penalty and (5) rank pari passu with all senior unsecured obligations of Diebold.

(iii) As used in this Section 9.03, “IBM Default” means (x) the failure of the IBM Partner to make any capital contribution required to be made by the IBM Partner pursuant to Section 6.01 or any capital contribution approved pursuant to Article IV or (y) any default by IBM under any Operative Document or any other manufacturing, marketing, research and development or other material agreement to which IBM and the Partnership are parties which is sufficient to allow a nondefaulting party to terminate such agreement.

(iv) The Diebold Partner may assign its rights and obligations under this Section 9.03 to Diebold or, if Diebold is primarily liable for payment of the Purchase Price, to any Subsidiary of Diebold.

(v) Prior to the closing of a sale pursuant to this Section 9.03, the IBM Partner shall remain a partner in the Partnership and shall retain all its rights and obligations under this Agreement. Upon the closing of a sale pursuant to this Section 9.03, the IBM Partner shall no longer be a partner in the Partnership.

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Partnership Agreement

SECTION 9.04. Rescission of a Put or a Call. Notwithstanding anything to the contrary in this Agreement, the IBM Partner shall have the right, to be exercised not more than twice and not within three years from the date of any previous exercise of such right, during the 30-day period commencing on the date of determination of the Fair Market Sales Value, by written notice to the Diebold Partner, to rescind any exercise by it of a Put or, with respect to a Dispute Call, to Concur and thereby cause the rescission of the exercise by the Diebold Partner of the Dispute Call.

SECTION 9.05. Determination of a Default. The procedures for determining the occurrence of a Diebold Default or an IBM Default are as follows. Either Partner (the “Initiating Partner”) may give notice to the other Partner and the other Partner’s Parent (the “Responding Parties”) of the alleged occurrence and continuance of any Diebold Default or any IBM Default, as the case may be, specifying in reasonable detail the nature of such default. Within five Business Days of the date of such written notice, the Responding Parties shall inform the Initiating Partner as to whether they (a) agree that a Diebold Default or an IBM Default has occurred and is continuing and their proposal for curing such default or (b) disagree that a Diebold Default or an IBM Default has occurred and is continuing. If the Initiating Partner and the Responding Parties are unable to agree as to whether a Diebold Default or an IBM Default has occurred and is continuing and the Management Process Agreement is not applicable to such disagreement, the Initiating Partner may require the dispute resolution procedures set out in Sections 5.03(i) and (iii) be followed. If there has been no resolution of whether a Diebold Default or an IBM Default has occurred and is continuing within the 12-day period following the submission of such dispute as provided for in Section 5.03(iii), then the Initiating Partner may seek to enforce the Default Put or Default Call, as the case may be, by appropriate legal proceedings. The Responding Parties shall bear all costs and expenses of such proceedings if a Diebold Default or an IBM Default is held to have occurred and have been continuing at the commencement of such litigation and the Initiating Partner shall bear all costs and expenses of such litigation if a Diebold Default or an IBM Default is held not to have occurred and have been continuing at the commencement of such litigation.

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Partnership Agreement

ARTICLE X

Dissolution

SECTION 10.01. Dissolution. Unless earlier dissolved, the term of the Partnership shall end on December 31, 2000, and thereupon the Partnership shall be dissolved. Prior to such dissolution and except as provided in Section 10.02, neither Partner shall permit to exist any event of dissolution under applicable law within its control (other than a technical dissolution resulting from a permitted Transfer of an interest in the Partnership and the admission of the transferee and a corresponding withdrawal or reduction in interest of the transferor), and in the event of any event of dissolution of the Partnership, other than a dissolution caused by a permitted Transfer, the Partners agree to cause the reformation of the Partnership in the form existing immediately prior to such event of dissolution forthwith; provided, however, that if the Partnership is dissolved (whether as the result of a voluntary or involuntary event, including the bankruptcy or dissolution of a Partner, affecting a Partner or the Partnership), and the Partnership cannot be reformed with the Partners existing prior to such dissolution due to a Partner’s failure or refusal to so reform the Partnership (the “Breaching Partner”), then the other Partner (the “Remaining Partner”) may, after complying with any requirement of law, continue the business of the Partnership with the property of the Partnership and under the same Partnership name and subject to the terms and conditions of this Agreement and the Breaching Partner shall be deemed to have withdrawn from the Partnership effective as of the date of such dissolution of the Partnership; provided further that the Remaining Partner shall pay to such Breaching Partner an aggregate amount equal to the positive value in its Capital Account and amounts payable pursuant to Section 6.02, if any, at the time of dissolution and such Breaching Partner shall have no further right, title and interest in, to or under this Agreement or the Partnership other than the right to receive such payments. The Remaining Partner shall retain, in addition, its rights to seek damages from the Breaching Partner for breach of its obligations hereunder.

SECTION 10.02. Dissolution by Agreement. At the end of the term of the Partnership, or if the Partners decide to dissolve the Partnership at any earlier time, the Partners shall proceed as promptly as practicable in a manner which is reasonably expected to maximize the value of the Partnership to the Partners, (i) first, to sell the

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Partnership Agreement

business of the Partnership as a going concern, (ii) second, to sell any portion or portions of the business of the Partnership as a going concern, (iii) third, to dispose of the property of the Partnership (including any Intellectual Property) for cash and cash equivalent items and (iv) fourth, to distribute all assets to the Partners in kind (including cash and cash equivalents); provided that nothing in this sentence shall be deemed to supersede the terms of or create rights not expressly provided in any Operative Document or other agreement to which the Partnership and either Parent or its respective Affiliates are parties which relate to Intellectual Property. In connection with any sale under the preceding sentence either Partner may bid for or purchase all or any of the business or properties of the Partnership. Unless otherwise agreed the assets distributed in kind shall be distributed to the partners pro rata as co-owners. Each of the Partners shall be furnished with a statement setting forth the assets and liabilities of the Partnership as of the date of the complete liquidation. The Accountants shall review the final accounting and shall render their opinion with respect thereto. If, upon dissolution, the assets of the Partnership are insufficient to pay and discharge all debts, liabilities and obligations of the Partnership as to which the Partners have joint liability, the Partners shall pay such liabilities (subject to 6.02(b)) in the proportion of 70% by the Diebold Partner and 30% by the IBM Partner (and a Partner paying more than its proportion shall have a right of contribution from the other Partner), and such payments shall be deemed to be capital contributions to the Partnership.

SECTION 10.03. Distributions upon Dissolution. Notwithstanding anything to the contrary in Section 6.05 or this Article X, upon dissolution of the Partnership the business and assets of the Partnership shall be distributed pro rata in accordance with the ratio of the Partners’ respective positive Capital Accounts, as adjusted pursuant to Article VI for all operations of the Partnership up to and including the date of such dissolution until the Partners’ respective Capital Accounts balances are zero and thereafter in accordance with the Partners’ respective Percentages. Any distributions made pursuant to this Section 10.03 shall be made no later than the later of (i) the end of the Fiscal Year during which the dissolution occurs and (ii) 90 days after the date of such dissolution.

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Partnership Agreement

ARTICLE XI

Indemnification and Insurance

SECTION 11.01. Indemnification. The Partnership (but not any Partner) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of a Partner or the Partnership) by reason of the fact that he is or was or has agreed to become a member of the Governing Committee an executive officer of the Partnership or is or was serving or has agreed to serve at the request of the Partnership as a director, officer, employee or agent of another partnership, corporation, joint venture, trust or other enterprise by reason of any action alleged to have been taken in any such capacity, against costs, charges, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Partnership, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not meet the standard set forth above. The rights granted under this Section 11.01 shall inure to the benefit of the successors, heirs and personal representatives of the individuals entitled to the benefit of this indemnity. Such indemnification shall be a contract right and shall include the right to be paid advances of any expenses incurred by such individual in connection with such action, suit or proceeding.

SECTION 11.02. Insurance. The Partnership may purchase and maintain insurance against any liability that may be asserted against any Person entitled to indemnity pursuant to Section 11.01.

SECTION 11.03. Indemnification of the Partners. Except as otherwise expressly provided in any Operative Document, each Partner agrees to, and does hereby, indemnify and hold harmless the other Partner, and to the extent set forth below each Affiliate of the other Partner, from and against all claims, causes of action, liabilities, payments,

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Partnership Agreement

obligations, expenses (including without limitation reasonable fees and disbursements of counsel) or losses, except as otherwise expressly provided in any Operative Document (collectively, “claims, liabilities and losses”) arising out of a liability or obligation of the Partnership to the extent necessary to accomplish the result that neither Partner (together with its Affiliates) shall bear any portion of a liability or obligation of the Partnership in excess of 70% in the case of the Diebold Partner and 30% in the case of the IBM Partner. The Partnership agrees to, and does hereby, indemnify and hold harmless the Partners, and to the extent set forth below each Affiliate of the Partners, from all claims, liabilities and losses arising out of a liability or obligation of the Partnership. Without limiting the generality of the foregoing, a claim, liability or loss shall be deemed to arise out of a Partnership liability or obligation if it arises out of or is based upon the conduct of the business of the Partnership or the ownership of the property of the Partnership and, in any event, arises after its formation. The foregoing indemnification shall be available to an Affiliate of either Partner with respect to a claim, liability or loss arising out of a Partnership liability or obligation which is paid or incurred by such Affiliate as a result of such Affiliate directly or indirectly owning or controlling a Partner or as a result of the fact that an individual employed or engaged by the Partnership, or a seconded employee, is also a director, officer or employee of such Affiliate. The foregoing shall not inure to the benefit of either Partner (or any Affiliate of either Partner) in respect of any claim, liability or loss which (a) arises out of or is based upon the gross negligence or willful misconduct of such Partner (or an Affiliate of such Partner) or such Partner’s exceeding its authority to act as a Partner under this Agreement or (b) is a tax, levy or similar governmental charge not imposed upon the Partnership or on its property. It is understood and agreed that, for the purposes of the foregoing sentence, no claim, liability or loss shall be deemed to arise out of or be based upon the gross negligence or willful misconduct of any Partner (or any of its Affiliates) solely because it arises out of or is based upon the gross negligence or willful misconduct of a director, officer or employee of such Partner or such Affiliate if at the time of such negligence or misconduct such director, officer or employee was a seconded employee or was a member of the Governing Committee.

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Partnership Agreement

ARTICLE XII

Withdrawal Prohibited

SECTION 12.01. Withdrawal Prohibited. Except as contemplated by Section 5.06 or 5.07 or Article IX or X, neither Partner may withdraw from the Partnership without the consent of the other Partner or effect or cause a termination or dissolution of the Partnership.

ARTICLE XIII

Nonrecourse Principles

SECTION 13.01. Nonrecourse Principles. Except as otherwise provided in this Agreement, the Partners shall use their best reasonable efforts to cause all dealings between the Partnership or the Partners and Persons other than the Partners hereto to be structured and documented so that all obligations arising out of such dealings are expressly nonrecourse to each Parent and its Affiliates. The foregoing are the “Nonrecourse Principles”. Each Partner hereby acknowledges and agrees that it will have no recourse against the other Partner (or any of the other Partner’s Affiliates), and hereby waives any right it would otherwise have, by law or otherwise, to proceed against the other Partner as a general partner in the Partnership, with respect to any obligation or liability of the Partnership under any agreement between the Partnership and such Partner or any of its Affiliates.

ARTICLE XIV

Documentary Conventions

SECTION 14.01. Documentary Conventions. The Documentary Conventions set forth in Appendix B are incorporated by reference in this Agreement as if set out fully herein.

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Partnership Agreement

ARTICLE XV

SECTION 15.01. Supersedure of the Predecessor Agreement. The parties agree that this Agreement supersedes and replaces in its entirety the Partnership Agreement dated as of September 12, 1990 (the “Predecessor Agreement”) among the Partners and Diebold and that the Predecessor Agreement is of no further force and effect and the parties shall have no rights under the Predecessor Agreement arising after the date of this Agreement.

IN WITNESS WHEREOF, this Partnership Agreement has been executed and delivered by each Partner as of the date first above written.

DIEBOLD HOLDING COMPANY, INC.,

by:

	Name:	Robert W. Mahoney
	Title:	President

SSTJ CORPORATION,

by:

	Name:	William W. K. Rich
	Title:	President

CapAccts-mg

Rickert

SCHEDULE 6.01

Initial Capital Accounts Balances

	Diebold	IBM		Total

FIXED ASSETS	$2,500,000	$2,900,000		$5,400,000

SOFTWARE	2,000,000	15,400,000		17,400,000

PATENTS	1,500,000	5,700,000		7,200,000

TOTAL	$6,000,000	$24,000,000		$30,000,000

DBD PAYMENT	$15,000,000	<15,000,000	>	0

TOTAL	$21,000,000	$9,000,000		$30,000,000

	70.0%	30.0%		100.0%

The fair market value of each item within each category of asset shall bear the same relationship to the GAAP book value of that asset as the total fair market value of that asset category bears to the total GAAP book value of that category of asset. If any category of asset has no GAAP book value, the total fair market value of that category shall be divided equally among all assets in that category.

SCHEDULE 8.02(a)

Initial Members of the Governing Committee

Appointed by the Diebold Partner

Robert P. Barone

William T. Blair

Robert J. Warren

SCHEDULE 8.02(b)

Initial Members of the Governing Committee

Appointed by the IBM Partner

John P. Cunningham

Robert M. Stephenson

SCHEDULE 8.03

Initial Officers of the Partnership

Robert P. Barone	President and Chief Executive Officer
Albin W. Warf	Vice President, Development and Manufacturing
Frank G. D’Angelo	Vice President, Software Development and Support
Edgar N. Peterson	Vice President, International Sales and Marketing
Gregg A. Searles	Vice President, U.S. Sales and Marketing
Thorp McConville	Controller

EXHIBIT A

IBM/DIEBOLD JOINT VENTURE PARTNERSHIP

“INTERBOLD”

EXECUTIVE SUMMARY

IBM and Diebold subsidiaries have formed a joint venture partnership, known as InterBold, to provide self-service products for the financial industries, and to grow and expand through the development and advancement of self-service applications and technology. InterBold’s authorized scope of activity encompasses the development, manufacture, marketing, and sale of ATM’s and related devices to financial and other institutions for financial, ticketing, stamp, and benefits applications. It is also authorized to perform research and development work on other self-service applications and on electronic security applications at the request of IBM or Diebold. IBM and Diebold are transferring development, manufacturing, and marketing rights and selected assets for their ATM product lines to InterBold on a worldwide basis. The firm will initially be located in North Canton, Ohio, in facilities to be leased from Diebold.

InterBold will offer a full complement of self-service products, from low-end, cash-dispensing equipment to high-end, full-function ATM’s. In the United States, InterBold and Diebold will market the full product line, with assistance from IBM. Diebold will service IBM, Diebold, and InterBold self-service products in the United States. Outside the United States, IBM will market and service the combined product line.

Future products in the combined product line will be developed by the InterBold development organization in North Canton. This team will also be responsible for ongoing product engineering and engineering support for existing IBM and Diebold products. The development organization will be staffed primarily by existing Diebold ATM development engineers; with contract development support from the IBM labs in Charlotte, North Carolina, and Boeblingen, West Germany being utilized during the transition period.

InterBold will own all rights to manufacture products, but will initially contract manufacturing services to Diebold’s current facility in Newark, Ohio, and IBM’s facilities in Berlin, Germany, and Charlotte, North Carolina.

Diebold will own 70% and IBM 30% of the partnership. The partnership will be governed by a Governing Committee consisting of five voting members—two from IBM and three from Diebold. The officers of InterBold will consist of a President, and such other officers as may be determined by the Governing Committee.

InterBold Confidential

JV6-15	JUNE

1990	JUNE 1, 1990

JV6-16	JUNE 1, 1990

JV6-18	JUNE 1, 1990

JV6-14	JUNE 1, 1990

JOINT VENTURE SALES AND

MARKETING PLAN

The JV’s initial sales and marketing plans are reflected in the U.S. Marketing Agreement and the Non-U.S. Marketing Agreement. The fact that the JV’s plans are reflected in such Agreements shall not affect the contractual rights of the parties under those Agreements.

InterBold Confidential

JOINT VENTURE DEVELOPMENT

AND PRODUCT PLAN

The JV’s initial development and product plans are reflected in the Engineering Services Agreement and the Research and Development Agreements. The fact that the JV’s plans are reflected in such agreements shall not affect the contractual rights of the parties under those agreements.

InterBold Confidential

5.	MANUFACTURING PLAN

5.1	SHORT TERM OBJECTIVES & STRATEGIES

5.1.1	OBJECTIVE-PROVIDE THE HIGHEST QUALITY, LOWEST COST PRODUCTS ON SCHEDULE FOR THE WORLD MARKET.

5.1.2	STRATEGY-MAKE THE BEST USE OF MANUFACTURING SKILLS, FACILITIES, AND AVAILABLE PARTS AND SUB ASSEMBLY SOURCES FROM ALL PARTIES.

5.2	KEY ASSUMPTIONS

5.2.1	JOINT VENTURE WILL ASSUME ENGINEERING AND MANUFACTURING SOURCING RESPONSIBILITY FOR MDS 1000 SERIES PRODUCT AND PRODUCT ENGINEERING RESPONSIBILITY FOR TABS 9000 SERIES AND TABS 500/600 SERIES PRODUCTS FROM DIEBOLD.

5.2.2	JOINT VENTURE WILL ASSUME MDS CONTROLLER PRODUCT ENGINEERING AND MANUFACTURING SOURCING RESPONSIBILITY FROM DIEBOLD.

5.2.3	JOINT VENTURE WILL ASSUME PRODUCTION AND ENGINEERING RESPONSIBILITY FOR CURRENT SELF SERVICE PRODUCT SOFTWARE.

5.2.4	JOINT VENTURE WILL ASSUME PRODUCT ENGINEERING AND MANUFACTURING SOURCING RESPONSIBILITY FOR CURRENT IBM SELF SERVICE TERMINAL PRODUCTS FROM IBM.

5.2.5	JOINT VENTURE WILL BE RESPONSIBLE FOR ALL PRODUCT SOURCING DECISIONS ON FUTURE JOINT VENTURE PRODUCTS.

5.2.6	JOINT VENTURE WILL BE RESPONSIBLE FOR PROVIDING ENGINEERING SPECIFICATIONS FOR ALL SERVICE PARTS FOR ALL JOINT VENTURE PRODUCTS.

5.3	PLAN OUTLINE AND SCHEDULE

5.3.1	SOFTWARE PRODUCTS WILL BE PRODUCED AT A LOCATION TO BE DETERMINED.

5.3.2	THE JOINT VENTURE HAS THE RIGHT AND RESPONSIBILITY TO SOURCE ITS PRODUCTS FROM THE MOST COST EFFECTIVE MANUFACTURING SOURCE IN THE U.S. OR OUTSIDE THE U.S. TO SUPPORT ITS WORLDWIDE MARKETS.

5.3.3	PURCHASING

5.3.3.1	THE JOINT VENTURE WILL HAVE PURCHASING PEOPLE ON THE STAFF OF THE VICE PRESIDENT OF RESEARCH AND DEVELOPMENT AND MANUFACTURING. THESE PEOPLE WILL BE RESPONSIBLE FOR ESTABLISHING PURCHASING POLICY, EXECUTION OF THAT POLICY, AND INTERFACING WITH THE PURCHASING FUNCTIONS OF BOTH PARENTS.

5.3.3.2	THE JOINT VENTURE WILL INITIALLY USE THE DIEBOLD PURCHASING SOFTWARE SYSTEM AND ALL THAT SYSTEM’S INTERFACES.

5.3.3.3	PURCHASING SUPPORT WILL BE PROCURED FROM DIEBOLD.

5.3.4	ACCESS TO PARENTS’ VENDORS

5.3.4.1	THE JV AND PARENTS AGREE TO PROVIDE INFORMATION TO THE OTHER, UPON REQUEST, AS TO THEIR SUPPLIERS OR SUBSUPPLIERS FOR PARTS FOR ANY PRODUCTS ASSIGNED TO THE JV, SUBJECT TO ANY CONFIDENTIALITY OBLIGATIONS OF THE JV OR IBM WITH RESPECT TO SUCH SUPPLIERS OR SUBSUPPLIERS. THERE SHALL BE NO OBLIGATION OF A PARTY TO ALLOW SALES BY A SUPPLIER OR SUBSUPPLIER IF IT WOULD REASONABLY BE EXPECTED THAT THE ADDITIONAL PURCHASES MADE FROM SUCH SUPPLIER OR SUBSUPPLIER WOULD INCREASE THE COSTS OF SUCH PARTS TO THE PARTY WHO PROVIDED SUCH INFORMATION.

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5.3.4.2	THE JOINT VENTURE WILL BE RESPONSIBLE FOR PAYMENT TO SUCH VENDORS FOR ALL SERVICES USED.

5.3.4.3	THE JOINT VENTURE WILL BE RESPONSIBLE FOR ALL ENGINEERING CHANGE NOTIFICATIONS TO THOSE VENDORS FOR ALL ITEMS THAT THE JOINT VENTURE IS SOLE USER.

5.3.4.4	THE DESIGN OWNER OF SHARED ITEMS WILL BE RESPONSIBLE FOR ALL ENGINEERING CHANGE NOTIFICATIONS BOTH TO THE VENDOR AND THE OTHER USERS.

5.3.4.5	ANY VENDOR CHANGE BY EITHER USER OF ANY ITEM MUST BE APPROVED BY ALL USERS, IF THAT CHANGE EFFECTS FORM, FIT, OR FUNCTION.

5.3.5	BERLIN OBLIGATIONS/INTENTIONS (REFER TO MANUFACTURING AGREEMENT)

5.3.6	CHARLOTTE INTENTIONS

5.3.6.1	THE JOINT VENTURE WILL PURCHASE SERVICES FROM CHARLOTTE THROUGH 1991 FOR MANUFACTURE OF CURRENT SELF SERVICE PRODUCTS AND MAJOR ASSEMBLIES BUILT IN CHARLOTTE.

5.3.6.2	THE JOINT VENTURE CAN EXTEND PURCHASING CURRENT CHARLOTTE PRODUCT AS REQUIRED WITH NOTIFICATION OUTSIDE PRODUCT LEAD TIME.

5.3.6.3	THE JOINT VENTURE WILL PURCHASE TECHNICAL SUPPORT SERVICE FROM CHARLOTTE AS REQUIRED.

5.3.6.4	JOINT VENTURE INTENDS THAT CHARLOTTE MANUFACTURING WILL BE GIVEN THE OPPORTUNITY TO COMPETITIVELY BID ON ALL FUTURE JOINT VENTURE PRODUCTS.

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5.3.7	NEWARK OBLIGATIONS AND INTENTIONS

5.3.7.1	THE JOINT VENTURE COMMITS TO MAINTAIN ASSEMBLY OF CURRENT DIEBOLD PRODUCTS WHOSE OWNERSHIP IS ASSIGNED TO THE JOINT VENTURE IN NEWARK THROUGH DECEMBER 31, 1992, OR THROUGH THE ECONOMIC END OF LIFE OF THE PRODUCTS, WHICHEVER IS EARLIEST.

5.3.7.2	THE JOINT VENTURE COMMITS THAT NEWARK MANUFACTURING WILL BE GIVEN THE OPPORTUNITY TO COMPETITIVELY BID ON ALL FUTURE JOINT VENTURE PRODUCTS.

5.3.7.3	THE JOINT VENTURE OR DIEBOLD CAN TERMINATE THE SOURCING AGREEMENT WITH THE NEWARK MANUFACTURING FACILITY BY MEANS OF AN EIGHTEEN MONTH WRITTEN NOTICE FOR ANY PRODUCT OR PRODUCTS.

5.3.7.4	THE JOINT VENTURE CAN EXTEND ITS COMMITMENT TO NEWARK MANUFACTURING FOR CURRENT PRODUCTS BASED ON NEED, PRODUCT COST, AND PRODUCT QUALITY BEYOND 1992 WITH WRITTEN NOTICE OUTSIDE OF AGREED TO PRODUCTION LEAD TIME.

5.3.7.5

NEWARK MANUFACTURING AGREES TO PROVIDE THE CURRENT DIEBOLD PRODUCTS TO THE JOINT VENTURE IN QUANTITIES, AT COST, AND QUALITY LEVELS AGREED UPON BY THE JOINT VENTURE AND NEWARK MANUFACTURING MANAGEMENT FOR

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USE IN ALL JOINT VENTURE WORLDWIDE MARKETS FOR THE PERIOD AGREED TO IN EITHER 5.3.8.1 OR 5.3.8.4 ABOVE.

5.3.7.6	MANUFACTURING LEVELS ARE DEPENDENT ON MARKET DEMAND, THEREFORE, ALL MANUFACTURING OR ASSEMBLY FACILITIES SHOULD BE ACTIVELY PURSUING CONTINGENCY PLANS TO MAINTAIN WORKLOADS.

5.3.8	TRANSFER PRICING TO/FROM PARENTS

5.3.8.1	THE JOINT VENTURE MAY PURCHASE PARTS, ASSEMBLIES, OR PRODUCTS FROM EITHER PARENT AT TOTAL MANUFACTURING COST PLUS A FAIR AND REASONABLE PROFIT.

5.3.8.2	EITHER PARENT MAY PURCHASE PRODUCTION PARTS AND ASSEMBLIES FROM THE JOINT VENTURE AT THE SAME RATE AS DESCRIBED IN 5.3.9.1 ABOVE.

5.3.8.3	TRANSFER PRICE OF PARTS AND ASSEMBLIES IS NOT INTENDED TO ESTABLISH THE PRICING STRUCTURE OF END PRODUCT SOLD BY THE JOINT VENTURE TO EITHER PARENT OR OTHER CUSTOMERS.

5.3.8.4	TRANSFER PRICE OF PARTS AND ASSEMBLIES IS NOT INTENDED TO ESTABLISH PRICING STRUCTURE FOR SERVICE PARTS TO EITHER PARENT OR OTHER CUSTOMERS.

5.3.9	PRODUCT SUPPORT ENGINEERING

5.3.9.1	PRODUCT SUPPORT ENGINEERING IS AN ENGINEERING GROUP SEPARATE FROM MANUFACTURING ENGINEERING

5

THAT HAS THE RESPONSIBILITY FOR FIELD QUALITY AND PERFORMANCE OF PRODUCT WITHIN THE DESIGN CRITERIA.

5.3.9.2	PRODUCT SUPPORT ENGINEERING IS ALSO RESPONSIBLE FOR PRODUCT COST REDUCTION THROUGH END OF LIFE.

5.3.9.3	MODIFICATIONS (RPQ’S) OUTSIDE THE DESIGN CRITERIA WILL BE RESPONSIBILITY OF DEVELOPMENT ENGINEERING.

5.3.9.4	SOFTWARE SUPPORT IS THE RESPONSIBILITY OF DEVELOPMENT ENGINEERING.

5.3.9.5	P.E. SUPPORT FOR CURRENT IBM PRODUCTS WILL BE PURCHASED FROM PRODUCT ENGINEERING AT EITHER BOEBLINGEN OR CHARLOTTE. COST WILL BE NEGOTIATED.

5.3.10	ORDER ENTRY/SCHEDULING/FORECASTING

5.3.10.1	SALES ORDER ENTRY INFORMATION WILL BE SUPPLIED TO THE JOINT VENTURE MANUFACTURING FUNCTION BY THE JOINT VENTURE SALES ORDER ENTRY ADMINISTRATIVE FUNCTION FOR ALL END PRODUCTS UNDER THE CONTROL OF JOINT VENTURE MANUFACTURING.

5.3.10.2	FORECASTS WILL BE PROVIDED BY A JOINT FORECASTING FUNCTION OF MANUFACTURING, MARKETING INCLUDING REPRESENTATIVES OF ALL WORLD WIDE AREAS, PRODUCT MANAGEMENT (VOLUME PLANNERS), AND ADMINISTRATION.

5.3.10.3	FORECASTS WILL BE UPDATED MONTHLY AND WILL ALWAYS LOOK FORWARD TO A MINIMUM OF TWELVE MONTHS.

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5.3.11	ORGANIZATION STRUCTURE AND STAFFING

5.3.11.1	FOR ORGANIZATION STRUCTURE SEE ORGANIZATION CHART.

5.3.11.2	STAFFING TO BE DETERMINED.

5.3.12	THIS MANUFACTURING PLAN IS BASED ON THE PRODUCT PLAN AND MUST REMAIN CONSISTENT WITH THE PRODUCT PLAN. CHANGES TO THE PRODUCT PLAN WILL REQUIRE REVIEW OF AND UPDATES TO THIS MANUFACTURING PLAN.

5.3.13	SERVICE PLANNING

5.3.13.1	THE MANUFACTURING PLAN FOR SERVICE PARTS, REPAIRS, AND SUPPORT MUST BE CONSISTENT WITH THE OBJECTIVES OF THE SERVICE PLAN.

THEREFORE, ANY CHANGES IN SERVICE OBJECTIVES MUST BE REVIEWED FOR THEIR IMPACT ON THE MANUFACTURING PLAN.

5.3.13.2	JOINT VENTURE WILL PROVIDE SERVICE PARTS FOR ALL JOINT VENTURE PRODUCTS IN THE MOST COST EFFECTIVE MANNER.

5.3.13.3	JOINT VENTURE WILL PROVIDE SERVICE PARTS LIAISON FOR NON-MANUFACTURED PRODUCTS TO INCLUDE LATEST ENGINEERING REVISION LEVEL INFORMATION AND SUBSTITUTE PART APPROVAL OR VENDOR APPROVAL WHERE REQUIRED.

5.3.13.4	JOINT VENTURE WILL PROVIDE REPAIR/RECONFIGURATION CAPACITY FOR RETURNED WHOLE PRODUCT (RGA)/(S&U).

5.3.13.5	JOINT VENTURE WILL PROVIDE PRODUCT ENGINEERING SUPPORT TO ALL SERVICE FUNCTIONS FOR MDS 1000 SERIES PRODUCT THROUGH

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PRODUCT ENGINEERING (PE). SUPPORT FOR CURRENT IBM PRODUCT WILL BE PURCHASED FROM PE AT EITHER THE BOEBLINGEN OR CHARLOTTE FACILITIES.

COST OF THE PURCHASED SUPPORT WILL BE NEGOTIATED BY JOINT VENTURE MANAGEMENT.

5.3.13.6	JOINT VENTURE WILL PROVIDE PE SUPPORT FOR OUT OF PRODUCTION PRODUCTS IN THE MOST COST EFFECTIVE MANNER.

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7.	ADMINISTRATIVE SUPPORT PLAN

7.1	SHORT TERM OBJECTIVES AND STRATEGIES

7.1.1	SHORT TERM OBJECTIVE IS TO ESTABLISH ADMINISTRATIVE SUPPORT FOR THE JOINT VENTURE WITH MINIMAL ASSIGNED RESOURCES. JOINT VENTURE WILL RELY ON EXISTING DIEBOLD PERSONNEL, AND SYSTEMS.

7.1.2	SHORT TERM STRATEGY IS TO UTILIZE DIEBOLD ADMINISTRATIVE PERSONNEL IN THEIR CURRENT POSITION TO SUPPORT JOINT VENTURE MANAGEMENT OPERATIONS. JOINT VENTURE MANAGEMENT WOULD ADD OR TRANSFER PEOPLE AS REQUIRED TO INSURE THE SUCCESS OF THE VENTURE.

7.1.3	SYSTEM SUPPORT FOR ALL ADMINISTRATIVE FUNCTIONS WILL BE PURCHASED FROM DIEBOLD.

7.2	KEY ASSUMPTIONS

7.2.1	JOINT VENTURE IS AN AUTONOMOUS PARTNERSHIP

7.2.2	ADMINISTRATIVE SERVICES WILL BE ABLE TO BE SOLD TO THE JOINT VENTURE WITHOUT ADDING SYSTEMS TO DIEBOLD OR LOSING THE AUTONOMY OF THE JOINT VENTURE. SERVICES PURCHASED FROM EITHER DIEBOLD OR IBM WILL BE NEGOTIATED ANNUALLY BY THE CFO OF THE JV.

7.2.3	CHARGES FOR SERVICES PURCHASED FROM EITHER DIEBOLD OR IBM WILL BE NEGOTIATED ANNUALLY BY THE CFO OF THE JV.

7.3	PLAN OUTLINE AND SCHEDULE

7.3.1	JV FINANCE FUNCTION

7.3.1.1	FINANCE WILL BE UNDER THE DIRECTION OF THE CHIEF FINANCIAL OFFICER OF THE JOINT VENTURE.

7.3.1.2	SYSTEM SUPPORT WILL BE FROM ACCOUNTING IV, THE CURRENT DIEBOLD GENERAL LEDGER SOFTWARE.

7.3.1.3	A SEPARATE LEDGER WITHIN ACCOUNTING IV WILL BE ESTABLISHED TO MAINTAIN RECORDS FOR THE JOINT VENTURE.

7.3.1.4	THE JOINT VENTURE CONTROLLER WILL BE RESPONSIBLE FOR MAINTAINING THE FINANCIAL RECORDS IN ACCOUNTING IV.

7.3.1.5	JV FINANCE STAFF WILL BE JOINT VENTURE EMPLOYEES.

7.3.1.6	INTERNATIONAL MARKETING AND DOMESTIC SALES WILL RECEIVE FINANCIAL AND ADMINISTRATIVE SUPPORT FROM THE JOINT VENTURE CONTROLLERS STAFF. SYSTEM SUPPORT WILL BE PROVIDED THROUGH DIEBOLD SYSTEMS.

7.3.1.7	JOINT VENTURE WILL PAY DIEBOLD FOR FINANCIAL SYSTEM SUPPORT BASED ON CPU USAGE AND SUPPORT TIME REQUIRED.

7.3.2	ORGANIZATION AND STAFFING

7.3.2.1	TO BE DETERMINED.

7.3.3	MIS NEEDS AND STAFFING

7.3.3.1	MIS COMPUTER SERVICES WILL BE PURCHASED FROM DIEBOLD AT A RATE TO BE NEGOTIATED. COST WILL BE BASED ON USAGE AS DETERMINED FROM SYSTEM GENERATED RECORDS WHERE POSSIBLE.

2

WHEN IT IS NOT POSSIBLE TO SEPARATE SYSTEM USAGE BY MEANS OF ACTUAL RECORDS, THE MANAGER RESPONSIBLE FOR THE DEPARTMENT THAT OWNS THE PARTICULAR SYSTEM WILL ESTIMATE COMMITMENT.

7.3.3.2	INITIALLY, ONE MEMBER OF THE MIS ORGANIZATION FROM DIEBOLD WILL BE TRANSFERRED TO THE JOINT VENTURE TO SERVE AS LIAISON. JOINT VENTURE MANAGEMENT WILL DETERMINE LONG RANGE MIS REQUIREMENTS.

7.3.4	FACILITIES MANAGEMENT AND MAINTENANCE

7.3.4.1	FACILITIES MANAGEMENT WILL BE MANAGED BY JOINT VENTURE MANAGEMENT.

7.3.4.2	FACILITIES MAINTENANCE WILL BE THE RESPONSIBILITY OF THE JOINT VENTURE.

7.3.4.3	PHONE SERVICE WILL BE PURCHASED FROM DIEBOLD USING THE EXISTING SYSTEM.

7.3.5	SALES ORDER PROCESSING

7.3.5.1	SALES ORDER PROCESSING WILL BE A JOINT VENTURE FUNCTION FOR JOINT VENTURE PRODUCTS.

7.3.5.2	SALES ORDERS FROM JOINT VENTURE DIRECT SALES WILL BE PROCESSED BY JOINT VENTURE PERSONNEL AT THE NORTH CANTON LOCATION.

7.3.5.3	SALES ORDERS FROM DIEBOLD DIRECT SALES PERSONNEL WILL BE PROCESSED BY DIEBOLD AND PASSED TO THE JOINT VENTURE.

7.3.5.4	SALES ORDERS FROM IBM DIRECT SALES WILL BE PROCESSED BY IBM AND PASSED TO THE JOINT VENTURE.

3

7.3.5.5	DIEBOLD SALES ORDER PROCESSING SYSTEM (SOP) WILL BE USED BY THE JOINT VENTURE FOR ENTERING ORDERS FROM SALES TO THE DIEBOLD MANUFACTURING PLANT. JOINT VENTURE WILL PAY DIEBOLD FOR THE USE OF THE SYSTEM BASED ON A NEGOTIATED RATE AND CPU USAGE. THIS WILL MAINTAIN THE LINKS IN PLACE BETWEEN THE SOP SYSTEM AND THE MANUFACTURING SYSTEM.

7.3.5.6	ORDERS PLACED ON THE JOINT VENTURE FROM IBM FOR DIEBOLD MANUFACTURED PRODUCT WILL BE CONSOLIDATED FOR WORLD TRADE AT CHARLOTTE; AND ORDERS FROM DIEBOLD FOR IBM MANUFACTURED PRODUCTS WILL BE CONSOLIDATED IN CANTON. JV WILL PLACE ALL ORDERS FOR IBM MANUFACTURED PRODUCT ON THE CHARLOTTE PROCESSING CENTER.

7.3.6	ASSET MANAGEMENT

7.3.6.1	ACCOUNTS RECEIVABLE WILL BE PROCESSED BY DIEBOLD THROUGH THE CURRENT SYSTEM. THIS SERVICE WILL BE PURCHASED BY THE JOINT VENTURE AT A NEGOTIATED RATE. PURCHASE OF THIS SERVICE WILL INCLUDE BOTH PERSONNEL TIME AND SOFTWARE USE.

7.3.6.2

ACCOUNTS PAYABLE WILL BE ACCOMPLISHED THROUGH THE DIEBOLD ACCOUNTS PAYABLE SYSTEM. THIS SERVICE WILL BE PURCHASED BY THE JOINT VENTURE IN THE SAME MANNER AS ACCOUNTS RECEIVABLE IN 7.3.6.1 ABOVE. A SEPARATE BANK ACCOUNT WILL BE MADE BY DIEBOLD FOR JOINT

4

VENTURE ACCOUNTS PAYABLE ALLOWING FOR PROPER SIGNATURE AND PROPER ACCOUNT BALANCING.

7.3.6.3	ASSET BALANCES FOR PROPERTY, PLANT AND EQUIPMENT WILL BE MAINTAINED BY THE JOINT VENTURE USING THE DIEBOLD FIXED ASSET SYSTEM (FAS). THIS SYSTEM IS LINKED TO THE DIEBOLD GENERAL LEDGER SYSTEM; THEREFORE, LINKAGE OF THE JOINT VENTURE ASSETS TO THE JOINT VENTURE LEDGER WILL NEED TO BE ACCOMPLISHED WHEN THE LEDGER IS ESTABLISHED. THIS SERVICE WILL BE PURCHASED IN THE SAME MANNER AS THE A/R AND A/P SYSTEMS IN 7.3.6.1&2 ABOVE. LINKAGE OF THE A/R AND A/P SYSTEMS WILL NEED TO BE ACCOMPLISHED THE SAME AS THE ASSET SYSTEM.

7.3.6.4	CASH INVESTMENTS WILL BE MANAGED BY THE JOINT VENTURE AND ADMINISTERED THROUGH DIEBOLD CASH MANAGEMENT GROUP. JOINT VENTURE WILL BE CHARGED FOR THESE SERVICES BASED ON CASH BALANCES.

7.3.7	HUMAN RESOURCES

7.3.7.1	A HUMAN RESOURCE MANAGER WILL BE TRANSFERRED TO THE JOINT VENTURE FROM DIEBOLD. CLERICAL SUPPORT WILL BE AVAILABLE IN THE JOINT VENTURE. ALL JOINT VENTURE PERSONNEL SUPPORT WILL BE MANAGED WITHIN THE JOINT VENTURE.

7.3.7.2	JOINT VENTURE PAYROLL WILL BE ADMINISTERED BY DIEBOLD, BUT MANAGED BY JOINT VENTURE, WHO WILL CHARGE THE JOINT VENTURE FOR SERVICES BASED ON

5

PERSONNEL AND COMPUTER TIME. THE PAYROLL WILL BE MAINTAINED IN A SEPARATE CHECKING ACCOUNT AND COMPUTER PROCESSING FROM THE DIEBOLD PAYROLL.

7.3.7.3	HOSPITALIZATION PLAN CONTENT AND ADMINISTRATION WILL BE DETERMINED BY THE JOINT VENTURE. HOWEVER, THE PLAN WILL MIRROR THE CURRENT DIEBOLD NORTH CANTON PROGRAM. DECISIONS CONCERNING FUNDING WILL BE MADE BY THE JOINT VENTURE.

7.3.7.4	PENSION PLANS WILL BE ADMINISTERED VIA DIEBOLD PROCESS, BUT MANAGED BY JOINT VENTURE PENSION MANAGEMENT. PENSION PLANS WILL BE DETERMINED BY THE JOINT VENTURE AND WILL BE CLOSELY ALIGNED TO THE CURRENT DIEBOLD NORTH CANTON PLANS.

7.3.7.5	STOCK PURCHASE PLANS OR OTHER BENEFIT PLANS WILL BE DETERMINED BY THE JOINT VENTURE MANAGEMENT.

7.3.8	LEGAL

7.3.8.1	LEGAL SUPPORT SERVICES WILL BE PURCHASED FROM DIEBOLD.

7.3.8.2	OUTSIDE LEGAL COUNSEL WILL BE OBTAINED AS REQUIRED.

7.3.9	PURCHASING

7.3.9.1

THE JOINT VENTURE WILL HAVE A BUYER ASSIGNED TO THE STAFF OF THE VICE PRESIDENT OF RESEARCH AND DEVELOPMENT AND MANUFACTURING. THIS PERSON WILL BE RESPONSIBLE FOR DETAILING PURCHASING POLICY, EXECUTING

6

THE POLICY, EXECUTING PURCHASE CONTRACTS, AND INTERFACING TO THE PURCHASING SUPPORT FUNCTION AT DIEBOLD.

7.3.9.2	THE JOINT VENTURE WILL UTILIZE THE DIEBOLD PURCHASING SOFTWARE SYSTEM. DIEBOLD WILL CHARGE THE JOINT VENTURE BASED ON PEOPLE AND COMPUTER USE FOR THIS SERVICE.

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InterBold Confidential

6.0	CUSTOMER SERVICE PLANNING AND SUPPORT

6.1	KEY OBJECTIVES

1)	DELIVER INDUSTRY LEADING PRODUCTS

•	RELIABILITY

•	SERVICEABILITY

•	MAINTAINABILITY

•	INSTALLABILITY

•	COST OF SERVICE (COMPETITIVE)

2)	ESTABLISH CUSTOMER SERVICE LEVEL OBJECTIVES AND MEASUREMENTS FOR SERVICE PROVIDERS

•	RESPONSE TIME

•	REPAIR TIME

•	REPEAT CALLS

3)	PROVIDE CUSTOMER SERVICE SUPPORT PLANS AND/OR SOLUTIONS WORLDWIDE

SVCE	CONFIDENTIAL	PAGE 1

6.2	KEY ASSUMPTIONS

1)	JOINT VENTURE RESPONSIBILITIES/CHARTER

	HARDWARE	SOFTWARE	SERVICE

DEVELOPMENT/ENG.	WORLDWIDE	WORLDWIDE	WORLDWIDE

MANUFACTURING	“	“	“

MARKETING	“	“	“

CUSTOMER SERVICE SUPPORT PLANNING	“	“	“

SALES	TBD	TBD	TBD

2)	SERVICE DELIVERY

- U.S.	DIEBOLD
- NON-US	IBM

3)	JOINT VENTURE WILL LICENSE DIEBOLD/IBM

FOR ALL JOINT VENTURE PRODUCTS/SOFTWARE/SERVICES

SVCE	CONFIDENTIAL	PAGE 2

6.3	KEY RESPONSIBILITIES

THE CUSTOMER SERVICE SUPPORT PLANNING FUNCTION WILL PROVIDE THE FOLLOWING INPUTS TO ENSURE KEY SERVICE REQUESTS ARE ADDRESSED IN THE JV PRODUCT/MARKET PLANS. THIS GROUP WILL INTERFACE WITH SERVICE PROVIDERS TO ENSURE KEY SERVICE OBJECTIVES ARE ACHIEVED. IN ADDITION, THIS GROUP WILL BE THE SERVICE ADVOCATE WITHIN THE JOINT VENTURE MANAGEMENT STRUCTURE.

	JV	DIEBOLD US	IBM NON-US

SERVICE PHILOSOPHY

- ON-SITE, MODULE SWAP, DEPOT	X
- REMOTE DIAGNOSTICS, CSE	X
- NETWORK EMULATION/INTERFACE	X

SERVICE PLAN

- RELIABILITY (MTBF, MTBSC)	X
- SERVICEABILITY (MTTR)	X
- INSTALLABILITY	X
- TRAINING PLANNING/SUPPORT	X
• SKILLS REQ./STAFFING RATIO
• COURSE DEVELOPMENT/DOCUMENTATION	X
• DELIVERY (COMPUTER BASED, INSTR.)	X
- RECOMMENDED SPARE PARTS	X

TECHNICAL SUPPORT

- CUSTOMER CALL ASSISTANCE	X	X	X
- TECHNICIAN/ENGINEER CALL/ON-SITE ASSISTANCE	X	X	X
- REMOTE DIAGNOSTICS AND/OR FIX	X	X	X
- ENGINEERING CHANGES/RELIABILITY IMPROVEMENT	X	X	X
- FIELD CHANGE ORDERS/RETRO’S/ MODIFICATIONS	X	X	X
- END OF LIFE/PHASE OUT SUPPORT	X*

SVCE	CONFIDENTIAL	PAGE 3

6.3	KEY RESPONSIBILITIES CONT’D

	JV	DIEBOLD	IBM

SERVICE PARTS PLANNING/DELIVERY

- SOURCING/PROCUREMENT	X
- MANUFACTURING/REPAIR	X
- WARRANTY/RETURN/EXCHANGE	X
- LOGISTICS (STOCKING LEVEL)		X	X
- DISTRIBUTION (STANDARD/CRITICAL)		X	X
- EOL/PHASE OUT SUPPORT	X*

MAINTENANCE/SERVICE DELIVERY		X	X

X*	JOINT VENTURE TRANSFERS RESPONSIBILITY TO SERVICES (TBD CRITERIA)

SVCE	CONFIDENTIAL	PAGE 4

6.4	KEY INTERFACES

THE CUSTOMER SERVICE PLANNING AND SUPPORT FUNCTION WILL REQUIRE THE FOLLOWING INTERFACES TO ENSURE THE SERVICE OBJECTIVES FOR THE JOINT VENTURE PRODUCTS ARE MET.

	ENG. DEV.	MKTG.	MFG.	SVCE
SERVICE PHILOSOPHY

- ON-SITE, MODULE SWAP DEPOT	X	X		X
- REMOTE DIAGNOSTICS, CSE	X			X
- NETWORK EMULATION/INTERFACE	X			X

SERVICE PLAN

- RELIABILITY (MTBF, MTBSC)	X	X		X
- SERVICEABILITY (MTTR)	X	X		X
- INSTALLABILITY	X	X	X	X
- TRAINING PLANNING/SUPPORT
• SKILLS/REQUIREMENT/STAFFING RATIO				X
• COURSE DEVELOPMENT/DOCUMENTATION	X			X
• DELIVERY (COMPUTER BASED, INSTRUCTOR)				X

- RECOMMENDED SPARE PARTS	X	X	X	X

TECHNICAL SUPPORT

- CUSTOMER CALL ASSISTANCE	X			X
- TECHNICIAN/ENGINEER CALL ASSIST.	X			X
- REMOTE DIAGNOSTICS AND/OR FIX	X			X
- ENGINEERING CHANGES/RELIABILITY IMPROVEMENT	X		X	X
- FIELD CHANGE ORDERS/RETROS/MODIFICATIONS			X	X
- END OF LIFE/PHASE OUT SUPPORT		X	X	X

SVCE	CONFIDENTIAL	PAGE 5

KEY INTERFACES CONT’D

	DEV.	MKTG.	MFG.	SVCE

SERVICES PARTS PLANNING/DELIVERY

- SOURCING/PROCUREMENT			X	X
- MANUFACTURING/REPAIR			X	X
- WARRANTY (RETURN/EXCHANGE)		X		X
- LOGISTICS (STOCKING LEVEL)			X	X
- DISTRIBUTION (STANDARD, CRITICAL)				X
- EOL/PHASE OUT SUPPORT		X	X	X

MAINTENANCE/SERVICE DELIVERY				X

SVCE	CONFIDENTIAL	PAGE 6

6.5	JOINT VENTURE ORGANIZATIONAL STRUCTURE AND STAFFING

THE CUSTOMER SERVICE SUPPORT PLANNING FUNCTION WILL BE ORGANIZED AND STAFFED TO EXECUTE THEIR RESPONSIBILITIES (6.3) AS FOLLOWS:

SVCE	CONFIDENTIAL	PAGE 7

*	STAFFING RECOMMENDATION

1	(DAY 1) = 1-3 PEOPLE	1 GEN. MGR. TYPE; 1 ENGINEER; 1 TECHNICIAN

2	(90 DAYS) = 4-8	1 GEN. MGR.; 2 PE/SE ENGINEERS; 2 TECHNICIANS; 1 SECRETARIAL; 2 ANALYST/ PLANNER

3	(180 DAYS) = 8-14	SAME PLUS 3 MANAGERS, 3 TECHNICIANS

CRITICAL THINKING REQUIRED - U.S. AND NON-U.S. SUPPORT

SVCE	CONFIDENTIAL	PAGE 8

SERVICE PLANNING DEVELOPMENT SHOULD BE STAFFED BY INDIVIDUALS WITH THE FOLLOWING SKILLS:

•	SERVICE ESTIMATING/COST TRADE-OFFS

•	KNOWLEDGE OF THE RESPECTIVE SERVICER (DIEBOLD/IBM)

•	DEVELOPMENT INTERFACE EXPERIENCE

•	ABILITY TO INFLUENCE/NEGOTIATE FOR MAXIMUM SERVICE EFFICIENCY

•	EXPERIENCE WITH RELIABILITY, AVAILABILITY, SERVICEABILITY METHODOLOGIES

TECHNICAL SUPPORT SERVICES SHOULD BE STAFFED WITH INDIVIDUALS WITH THE FOLLOWING SKILLS:

•	COURSE DEVELOPMENT/AUDIENCE REQUIREMENTS STATEMENT GENERATION

•	RECOGNIZED BY SERVICES/CUSTOMERS AS THE PRODUCT/SYSTEM “EXPERTS”

•	RELIABILITY ENGINEERING EXPERIENCE

•	TEMPORARY ASSIGNEES (6 MONTHS - 1 YEAR) FROM DIEBOLD U.S./IBM-NON U.S. TO DEVELOP SUPPORT SKILLS/PRODUCT KNOWLEDGE TO TAKE BACK TO THEIR RESPECTIVE ORGANIZATIONS TO SPEED UP THE FIELD SELF-SUFFICIENCY PROCESS

SERVICE PARTS PLANNING/DELIVERY SHOULD BE STAFFED WITH INDIVIDUALS WITH THE FOLLOWING SKILLS:

•	PARTS REQUIREMENTS PLANNING

•	ABILITY TO TRANSLATE A SERVICE ESTIMATE INTO SPARE PARTS REQUIREMENTS

•	ABILITY TO WORK WITH THE PRIMARY SERVICES (DIEBOLD/IBM) TO ENSURE ADEQUATE PARTS SUPPLIES ARE AVAILABLE - ESPECIALLY FOR CODE A/DOWN MACHINE CONDITIONS

•	EXPERIENCE IN THE MANUFACTURING ORGANIZATION/PURCHASING AREAS

SVCE	CONFIDENTIAL	PAGE 9

6.6	SERVICE PHILOSOPHY/PLANS

1)	SERVICE PLAN

JOINT VENTURE WILL BE RESPONSIBLE FOR THE DEVELOPMENT AND DISTRIBUTION OF ALL JOINT VENTURE SERVICE PLANS. JOINT VENTURE PRODUCT SERVICE PLANS ESTABLISH THE CRITERIA AND OBJECTIVES FOR DELIVERING QUALITY PRODUCTS/SERVICES. THIS INCLUDES ESTABLISHING INDUSTRY LEADING MEANTIME BETWEEN FAILURE RATES, MEANTIME BETWEEN SERVICE CALL RATES, MEANTIME TO REPAIR RATES, INSTALLATION TIME

2)	RECOMMENDED SPARE PARTS

JOINT VENTURE WILL DEFINE AND PROVIDE A COST EFFECTIVE LIST THE JOINT VENTURE WILL PROVIDE SUFFICIENT QUANTITIES OF THESE PARTS TO SUPPORT THE DIEBOLD/IBM CUSTOMER SETS.

SVCE	CONFIDENTIAL	PAGE 10

6.7	TRAINING

1)	DEVELOPMENT

JOINT VENTURE WILL BE RESPONSIBLE FOR THE DEVELOPMENT FOR ALL TRAINING MATERIALS/PROGRAMS FOR JOINT VENTURE CUSTOMERS WORLDWIDE (i.e., DIEBOLD, IBM, END USERS, OTHER)

2)	DOCUMENTATION

JOINT VENTURE WILL BE RESPONSIBLE FOR THE DEVELOPMENT FOR ALL TRAINING MATERIALS/PROGRAMS FOR JOINT VENTURE CUSTOMERS WORLDWIDE (i.e., DIEBOLD, IBM, END USERS, OTHER)

3)	DELIVERY

JOINT VENTURE WILL PROVIDE/DELIVER TRAINING TO SERVICERS AS DETERMINED BY THE SERVICE PLAN

4)	COST/FEES

JOINT VENTURE WILL ESTABLISH COMMITTED COSTS FOR TRAINING. IBM DIEBOLD WILL PAY AN APPROPRIATE FEE FOR THESE SERVICES

5)	QUALITY

PERIODIC REVIEW, AUDIT AND CERTIFICATION OF THE TRAINING PROGRAMS WILL BE CONDUCTED BY THE SERVICERS.

SVCE	CONFIDENTIAL	PAGE 11

6.8	TECHNICAL SUPPORT SERVICES

1)	CUSTOMER SUPPORT

JOINT VENTURE WILL PROVIDE TECHNICAL ASSISTANCE/RESOLUTION TO SERVICERS/CUSTOMERS FOR ALL JOINT VENTURE PRODUCTS IN THE FORM OF TELEPHONE, REMOTE DIAGNOSTICS, ON-SITE SUPPORT AS REQUIRED

2)	SERVICER SUPPORT

JOINT VENTURE WILL ESTABLISH TARGETS BASED ON THE SERVICE PLAN FOR THE SERVICER TO BECOME SELF SUFFICIENT (i.e., WITHDRAWAL OF JOINT VENTURE SUPPORT)

SVCE	CONFIDENTIAL	PAGE 12

6.9	WARRANTY

1)	WARRANTY

JOINT VENTURE TO WARRANT PRODUCTS, SPARE PARTS, COMPONENTS, AND SPECIAL TOOLS TO BE OPERATIONAL, DEFECT FREE, ETC. FOR A PERIOD OF NO LESS THAN 90 (NINETY) DAYS

2)	WARRANTY REPAIR/RETURN/EXCHANGE

THE JOINT VENTURE WILL BE RESPONSIBLE FOR THE EXCHANGE, REPAIR, AND DISPOSAL OF WARRANTY PRODUCTS, SPARE PARTS, COMPONENTS AND SPECIAL TOOLS

3)	WARRANTY AUDIT/TEST

JOINT VENTURE WILL BE RESPONSIBLE FOR EVALUATION AND TESTING OF WARRANTY CLAIMS/RETURNS

4)	WARRANTY CLAIMS

DIEBOLD/IBM WILL BE RESPONSIBLE FOR MANAGING THEIR RESPECTIVE WARRANTY CLAIMS IN ACCORDANCE WITH THE JOINT VENTURE’S POLICIES GOVERNING WARRANTY

5)	WARRANTY RETURNS

DIEBOLD/IBM WILL ADHERE TO WARRANTY RETURN POLICIES ESTABLISHED BY THE JOINT VENTURE

6)	WARRANTY ACTIVITY/POLICY REVIEW COMMITTEE

IT IS CONTEMPLATED THAT A REPRESENTATIVE FROM IBM, DIEBOLD, AND JOINT VENTURE WILL MEET ON A PERIODIC, YET FORMAL BASIS TO REVIEW CURRENT POLICIES, OPERATIONAL/RETURN ACTIVITY TO ENSURE PROBLEMS, IF ANY, ARE CORRECTED/ESCALATED FOR RESOLUTION

7)	WARRANTY (TO CUSTOMER)

JOINT VENTURE WILL BE RESPONSIBLE FOR PROVIDING COMPETITIVE WARRANTY PROGRAMS FOR BOTH IBM AND DIEBOLD, AND TO END USERS (CUSTOMERS), WHERE APPLICABLE. ULTIMATE RESPONSIBILITY FOR METHODS/DECISIONS REGARDING THE MARKETING OF WARRANTY TO THE END USER/CUSTOMER IS THE SOLE DISCRETION OF IBM/DIEBOLD

SVCE	CONFIDENTIAL	PAGE 13

6.10	SPARE PARTS

1)	DESIGN, DEVELOPMENT, MANUFACTURING, PROCUREMENT

JOINT VENTURE IS RESPONSIBLE FOR THE DESIGN, DEVELOPMENT, MANUFACTURE AND PROCUREMENT OF ALL NECESSARY PARTS, COMPONENTS, TOOLS, SOFTWARE, ETC. TO SUPPORT JOINT VENTURE PRODUCTS MARKETED/SOLD WORLDWIDE

2)	IDENTIFICATION, DOCUMENTATION

JOINT VENTURE WILL BE RESPONSIBLE FOR THE IDENTIFICATION/DOCUMENTATION OF ALL PARTS, COMPONENTS, TOOLS, SOFTWARE, ETC. REQUIRED TO SUPPORT JOINT VENTURE PRODUCTS MARKETED/SOLD WORLDWIDE

3)	WARRANTY - SEE WARRANTY SECTION

4)	REPAIR

JOINT VENTURE WILL PROVIDE FOR SERVICE PARTS REPAIR

4.1	SERVICER (IBM/DIEBOLD) MAY ELECT TO DEVELOP INTERNAL REPAIR PROCESSES

4.2	JOINT VENTURE WILL PROVIDE TECHNICAL ASSISTANCE TO SERVICERS FOR REPAIR PROCESS DEVELOPMENT IF REQUESTED

5)	SERVICE PARTS SALES

JOINT VENTURE WILL BE RESPONSIBLE FOR THE SECURITY AND CONTROL OF SERVICE PARTS

6)	CRITICAL PARTS SUPPLY

JOINT VENTURE WILL PROVIDE FOR CRITICAL PARTS (CUSTOMER/MACHINE DOWN, ETC.) DELIVERY TO SERVICERS UPON REQUEST. JOINT VENTURE WILL TREAT THESE REQUESTS AS A TOP PRIORITY OVER AND ABOVE THE MANUFACTURING OF JOINT VENTURE PRODUCTS

7)	PARTS COSTS

JOINT VENTURE WILL ESTABLISH COMMITTED COST BY PART

SVCE	CONFIDENTIAL	PAGE 14

6.11	PHASE OUT/END OF LIFE

JOINT VENTURE WILL BE RESPONSIBLE FOR DEVELOPING POLICIES AND SUPPORTING PRODUCTS THROUGH END OF LIFE

•	TECHNICAL ASSISTANCE/SUPPORT WILL BE AVAILABLE TO ALL CUSTOMERS FOR A PERIOD OF TWO YEARS FROM LAST PRODUCTION SUPPORT BEYOND THIS PERIOD IS NEGOTIABLE

•	SPARE PARTS WILL BE PROVIDED FOR A PERIOD OF 7 YEARS FROM LAST PRODUCTION (PRODUCT)

•	TRANSFER FOR DOCUMENTATION, TOOLING, ETC. ON AN AGREED TO BASIS

SVCE	CONFIDENTIAL	PAGE 15

6.12	ENGINEERING CHANGES/FIELD CHANGE ORDERS

1)	RELIABILITY

JOINT VENTURE IS RESPONSIBLE FOR PROVIDING/DELIVERING PRODUCTS THAT MEET/EXCEED PERFORMANCE SPECIFICATION/OBJECTIVES

2)	ENGINEERING CHANGES

JOINT VENTURE IS RESPONSIBLE FOR ENGINEERING CHANGES REQUIRED TO MEET/EXCEED PRODUCT/SERVICE PLAN OBJECTIVES. THESE INCLUDE SUCH ITEMS AS MTBF, MTBSC, PARTS COSTS PER UNIT

3)	FIELD CHANGE ORDERS

JOINT VENTURE WILL PROVIDE SUFFICIENT QUANTITIES OF FIELD CHANGE ORDERS/FIELD BILL OF MATERIALS TO SERVICERS (IBM DIEBOLD) AT NO COST UNTIL PRODUCT RELIABILITY SPECIFICATIONS ARE ACHIEVED, IF REQUIRED. JOINT VENTURE WILL ALSO PROVIDE FCO’S/FBM’S FOR ANY SAFETY/REGULATION REQUIREMENT AT NO COST TO IBM/DIEBOLD

SVCE	CONFIDENTIAL	PAGE 16

6.13	DISPATCHING

IBM AND DIEBOLD WILL BE RESPONSIBLE FOR CUSTOMER/ENGINEER DISPATCH SERVICES FOR THEIR RESPECTIVE CUSTOMER SETS. IBM RESERVES THE RIGHT TO BE THE DISPATCHER IN THE US FOR THE LARGE NETWORK MAINTENANCE AGREEMENTS WHERE IBM IS FUNCTIONING AS THE TOTAL NETWORK MAINTAINER

SVCE	CONFIDENTIAL	PAGE 17

6.14	INTERNATIONAL PLANNING/SUPPORT

THE JOINT VENTURE WILL BE RESPONSIBLE FOR SERVICE PLANNING AND SUPPORT WORLDWIDE. THE SERVICE PROVIDERS WILL PROVIDE SERVICE WHERE EVER JOINT VENTURE PRODUCTS ARE SOLD AND INSTALLED. THE CUSTOMER SERVICE PLANNING AND SUPPORT GROUP WILL WORK WITH THE SERVICE PROVIDERS TO SOLVE ANY UNIQUE NON-US CUSTOMER/SERVICE REQUIREMENT

SVCE	CONFIDENTIAL	PAGE 18

6.15	SERVICE COSTING/PRICING

THE JOINT VENTURE CUSTOMER SERVICE PLANNING AND SUPPORT GROUP IS RESPONSIBLE FOR PROVIDING ACCURATE COST ESTIMATES TO THE SERVICERS. THE INITIAL SERVICE CONTRACT PRICE WILL BE DEVELOPED ALONG WITH JOINT VENTURE PRODUCT MANAGEMENT/MARKETING. THE REPRICING OF THE SERVICE CONTRACT AFTER ONE YEAR AND BEYOND WILL BE THE RESPONSIBILITY OF THE SERVICE PROVIDERS. THE JOINT VENTURE WILL WORK WITH THE SERVICE PROVIDERS IN DEVELOPING SERVICE/PRODUCT SPECIAL BIDS AS APPROPRIATE

SVCE	CONFIDENTIAL	PAGE 19

6.16	DOCUMENTATION

JOINT VENTURE WILL BE RESPONSIBLE FOR SECURITY AND CONTROL FOR ALL SERVICE RELATED DOCUMENTATION

SVCE	CONFIDENTIAL	PAGE 20

IDENTIFICATION OF FINANCIAL ASSETS

GOING TO JOINT VENTURE

•	DEVELOPMENT TOOLS AND TEST EQUIPMENT

IBM WILL TRANSFER OWNERSHIP OF ALL SUCH EQUIPMENT CURRENTLY USED BY THE RD&E FUNCTIONS ASSOCIATED DIRECTLY WITH THE JV PRODUCTS TO THE JV.

DIEBOLD WILL TRANSFER OWNERSHIP OF ALL SUCH EQUIPMENT CURRENTLY USED BY THE RD&E FUNCTIONS ASSOCIATED WITH THE JV PRODUCTS TO THE JV.

•	SOFTWARE

IBM AND DIEBOLD WILL TRANSFER ALL UNIQUE SOFTWARE ASSETS TO THE JOINT VENTURE AT CURRENT NET BOOK VALUE.

InterBold Confidential

INTERBOLD

STARTUP BALANCE SHEET (PER LISTINGS AND REVISED IBM SOFTWARE @ 8/31)

SEPTEMBER 13, 1990

ASSETS
CURRENT ASSETS
PROPERTY, PLANT & EQUIPMENT	$9,173,187.04
ACCUMULATED DEPRECIATION	5,230,063.28

3,943,123.76

CAPITALIZED SOFTWARE COSTS	6,302,102.00
ACCUMULATED AMORTIZATION	1,923,637.00

4,378,465.00

TOTAL ASSETS	$8,321,588.76

LIABILITIES AND PARTNERSHIP CAPITAL
CURRENT LIABILITIES

PARTNERSHIP CAPITAL ACCOUNTS
DIEBOLD PARTNER	$2,578,628.08
IBM PARTNER	5,742,960.18

TOTAL PARTNERSHIP CAPITAL	8,321,588.26

TOTAL LIABILITIES AND CAPITAL	$8,321,588.26

The above accounts reflect the transfer of a portion of the initial partnership interest of the IBM Partner to the Diebold Partner pursuant to the Amended and Restated Participation Agreement dated as of September 12, 1990.

LISTING OF IBM SOFTWARE

PROJECT ID #	NBV @ 4/30/90	MAY	JUNE	JULY	NBV @ 7/31/90	AUGUST	NBV @ 8/31/90
5668-870	$351,951	$87,030	$87,030	$87,030	$90,861	$87,030	$3,831

5668-871	620,197	124,039	124,039	124,039	248,080	124,039	124,041

5668-873	438,616	44,836	44,836	44,836	304,108	44,836	259,272

5799-BZR	0	0	0	0	0	0	0

5799-CJN	48	16	16	16	0	0	0

5799-AZN	0	0	0	0	0	0	0

5799-DLT	0	0	0	0	0	0	0

5668-872	2,873,158	94,389	94,389	94,389	2,589,991	94,389	2,495,602

5740-F51	0	0	0	0	0	0	0

5798-DHK	0	0	0	0	0	0	0

5799-CCX	0	0	0	0	0	0	0

5798-RDP	0	0	0	0	0	0	0

5777-DBP	340,000	26,196	26,196	26,196	261,412	26,196	235,216

5799-WZF	0	0	0	0	0	0	0

5788-AJX	0	0	0	0	0	0	0

5777-DBQ	133,000	10,247	10,247	10,247	102,259	10,247	92,012

5777-DCE	0	0	0	0	0	0	0

LISTING OF IBM SOFTWARE

PROJECT ID #	NBV @ 4/30/90	MAY	JUNE	JULY	NBV @ 7/31/90	AUGUST	NBV @ 8/31/90
5777-DCX	0	0	0	0	0	0	0

5798-DHK	0	0	0	0	0	0	0

5799-CCX	0	0	0	0	0	0	0

5798-RDP	0	0	0	0	0	0	0

5777-DBP	340,000	26,196	26,196	26,196	261,412	26,196	235,216

5799-WZF	0	0	0	0	0	0	0

5788-AJX	0	0	0	0	0	0	0

5777-DBQ	133,000	10,247	10,247	10,247	102,259	10,247	92,012

5777-DCE	0	0	0	0	0	0	0

5777-DCX	0	0	0	0	0	0	0

TOTALS	$5,229,970	$423,196	$423,196	$423,196	$3,960,382	$423,180	$3,537,202

IBM SOFTWARE ASSETS TRANSFERRING TO JOINT VENTURE

PID #	NAME	NBV 7/31

5668-870	IBM 4730 Pers. Banking Mach. Custom. Image Builder, CIB	$190,323

5668-871	IBM 4730 Pers. Banking Mach. Network Monitor, PBMNM	$249,781

5668-873	IBM 4730 Pers. Banking Mach. Avail. Mgmt. Batch Reporting, PBMAM-BR	$357,965

5799-BZR	IBM 4730 Pers. Banking Mach. Financial Appl. Extension, PBMFAE	0

5799-CJN	IBM 4730 Pers. Banking Machine Financial Appl. Ext.—IMS, PBMFAE-IMS	0

5799-AZN	Consumer Terminal Access Method, CTAM	0

5799-DLT	IBM 4730 Series Host DEA Modules	0

5668-872	IBM 4730 Pers. Banking Machine, Remote Network Monitor, PBMRNM	$2,642,020

	IATS AP—3600 for 3614/3624 , IATS-AP PRPQ P10010	0

	IATS 4701 PBM-AP PRPQ P10036	0

5740-F51	Consumer On-Line Transaction System, COLTS (OS/VS)	0

PID #	NAME	“continue” NBV 7/31

5798-DHK	IBM 3624 Controller-Based Automated Teller System, CATS	0

	NM 3624, NM 3624 PRPQ P110087	0

5799-CCX	IBM 4730 & 4736 Pers. Banking Machine Branch Support Program—PBMBSP, PRPQ	0

	IBM 5990 Consumer Device Services, CDS Part No. 49F4641, PRPQ P10092	0

5798-RDP	System 34 Application Support for the IBM 3624, Pinkerton FDP	0

5777-DBP	IBM 4721 Application & Installation Support Program. AISP	$340,000

5799-WZF	IBM 4721 Terminal Control Code, TCC	0

5788-AJX	Support 3624 en Mode 473X, (French CPO)	0

5777-DBQ	IBM Finance Application Dev. Toolkit, FADT	$133,000

5777-DCE	IBM 4737 Pers. Banking Machine Support	0

5777-DCX	IBM 4721 Token-Ring Integration Program (in Development)	0

DIEBOLD, INCORPORATED

FASB86 S/W PROJECTS

PROJECT COSTS AND BOOK VALUE

ATMS AND CONTROLLERS ONLY

D3	CLOSE DATE	DESCRIPTION	PROJECT COSTS	AMORTIZATION				TOTAL AMORTIZATION	8/31/90 REMAINING BOOK VALUE
				1987	1988	1989	AUG YTD ’90

217	2-89	DOTS, DIAS, DOCS UTM	221,700	0	0	67,742	49,267	117,009	104,691
208	7-87	DIEBOLD 1000 INTERCEPT SW	382,300	63,717	127,433	127,433	63,717	382,300	0
211	5-90	ETP	86,100	0	0	0	9,567	9,567	76,533
212	7-87	IBM 3624 EMULATION	111,300	18,550	37,100	37,100	18,550	111,300	0
216	1-88	1000 UTM INTERFACE	177,600	0	59,200	59,200	39,467	157,867	19,733
218	1-88	ATM APPLICATION SW	441,900	0	147,300	147,300	98,200	392,800	49,100

		TOTAL ELECTRONICS	1,420,900	82,267	371,033	438,775	278,768	1,170,843	250,057

406	12-88	X.25 PROTOCOL	99,100	0	2,753	33,033	22,022	57,808	41,292
404	1-88	1000 CONTROLLERS	322,000	0	107,333	107,333	71,556	286,222	35,778
403	7-88	DOHS RELEASE 3.0	398,300	0	66,384	132,768	88,512	287,664	110,636
825	7-87	SWITCH DOTS DOCS	121,100	20,183	40,367	40,367	20,183	121,100	0

		TOTAL CONTROLLERS & SOFTWARE	940,500	20,183	216,837	313,501	202,273	752,794	187,706

ELECTRONICS, CONTROLLERS AND SOFTWARE PARTIAL CAPITALIZATION - IN PROCESS

263	1991	ATP ADDED FUNCTION	18,900	0	0	0	0	0	18,900
409	1991	CONTROLLER SYSTEM	24,400	0	0	0	0	0	24,400
411	1991	PACE DEVELOPMENT	164,700	0	0	0	0	0	164,700
412	1991	DX APPL ETP/ATP	148,200	0	0	0	0	0	148,200
413	1991	PC NAS	47,300	0	0	0	0	0	47,300

		TOTAL	403,500	0	0	0	0	0	403,500

		GRAND TOTAL	2,764,900	102,450	587,870	752,276	481,041	1,923,637	841,263

[illegible] TO BE TRANSFERRED TO [illegible]--CHARLOTTE LAB

INTERNAL CAPITALIZED SST MACHINES

CUST #	TYPE	SERIAL	CAPDATE	CAP VALUE	NBV
4607145	3614	0010102	9/1/75	30,845.00	0.00
	3614	0070102	8/1/75	36,059.00	0.00
	3624	0015008	11/1/81	17,467.81	0.00
	3624	0015009	11/1/81	16,783.92	0.00
	3624	0016361	2/1/82	17,795.54	0.00
	3624	0016798	3/1/82	14,420.52	0.00
	3624	0016897	7/1/82	13,314.34	0.00
	3624	0017377	6/1/82	14,375.17	0.00
	3624	0019817	1/1/85	41,995.00	0.00
	3624	0024210	12/1/85	17,938.96	1,[illegible].84
4614207	3624	0024155	12/1/85	16,585.04	1,[illegible].50
4617108	3624	[illegible]	11/1/80	12,575.19	0.00
	3624	[illegible]	[illegible]	10,[illegible]	0.00
	4750	0000103	1/1/85	47,063.00	0.00
	4750	0000415	5/1/87	39,042.[illegible]	14,[illegible].10
	4750	[illegible]	[illegible]	17,047.[illegible]	[illegible].04
	4750	0010197	[illegible]	17,050.66	[illegible].47
4617114	3624	0019616	1/1/83	41,995.00	0.00
	3624	0020297	7/1/83	41,314.[illegible]	0.00
	3624	0021478	3/1/84	14,481.89	0.00
	3624	0021863	6/1/84	11,046.28	0.00
	3624	0023450	5/1/85	14,192.57	0.00
4617116	3624	0015795	12/1/81	16,597.53	0.00
	4732	00B0177	7/1/89	24,632.40	20,116.52
	4732	00B0171	8/1/89	28,234.50	22,928.75
	4732	00B0192	8/1/89	26,705.48	22,254.57
	4732	00B0173	8/1/89	29,153.48	24,[illegible]
	4732	00B0194	8/1/89	27,499.40	22,912.[illegible]
	4732	00B0195	8/1/89	27,694.50	23,[illegible]
	4732	00B0176	8/1/89	26,884.49	22,[illegible]
	4732	[illegible]	[illegible]	45,376.[illegible]	37,[illegible]
	4732	[illegible]	[illegible]	45,[illegible]	37,[illegible]
	4732	[illegible]	[illegible]	45,595.07	37,[illegible]
	4732	[illegible]	9/1/89	45,598.06	37,059.[illegible]
4626102	4750	[illegible]	[illegible]/1/84	50,389.19	0.00
	4750	[illegible]	[illegible]/1/85	47,517.[illegible]	0.00
	4750	0010157	3/1/[illegible]	17,566.[illegible]	[illegible],188.10
4627114	4750	[illegible]	[illegible]/1/86	46,[illegible]	5,448.[illegible]
	4750	[illegible]	[illegible]	17,[illegible]	8,198.[illegible]

CONFIDENTIAL [illegible]

[ILLEGIBLE]
3624 0015008 11/1/81 17,467.81 0.00
3624 0015009 11/1/81 16,783.92 0.00
3624 0016361 2/1/82 17,795.54 0.00
[ILLEGIBLE]

IBM EQUIPMENT TO BE TRANSFERRED TO INTERBOLD--CHARLOTTE LAB

INTERNAL CAPITALIZED RST MACHINES

CUST #	TYPE	SERIAL	CAP VALUE	NBV
4611722	3624	0021551	11,159.00	0.00
4619101	4732	0080067	23,255.00	18,217.00
4602188	3624	0014737	16,077.00	0.00
4775503	4730	0000052	47,735.00	0.00

CONFIDENTIAL [illegible]

[ILLEGIBLE]
4619101 4732 00B0067 23,255.00 18,217.00
4602188 3624 0014737 16,077.00 0.00
[ILLEGIBLE]

IBM EQUIPMENT TO BE TRANSFERRED TO INTERBOLD--CHARLOTTE LAB

DVT MACHINES AND TEST EQUIPMENT

DEPT #	ASSET #	CAPDATE	DESCRIPTION	CAP VALUE	NBV
5TD	5720095	1988152	4731 ATM	49,148.14	27,998.02
56A	5720097	1988152	4731 ATM	64,025.03	39,387.50
	5750012	1988120	4732 ATM	52,278.10	28,752.57
74U	727953A	1989051	DRIVEUP KIOSK MOCK	20,000.00	15,952.05
75J	094787802	1980336	SST TESTER	26,491.28	0.00
	094787803	1980336	SST TESTER	26,491.28	0.00
	094787804	1980336	SST TESTER	26,491.28	0.00
	094787805	1980336	SST TESTER	26,491.28	0.00
	094787806	1980336	SST TESTER	26,491.28	0.00
	[illegible]	1983115	COIN SORTER/COUNTR	5,699.34	118.62
	[illegible]	1983115	CHECK/BILL COUNTER	3,509.75	73.08
	[illegible]	1985191	CURR FITNESS SORT	21,080.00	6,022.80
	[illegible]	1985140	CURR FITNESS SORT	21,080.00	5,520.90
	[illegible]	1984075	COIN CHG/COUNTER	3,746.80	1,447.16
	[illegible]	1984354	COIN CHG/COUNTER	1,952.06	861.78
75D	5720096	1987365	4732 BANK SYSTEM	76,656.03	41,441.72
	5720098	1988182	4731 ATM	69,222.33	42,752.72
	5750001	1987365	4732 BANK SYSTEM	56,746.49	27,427.55
	5750002	1987365	4732 BANK SYSTEM	56,746.49	27,427.55
	5750003	1987365	4732 BANK SYSTEM	56,746.49	27,427.55
	5750006	1988182	4732 BANK SYSTEM	47,150.37	27,507.35
	5750007	1988120	4732 BANK SYSTEM	31,806.00	20,144.10
	5750009	1987365	4732 BANK SYSTEM	56,746.47	27,427.55
	5750011	1988182	4732 BANK SYSTEM	54,808.00	31,971.10
	5750013	1988182	4732 BANK SYSTEM	54,808.00	31,971.10
	5750014	1988182	4732 BANK SYSTEM	51,920.95	29,219.40
	5750018	1988182	4732 BANK SYSTEM	59,162.71	34,511.[illegible]
75T	00A1277	1989338	4731 TESTER MACH	35,050.10	33,440.[illegible]
	0000004	1988032	PHOTO CORE RDR	2,059.10	1,311.[illegible]
	0000013	[illegible]	PHOTO CORE RDR	2,[illegible]	1,308.[illegible]
	0000014	[illegible]	PHOTO CORE RDR	2,059.10	1,[illegible]
	0000016	[illegible]	PHOTO CORE RDR	2,0[illegible]	1,308.[illegible]

CONFIDENTIAL [illegible]

[ILLEGIBLE]
5750012 1988120 4732 ATM 52,278.10 28,752.57
74U 727953A 1989051 DRIVEUP KIOSK MOCK 20,000.00 15,952.03
[ILLEGIBLE]

[illegible] EQUIPMENT TO BE TRANSFERRED TO INTERBOLD--MARKETING BRANCH [illegible]

INTERNAL CAPITALIZED [illegible] MACHINES

TYPE	SERIAL	CAP VALUE	NBV
3624	0011049	39,241.72	1,818.40
	0023971	53.866.20	1,795.52
	0023978	76,000.00	5,066.68
4730	0000331	152,524.44	22,878.66
	0000334	123,525.40	8,235.02
	0000425	101.184.00	42.160.00
	00004[illegible]	55,352.00	4,612.66
	0000659	58,176.76	17.453.02
	0000672	75.318.00	21.[illegible]0.10
	0000758	58.176.76	17.453.02
	0000759	58.176.76	17,453.02
	0000767	58.172.80	20,360.48
	0000772	58.172.[illegible]	20,[illegible]60.48
4732	0050025	55,600.00	43,557.34
	0050026	54,800.00	42,926.60
	0050055	56,990.00	44,642.16
	0050234	69,536.00	60.307.86
	0050021	88,738.76	56.199.32
	0050100	92,364.96	66.557.22
	0050106	91,286.00	62,378.76
	0050167	91,456.96	65.544.16
	0050348	78.320.96	54.024.68
	0050349	72.326.96	50.628.83
	0050350	80.200.96	56.140.[illegible]
	0050351	80,200.96	56,140.[illegible]
	0050352	80.200.96	56.140.[illegible]
	0050353	90,358.96	63,251.[illegible]
	0050354	81.974.96	57.382.48
	0050355	96.345.00	67.441.[illegible]
	0050356	90,344.98	63,241.[illegible]
	0050358	80.596.96	56.417.[illegible]
	0050359	80,596.96	60,617.[illegible]
TOTAL		[illegible],761,599.35	2.105.[illegible]58.[illegible]

CONFIDENTIAL [illegible]

[ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE] [ILLEGIBLE] CAP VALUE [ILLEGIBLE]
[ILLEGIBLE] 0011049 39,241.92 1,818.40
[ILLEGIBLE] 53,866.20 1,795.52
0023978 76,000.00 [ILLEGIBLE]
4730 0000331 152,524.44 22,878.66
0000334 123,525.40 8,235.02
[ILLEGIBLE] 101,184.00 42,160.00
[ILLEGIBLE] 55,352.00 [ILLEGIBLE]
[ILLEGIBLE] 58,176.76 17,453.02
[ILLEGIBLE] 75,318.00 21,340.10
[ILLEGIBLE] 58,176.76 17,453.02
[ILLEGIBLE] 58,176.76 17,453.02
[ILLEGIBLE] 58,172.80 20,360.48
[ILLEGIBLE] 58,172.80 20,360.48
[ILLEGIBLE] 55,600.00 [ILLEGIBLE]
[ILLEGIBLE]
TOTAL [ILLEGIBLE]

European Consumer Systems, Boeblingen	July 12, 1990

Equipment uniquely used for PE of Self Service Banking Products

Dept. 3210 WKS (4737 PE)

Type	Ser.No.	Book-Value	Cap.
4737	5700014	0	no
4737	5700055	0	no

Dept. 3365 MT (4731, 4733 PE)

Type	Ser.No.	Book-Value	Cap.
3601	5740451	0	no
3620	5610002	0	no
3620	5620861	0	no
3621	5600283	0	no
4706	00041	0	no
4720	A1	0	no
4720	A7	0	no
4731	New Order	to be delivered	no
4733	365TM01	0	no
ODESSA	365TM02	0	no

Dept. 3369 DS (Token Ring, PICA, 4721 PE)

Type	Ser.No.	Book-Value	Cap.	Remarks
3278	55BN809	0	yes
3278	55V0238	0	yes
4702	5703391	4.511	yes
4702	5716328	7.487	yes
4704	5500059	0	yes
4704	5516644	0	yes
4704	5733009	357	yes
4704	5733012	357	yes
4721	AMA2	0	no	B-Loop set-up
4721	AMA3	0	no	Token Ring set-up
4721	AMA4	0	no	B-Loop set-up
4721	5750003	0	no	Token Ring set-up
4721	5750005	0	no	Token Ring set-up
4721	71K2068	0	no	Token Ring set-up
4721	71K3108	0	no	Token Ring set-up
5151	0803939	0	yes
5151	1191763	65	yes

Confidential	1 of 2

Type	Ser.No.	Book-Value	Cap.	Remarks
5160	5263998	0	yes
5160	5525524	0	yes
8513	55F8728	495	yes
8513	55G8160	511	yes
8530	2203884	1.408	yes
8560	1055657	2.958	yes
	5030478	23.146	yes	INTEL Developm. Syst.
	0241857	0	yes	HP Development Syst.

Dept. 3372 UH (4721, 4737 PE)

Type	Ser.No.	Book-Value	Cap.
4721	372TM01	0	no
4723	5710040	8.063	yes
4737	71D0003	33.098	yes

Total DM		82.456

= Total $		43.398	at 1.90 DM

Confidential	2 of 2

InterBold Confidential	SCHEDULE A
	DIEBOLD, INCORPORATED FIXED ASSETS TRANSFERRED TO JV FROM ENGINEERING AT NO BOOK VALUE	PAGE 1 of 2

TAG#	DESCRIPTION	MFG NAME	MODEL	SERIAL #	PUR DATE

13491	Coordinate Measuring Machine Bench Grinder	Brown & Sharpe Milwaukee	Validator	700-7100-240%
	Portable Craft Center	Sears	900288764
	Piece Scale	NCI	8200	SR87870324
	Pallet Sack	Crown	CPD28-100F
	Arbor Press MCF-036	Panduit		FKC-001
	Exposure Unit	Scotchcal	EU-8000	7710-92
	Handi Lift	Genie	HL-4.5	586-18423
10253	Ratio Scale	Brechbuhler	C-Z00-9	82650
	CRT	Sony	PUM 1271Q	2011308
	Controller	Protest	0026
	Printer	Epson LX-86	P87RC	01012523
149	CRT BD Cutter	Mark 1
115	Scope-Mobile	Tektronix	202-2C
10106	Table	ARTOS	MLL-1	22232
22441	ATM	NCR	0200-M336	08-18473604
22439	ATM	FUJITSU	ACT6000	37
22440	ATM	OMRON	3M2UB-BTA	484
	Oscilloscope	Tektronix	456B	B161118
	Scope-Mobile	Tektronix	200-1A
10726	Reel to Reel Tape Machine	UNILUX	920
10727	Light & Stand	Tektronix	H-9	9-159
	Tripod	Samson	7481
22314	Electric Breardown Tester	Slaughter	108-2.5MW	149984
	Digital Logic Analyzer	Gould	K1000-D	20315
21149	Digital Storage Scope	Hitachi	VC-6041	4060782
10119	Oscilloscope	Tektronix	456	B128696
9480	Distortion Analyzer	Hewlett Packard	332A	0998A01956
	Variable AutoXFMR	STACO	3PN1010	8649
	Variable AutoXFMR	STACO	3PN1010V	8249
20859	Variable AutoXFMR	Powerstat	116B
	Variable AutoXFMR	STACO	3PN1010	8652
	Variable AutoXFMR	STACO	3PN1010	8538
	Variable AutoXFMR	STACO	3PN1010	8648
9481	AC/DB Voltmeter	Hewlett Packard	400E	494-10831
	Power Supply	ONEAC	FT 1110	8545-8133
10360	Oscilloscope Camera	Tektronix	C-12	020600
8945	Meter	Hewlett Packard	6920B	7D0877

InterBold Confidential	SCHEDULE A
	DIEBOLD, INCORPORATED FIXED ASSETS TRANSFERRED TO JV FROM ENGINEERING AT NO BOOK VALUE	PAGE 2 of 2

TAG#	DESCRIPTION	MFG NAME	MODEL	SERIAL #	PUR DATE

	AC Dropout Simulator	Power Trend	1500	0687
124	DC Power Supply	NJE	RB18-3M	30892-10
20840	Digital Multi Meter	Fluke	8000A	75642
20836	Thermometer	Simpson	388
	Capacitance Meter	Brunelle	2200	203134
214	Decade Capacitor	CDE	CDA2	82978
182	Electrolytic Capacitor	CDE	CDE
	Power Supply	Hewlett Packard	6216A	9D4499
213	Decade Capacitor	CDE	CDC 3
225	Decade Capacitor	CDE	CDC 5	48510
	Temperature Probe	Fluke	80T-150U
10355	Current Probe	Tektronix	P604Z	B093396
20852	Airflow Meter	Datametrics	1000VT
20851	Strobo TAC	General Radio	1538-A	46986
10375	Thermometer	Wahl	5000
	Static Meter	3M	703	410588
154	Tachometer	Herman Sticht	K-OS	52779
	Torque Watch	Waters	651X-2	24938
401	Photo Tach	Pioneer	36	9423
20867	Sound Level Calibrator	General Radio	1562-A	2330
20897	Power Supply	ACME	500
	Digital MultiMeter	Fluke	8012A	3210122
10281	Oscilloscope	Tektronix	465	B128660
21118	Logic Analyzer	Hewlett Packard	1630G	2425A00553
10283	Oscilloscope	Tektronix	475	B143662
	Digital Multimeter	Fluke	8000A	75641
09354	Oscilloscope	Tektronix	453	041979	7/70
60360	Elec Tape Dispense M				7/72
60496	Oscilloscope	Tektronix	10282	B116690	7/73

:MTOck001

SCHEDULE B
DIEBOLD, INCORPORATED FIXED ASSETS TRANSFERRED TO JV FROM SOFTWARE AT NO BOOK VALUE	PAGE 1 of 2

DESCRIPTION	MFG NAME	MODEL	SERIAL NO	PUR DATE

Personal Computer	IBM	PS/2 MODEL 70	72-7021796
Personal Computer	IBM	XT	14732545150
Personal Computer	Compaq	XT	1613022B0133
Personal Computer	PC Designs	AT Turbo 12mhz	0189
Personal Computer	Zenith	XT	621DH2130
Personal Computer	IBM	XT	63830355160
Personal Computer	IBM	XT	57282215160
Personal Computer	Compaq	XT	1605021B0045
Personal Computer	IBM	XT	51604232709
Personal Computer	IBM	XT	5160423303B
Personal Computer	Zenith	XT	621DC0805
Personal Computer	Ultra-Corp	XT Turbo 10mhz	0168
Personal Computer	Zenith	XT	625CE0899
Personal Computer	Protest	XT	0087
Personal Computer	Protest	XT	0098
Personal Computer	Protest	XT	0095
Personal Computer	Protest	XT	0178
Personal Computer	Protest	XT	0099
Personal Computer	Protest	XT	0159
Personal Computer	IBM	XT	63829765160
Personal Computer	IBM	PS/2 Model 70	23-9107112
Personal Computer	Tandon	AT
Personal Computer	IBM	PS/2 8580-A31	23-2601796
Personal Computer	IBM	PS/2 70-121	23-9123795
Personal Computer	IBM	PS/2 55-061	23-1092699
MDS 1062 (21)		Preproduction
Dual Bunker 8” Drives			30605854
CAI MINI HOST			A506
CAI Disk Drive			3903
CAI MINI HOST			01009
KSR 43 TTY 6 UNITS
1012 Printers (Epson) 50 UNITS
1011 Consoles (ADM-11) 97 UNITS
1014 Printers 5 UNITS
HP LaserJet IIP			3003JGOWDA
MDS 1074			01-100242-85346-05
Dual Bunker 8” Drives			3060232B
MDS 1060 Phase II (20)		Preproduction
CAI MINI HOST (10)			2033
CAI MINI HOST (12)			B006149
1251 Fuel			0548702
MDS 1074 (10) Woody		Preproduction

SCHEDULE B
DIEBOLD, INCORPORATED FIXED ASSETS TRANSFERRED TO JV FROM SOFTWARE AT NO BOOK VALUE	PAGE 2 of 2

DESCRIPTION	MFG NAME	MODEL	SERIAL NO	PUR DATE

MDS 1072 (DEY)		Preproduction
MDS Color Test Rack 1 Assembled Test Rack
MDS Color Test Rack 2 Assembled Test Rack
TABS 910 (Wayne’s)
MDS 1072 (Wayne’s)
MDS 1060 PHASE II (PACE)			CC0001016
HP LaserJet II Network Printer
DECWriter III			PNG6947
1005W (L)			P11633
MODEM Hayes 1200			2312124007
MODEM Hayes 1200			A17500153673
MODEM Hayes 1200			A17500153649
Monitors Sony CCA 15 UNITS
HP LaserJet IIP			3003JGOWQC
HP LaserJet IIP			3003JG1567
Personal Computer	IBM	Model PS/2 55SX
1010 Controller		Model 1	N01572	9/84
1010 Controller		Model 2	P12636	6/86
1010 Controller		Model 1	N01563	9/84
1010 Controller		Model 2	P12628	6/86
1010 Controller		Model 1	N03609	4/85
1010 Controller		Model 1	N04597	6/85
1010 Controller		Model 1	N02274	5/85
1010 Controller		Model 1	N03039	3/85
1010 Controller		Model 2	P18859	10/86
1010 Controller		Model 2	P17734	10/86
1010 Controller		Model 1	N01562	9/84
1010 Controller		Model 2	P19563	8/88
1010 Controller		Model 1	N00657
1010 Controller		Model 1	N000798
1010 Controller		Model 2	P18951
1010 Controller		Model 2	P70002115

:MTOck002

REQUEST NO. 008	ELECTRONICS FACILITY 009		PAGE 1
REPORT NO. 170
RUN DATE 09/07/90	BOOK LEDGER REPORT		FAS REL10.2.1
RUN TIME 09.45.37	AS OF SEP, 1990	BOOK 1

ITEM NUMBER	UNIT NUMB	DESCRIPTION	ENT SERV	DEPR METH	EST LIFE	SERIAL NUMBER	MANUFACTURER NAME	PRO SAL CAT PER	BASIS AMOUNT	ACCUMULATED DEPRECIATION	NET BOOK VALUE

SYSTEM SOFTWARE ENG 6624

F046		BURROUGHS SHELV	1/85	SL	120		DELUXE	BBB	135.66	71.22	64.44
F162		BLUE MFG CHAIRS	6/86	SL	60		R W HATFIELD	OFF	400.00	340.00	60.00
F194		MFG WORKSTATIONS	7/86	SL	60		R W HATFIELD	OFF	5,127.00	4,357.95	769.05
F001B		FURNITURE & FIXTURE	3/82	SL	60		BUS INTERIORS	BBB	130.99	130.99
F001D		BOOKCASE	3/82	SL	60		OFF FURN	BBB	104.99	104.99
F001E		MISC FURN	3/82	SL	60		OFF FURN	OFF	629.90	629.90
F001F		BRN HI BK CHAIR	7/82	SL	60		OFF FURN	OFF	130.99	130.99
F001G		BRN TILT CHAIR	8/82	SL	60		OFF FURN	OFF	125.99	125.99
F001H		90 DEGREE CONNECTOR	8/82	SL	60		OFF FURN	OFF	52.24	52.24
F001J		60 DEGREE CONNECTOR	8/82	SL	60		OFF FURN	OFF	52.24	52.24
F001L		42” BOOKCASE	12/82	SL	60		OFF FURN	OFF	179.28	179.28
F001M		EXEC DESK	8/82	SL	60		OFF FURN	OFF	293.99	293.99
F001N		BOOKCASE	8/82	SL	60		OFF FURN	OFF	129.99	129.99
F001Q		2 DRAWER LEGAL FILE	11/82	SL	60		OFF FURN	OFF	249.88	249.88
F001T		OAK DESK	12/82	SL	60		OUI	OFF	585.90	585.90
F001W		EXEC SWIVEL CHAIR	12/82	SL	60		OUI	BBB	252.00	252.00
F001X		BLK-WLNT DESK TABLE	12/82	SL	60		OUI	OFF	415.80	415.80
F001Y	04	BOOKCASE OAK	12/82	SL	60		OUI	OFF	89.25	89.25
F003		SHELVING/RACKS/BENCH	6/83	SL	60		P.VALANCOURT	BBB	2,800.00	2,800.00
F006C		VEMCOLITE	6/83	SL	60		CHARETTE	BBB	131.56	131.56
F007A		2 4 DRWR FILE BLK	6/83	SL	60		BUDGET	BBB	298.00	298.00
F009G		TABLE	6/83	SL	60		BUDGET	BBB	140.00	219.88	79.88-
F011		STORAGE CAB BLK	6/83	SL	60		BUDGET	BBB	149.00	149.00
F012		2 STORAGE CAB	6/83	SL	60		BUDGET	BBB	278.00	278.00
F013C		3 BOOKCASES	5/83	SL	60		OFF FURN	BBB	374.97	374.97
F013M		4 4 DRWR BLK FILES	5/83	SL	60		OFF FURN	BBB	703.96	703.96
F015A		5 BLACK DESK	6/83	SL	60		OFF FURN	BBB	1,195.00	1,195.00
F018		SHELVING	8/83	SL	60		LOTEMP	BBB	510.00	510.00
F020		GRANITE PLATE	8/83	SL	60		HARBOR	BBB	336.50	336.50
F022		BLK METAL BOOKCASE	7/83	SL	60		BUDGET	BBB	50.00	50.00
F025E		3 4DRWR BLK FILES	6/83	SL	60		BUDGET	BBB	447.00	447.00
F025H		4 DRWR BLK FILE	6/83	SL	60		BUDGET	BBB	149.00	149.00
F029		FLOOR HOD BOOKCASE	7/83	SL	60		BUDGET	BBB	110.00	110.00
F030A		2 BLACK CHAIR	8/83	SL	60		BUDGET	BBB	72.00	72.00
F030C		BLACK CHAIR	8/83	SL	60		BUDGET	BBB	36.00	36.00
F030D		3 WHEAT EXEC SWIVEL	8/83	SL	60		BUDGET	BBB	270.00	270.00
F031E		3 BURGANDY CHAIRS	9/83	SL	60		BUDGET	BBB	507.00	507.00
01516		TOOL GRINDER - SMALL	7/42	SLN	144	G31	DUNLAP	N64	330.40	330.40
02759		CUTTER GRINDER	7/46	SLN	144	1D2TIK58	CINCINNATI	N64	980.46	980.46
04105		SHOPLIFTER - 500 LB	7/46	SLN	144	D16596	ECONOMY	N64	161.02	161.02
05770		DRILL PRESS	7/46	SLN	144	47-3793	DELTA	N64	289.09	289.09
06322		FLOOR WHEEL GRINDER,	7/47	SLN	144	195230	QUEEN CITY	N64	121.11	121.11

REQUEST NO. 008	ELECTRONICS FACILITY 009		PAGE 2
REPORT NO. 170
RUN DATE 09/07/90	BOOK LEDGER REPORT		FAS REL10.2.1
RUN TIME 09.45.37	AS OF SEP, 1990	BOOK 1

ITEM NUMBER	UNIT NUMB	DESCRIPTION	ENT SERV	DEPR METH	EST LIFE	SERIAL NUMBER	MANUFACTURER NAME	PRO SAL CAT PER	BASIS AMOUNT	ACCUMULATED DEPRECIATION	NET BOOK VALUE

SYSTEM SOFTWARE ENG 6624

06388		BELT GRINDER	7/47	SLN	144	1520	PORTER CABLE	N64	508.00	508.00
07515		POST DRILL	7/65	SLN	144	11308	JOHANSSON	N64	894.99	894.99
08671		WASHABILITY MACHINE	7/65	SLN	144		GARDNER	N64	663.27	663.27
08752		PRESS BRAKE	7/66	SLN	144	34102	CINCINNATI	N64	7,924.00	7,924.00
08754		SHEET METAL FABRICAT	7/66	SLN	144	10865	WALES STRIPPIT	N64	13,873.69	13,873.69
08754	01	RECOND.STRIPPIT PUNC	7/85	SLN	60	00010865	WALES	TST	8,437.02	8,226.09	210.93
		ITEM TOTALS							22,310.71	22,099.78	210.93
08756		SPOTWELDER	7/66	SLN	144	MS2378	GOODRICH	N64	5,276.12	5,276.12
08756	01	SOLID STATE CONTROL	4/83	SLN	144			164	2,697.40	1,629.68	1,067.72
		ITEM TOTALS							7,973.52	6,905.80	1,067.72
08757		DRILL PRESS	7/66	SLN	144	65-6394	BUFFALO FORGE	N64	347.41	347.41
08759		BAND SAM	7/66	SLN	144	185705	KALAMAZOO	N64	572.74	572.74
08760		SURFACE GRINDER	7/66	SLN	144	17116	REID	N64	4,466.81	4,466.81
08999		MAGNET 3 TON	7/70	SLN	120	1160	SUNSTRAND	N64	923.40	923.40
09593		WALK-IN ENVIRONMENTA	7/72	SLN	120	41336	ASSOC TEST LAB	A66	14,295.57	14,295.57
09869		SHEAR	7/73	SLN	144	30K93	CINCINNATI	A64	28,231.31	28,231.31
10099		DRY BELT SANDER	7/75	SLN	144	41745F	SUNDSTRAND	A64	2,527.86	2,527.86
10128		PAINT BOOTH,DRY FILT	7/74	SLN	144		BINKS	A64	2,497.50	2,497.50
10132		TURRET MILLING MACHI	7/74	SLN	144	157643	GARCO	A64	2,876.80	2,876.80
10162		AIR OPERATED HYDR PR	7/77	SLN	144		DAKE	A64	2,468.09	2,468.09
10237		HELI-ARC WELDER	7/72	SLN	144	H2675710	CHEMTRON	A64	2,091.81	2,091.81
10239		GAS WELDER	7/72	SLN	144		MECO	A64	208.67	208.67
10240		STUD WELDER	7/72	SLN	144		KSM	A64	1,575.00	1,575.00
10243		HIGH SPEED DRILL PRE	7/72	SLN	144		HENRY MANN	A64	340.90	340.90
10246		VERTICAL BANDSAW	7/72	SLN	144	287109	POWERMATIC	A64	1,903.70	1,903.70
10248		BELT SANDER	7/72	SLN	144	233070	POWERMATIC	A64	502.71	502.71
10251		SPOTWELDER	7/72	SLN	144	728509	PROGRESSIVE	A64	5,109.40	5,109.40
10260		DUST COLLECTOR	7/72	SLN	144	1541445	ROCKWELL	A64	307.50	307.50
10275		PUNCH & DIE GRINDER	7/72	SLN	144	85010000	STRIPPIT	A64	497.50	497.50
10378		PERF-O-METER PUNCH P	7/76	SLN	144	B754571	PRODUCTO	A64	13,187.28	13,187.28
10388		LATHE - SERVO-SHIFT	7/77	SLN	144	9C-169	LEBLOND	A64	12,475.53	12,475.53
10388	01	WIZARD DIGITAL READO	4/78	SLN	144	H7111617	ANILAM ELEC	A64	985.00	974.74	10.26
10388	02	DIGIT MEMORY LOCATOR	4/78	SLN	144	HL702132	ANILAM	A64	1,758.67	1,740.35	18.32
		ITEM TOTALS							15,219.20	15,190.62	28.58
10395		POWER FILE,LETTER SI	7/72	SLN	72	14118N	DIEBOLD	A66	1,380.96	1,380.95
10396		POWER FILE,LEGAL SIZ	7/72	SLN	72	14119N	DIEBOLD	A66	1,316.92	1,316.92
10397		POWER FILE,LEGAL SIZ	7/72	SLN	72	14120N	DIEBOLD	A66	2,068.30	2,068.30
10524		ELECTRIC ARC WELDER	7/75	SLN	144	AC237623	LINCOLN	A64	635.00	635.00
10687		BRIDGEPORT TURRET MI	7/80	SLN	144	118-0171	GARCO MACHINER	A64	7,972.62	6,809.94	1,162.68
10688		REGAL ENGINE LATHE 1	12/79	SLN	144	11C-1464	LEBLOND MACHIN	A64	15,774.43	14,788.53	985.90
10688	01	ADDITIONAL COST	2/80	SLN	144		LEBLOND	A64	445.00	380.11	64.89
		ITEM TOTALS							16,219.43	15,168.64	1,050.79

REQUEST NO. 008	ELECTRONICS FACILITY 009		PAGE 3
REPORT NO. 170
RUN DATE 09/07/90	BOOK LEDGER REPORT		FAS REL10.2.1
RUN TIME 09.45.37	AS OF SEP, 1990	BOOK 1

ITEM NUMBER	UNIT NUMB	DESCRIPTION	ENT SERV	DEPR METH	EST LIFE	SERIAL NUMBER	MANUFACTURER NAME	PRO SAL CAT PER	BASIS AMOUNT	ACCUMULATED DEPRECIATION	NET BOOK VALUE

SYSTEM SOFTWARE ENG 6624

10695		MAGNESCALE DIGITAL R	7/80	SLN	144	22901084	SONY/TIPTON MA	A64	2,288.00	1,954.33	333.67
10738		ENVIRONMENTAL CHAMBE	5/78	SLN	60			A66	16,920.00	16,920.00
10741		TEST EQUIPMENT	4/78	SLN	84	380	DIGITECH	A66	12,529.36	12,529.36
10741	01	UPGRADE PACER TO SUP	7/79	SLN	84		DIGITECH	A66	1,653.13	1,653.13
		ITEM TOTALS							14,182.49	14,182.49
10750		PERFORATION TESTERS	5/79	SLN	144	5806R	CUSTOM-BILT	A64	952.03	892.53	59.50
10754		DIGITAL PHOTOMETER/R	5/79	SLN	84	B083921	TEKTRONIX	A64	1,198.15	1,198.15
10757		DENSITOMETER	7/79	SLN	84	00002635	GRAPHIC SYSTEM	A66	895.00	895.00
10758		OSCILLOSCOPE	12/80	SLN	60	05201	B&K	A64	1,240.00	1,240.00
10761		20IN DRILL PRESS H/3	10/79	SLN	144	7279	WILLIS SOLBERG	A64	3,599.55	3,374.58	224.97
10766		OSCILLOSCOPE	12/80	SLN	60	05036	B&K	A64	1,240.00	1,240.00
10769		OSCILLOSCOPE	12/80	SLN	60	05116	B&K	A64	1,240.00	1,240.00
10793		UNIVERSAL COUNTER/TI	12/80	SLN	60	2205004	FLUKE	A64	1,349.65	1,349.65
10795		COMPOUND SINE PLATE-	2/80	SLN	144	7-SPC612	DESSIL MFG CO	A64	878.76	750.61	128.18
10996		AXIAL LEADFORMER	6/79	SLN	144	27908	HELLER INDUSTR	A64	1,706.74	1,600.07	106.67
11014		SELF CONTAINED DUST	9/80	SLN	144	AV791383	AMERICAN AIRFI	A64	3,966.55	3,388.10	578.45
11016		AUTOMATIC BACK GAUGE	6/80	SLN	144	BB018002	DYNAMIC RESEAR	A64	10,125.16	8,648.57	1,476.59
11022		VERTICLE BAND SAW-36	7/80	SLN	144	99-80281	DOALL CLEVELAN	A64	12,366.25	10,562.83	1,803.42
11152		PROBE, VOLTAGE	10/81	SLN	60		TEKTRONIX	TST	211.28	211.28
11153		PROBE, VOLTAGE	10/81	SLN	60		TEKTRONIX	TST	211.27	211.27
11228		CURRENT PROBE & AMP	8/80	SLN	60	B010639	TEKTRONIX	A64	1,275.70	1,275.70
11228	01	RETURN OF EQUIPMENT	2/81	SLN	60			TST	406.76-	406.76-
		ITEM TOTALS							868.94	868.94
11239		PERSONNEL CHARGING P	8/80	SLN	60		SIMCO CO	A64	1,187.25	1,187.25
11241		CORRECTING TYPEWRITE	8/80	SLN	84	1381716	SPERRY	A66	921.50	921.50
11244		OSCILLOSCOPE	12/80	SLN	60	B144878	TEKTRONIX	A64	4,773.90	4,773.90
11245		OSCILLOSCOPE	12/80	SLN	60	VB040573	TEKTRONIX	A64	2,667.66	2,667.66
11247		OSCILLOSCOPE	12/80	SLN	60	B040536	TEKTRONIX	A64	2,667.67	2,667.67
11248		OSCILLOSCOPE	12/80	SLN	60	B039706	TEKTRONIX	A64	2,667.67	2,667.67
11249		TABS TEST STAND	9/80	SLN	60		DIEBOLD	A64	4,560.00	4,560.00
11250		TABS TEST STAND	9/80	SLN	60		DIEBOLD	A64	4,560.00	4,560.00
11251		TABS 910 SYSTEM	10/80	SLN	60	M2218	DIEBOLD	A64	10,480.83	10,480.83
11252		CONTROL UNIT	9/80	SLN	84	34105345	BUNKER RAMO	A66	10,393.55	10,393.55
11253		TELEPRINTER	9/80	SLN	84		BUNKER RAMO	A66	865.00	865.00
11254		PORT	9/80	SLN	84	083518	BUNKER RAMO	A66	1,025.70	1,025.70
11256		BENCH SUPPLIES-POWER	12/80	SLN	60	41A15377	HEWLETT PACKAR	A64	181.70	181.70
11257		BENCH SUPPLIES-POWER	12/80	SLN	60	41A15378	HEWLETT PACKAR	A64	181.70	181.70
11258		BENCH SUPPLIES-POWER	12/80	SLN	60	41A15379	HEWLETT PACKAR	A64	181.70	181.70
11259		BENCH SUPPLIES-POWER	12/80	SLN	60	41A15380	HEWLETT PACKAR	A64	181.70	181.70
11260		BENCH SUPPLIES-POWER	12/80	SLN	60	41A15381	HEWLETT PACKAR	A64	181.70	181.70
11261		BENCH SUPPLIES-POWER	12/80	SLN	60	41A15382	HEWLETT PACKAR	A64	181.70	181.70
11262		BENCH SUPPLIES-POWER	12/80	SLN	60	41A15383	HEWLETT PACKAR	A64	181.70	181.70

REQUEST NO. 008	ELECTRONICS FACILITY 009		PAGE 4
REPORT NO. 170
RUN DATE 09/07/90	BOOK LEDGER REPORT		FAS REL10.2.1
RUN TIME 09.45.37	AS OF SEP, 1990	BOOK 1

ITEM NUMBER	UNIT NUMB	DESCRIPTION	ENT SERV	DEPR METH	EST LIFE	SERIAL NUMBER	MANUFACTURER NAME	PRO SAL CAT PER	BASIS AMOUNT	ACCUMULATED DEPRECIATION	NET BOOK VALUE

SYSTEM SOFTWARE ENG 6624

11263		BENCH SUPPLIES-POWER	12/80	SLN	60	41A15384	HEWLETT PACKAR	A64	181.70	181.70
11264		BENCH SUPPLIES-POWER	12/80	SLN	60	40A05133	HEWLETT PACKAR	A64	156.72	156.72
11265		BENCH SUPPLIES-POWER	12/80	SLN	60	40A05134	HEWLETT PACKAR	A64	156.72	156.72
11270		MOBILE CART	12/80	SLN	60		TEKTRONIX	A64	235.31	235.31
11271		MOBILE CART	12/80	SLN	60		TEKTRONIX	A64	235.32	235.32
11272		MOBILE CART	12/80	SLN	60		TEKTRONIX	A64	235.32	235.32
11273		MOBILE CART	12/80	SLN	60		TEKTRONIX	A64	447.36	447.36
11274		POWER LINE SIMULATOR	12/80	SLN	60	169	ROHDE & SCHWART	A64	1,296.91	1,296.91
11275		POWER LINE SIMULATOR	12/80	SLN	60	122	ROHDE & SCHWART	A64	1,894.86	1,894.86
11276		POWER LINE SIMULATOR	12/80	SLN	60	127	ROHDE & SCHWART	A64	1,894.86	1,894.86
11281		TURRET HILL - BRIDGE	4/81	SLN	144	180171	GARCO-BRIDGEPO	164	8,374.61	6,455.43	1,919.18
11645		500F READER/PRINTER	9/81	SLN	84	189738	GRAPHIC SYSTEM	166	1,850.00	1,850.00
11664		INPUT ADAPTER	10/81	SLN	60	28943	GOULD	TST	1,263.33	1,263.33
11665		INPUT ADAPTER	10/81	SLN	60	27045	GOULD	TST	350.00	350.00
11666		910 STANDALONE	11/81	SLN	36			166	7,871.19	7,871.19
11680		TELLER ASSIST UNIT S	9/82	SLN	60	0848	T 95089	TST	9,205.28	9,205.28
11906		TABS 911 FOR PRODUCT	8/82	SLN	60	V0009	DIEBOLD	TST	7,755.86	7,755.86
12456		VOLTMETER	7/71	SLN	114	1131A119	HEWLETT-PACKAR	A64	347.35	347.35
12458		SIGNAL GENERATOR	7/71	SLN	114	4868	EXACT	A64	600.11	600.11
12461		DC POWER SUPPLIES (5	7/73	SLN	144		HEWLETT PACKAR	A64	500.35	500.35
12515		PLUMBING FOR MACHINE	7/72	SLN	144			A64	9,326.32	9,326.32
12516		WIRE RACKS & TRANSFE	7/72	SLN	144			A64	6,541.15	6,541.15
12517		WORK BENCHES	7/72	SLN	144			A64	5,492.17	5,492.17
12518		ELECTRIC SERVICE FOR	7/72	SLN	144			A64	15,754.17	15,754.17
12519		WIRE RACKS & WORK BE	7/72	SLN	144			A64	9,000.86	9,000.86
12520		WELDING PLATEN 5X8	7/73	SLN	144		BUCKEYE	A64	2,131.97	2,131.97
12660		EQUIP RESEARCH LAB M	7/74	SLN	144			A64	90,739.38	90,739.38
12895		CROSS SLIDE ROTARY T	12/81	SLN	144	B1341481	ADVANCE PROD.	164	3,994.99	3,079.47	915.52
12957		FLUKE CLAMP ON CURRE	12/80	SLN	60		FLUKE	A64	82.00	82.00
12958		TEMP PROBE	12/80	SLN	60	2305022	FLUKE	A64	101.00	101.00
13001		SYNCROWAVE WELDER MI	7/80	SLN	144	JA401772	MILLER	A64	2,953.50	2,522.78	430.72
13001	01	SPOOLMATIC II GUN/KE	7/80	SLN	144	JA379509	MILLER	A64	615.00	525.31	89.69
		ITEM TOTALS							3,568.50	3,048.09	520.41
13631		PUNCH PRESS	12/89	SL	144	9213	TRUMPF	264	200,966.00	20,933.96	180,032.04
13632		BRAKE/FORMING CENTER	12/89	SL	144		CINCINNATI INC	264	135,553.00	14,120.10	121,432.90
13633		BACKGAGE	12/89	SL	144		CINCINNATI INC	264	28,420.00	2,960.42	25,459.58
13634		HAEGER PRESS PEMSERT	12/89	SL	144	1942	FABRICATING	264	9,461.96	985.62	8,476.34
13644		DEB & POLSH MACHINE	8/90	SL	144		AME	264	22,559.59	375.99	22,183.60
13645		DIGITAL READOUT	8/90	SL	144		J & P DIGITAL	264	2,717.00	45.28	2,671.72
13646		DIGITAL READOUT	8/90	SL	144		J & P DIGITAL	264	2,712.00	45.20	2,666.80
15191		ELECTRIC FORK LIFT T	7/85	SLN	144	12570427	CLARK	164	4,650.00	2,034.38	2,615.62
15196		84 MEGABYTE DISK STO	6/85	SLN	60		INTEL	166	15,760.50	15,366.49	394.01

REQUEST NO. 008	ELECTRONICS FACILITY 009		PAGE 5
REPORT NO. 170
RUN DATE 09/07/90	BOOK LEDGER REPORT		FAS REL10.2.1
RUN TIME 09.45.37	AS OF SEP, 1990	BOOK 1

ITEM NUMBER	UNIT NUMB	DESCRIPTION	ENT SERV	DEPR METH	EST LIFE	SERIAL NUMBER	MANUFACTURER NAME	PRO SAL CAT PER	BASIS AMOUNT	ACCUMULATED DEPRECIATION	NET BOOK VALUE

SYSTEM SOFTWARE ENG 6624

15211		WORKSTATION 16KW MEM	11/82	SLN	60		CALCOMP	166	15,000.00	15,000.00
15238		APERATURE WHEEL/DESI	7/83	SLN	144	NONE	QSI	164	1,982.14	1,197.55	784.59
15634		IN CIRCUIT TEST FIXT	10/87	SL	60		FLEXTRONICS	TES	15,085.00	9,805.25	5,279.75
15635		DIGITAL STORAGE SCOP	10/87	SL	60		US INSTRUMENTS	TES	7,043.75	4,578.44	2,465.31
16339		COPIER	10/89	SL	60	7980509972	RICOH	266	11,357.00	2,839.25	6,517.75
20203		9510 CONTROLLER	2/82	SLN	84	34152725	DIEBOLD	166	12,633.09	12,633.09
20204		LINE PRINTER	5/82	SLN	84	1P12026		166	1,860.00	1,860.00
20205		AJ1235 MODEM	5/82	SLN	84	001517		166	895.00	695.00
20209		DIEBOLD DB1200 MODEM	5/82	SLN	84	221380	DIEBOLD	166	632.40	632.40
20210		DIEBOLD DB1200 MODEM	5/82	SLN	84	221407	DIEBOLD	166	632.40	632.40
20212		DB 2400 MODEM	6/82	SLN	84	251338	DIEBOLD	166	437.60	437.60
20219		3M QUANTIMATIC PRINT	6/82	SLN	84	342708	3M	166	48,034.83	48,034.83
20230		“DRC” AUTOMATIC BACK	9/82	SLN	144	ZA220003	METAL FORM SYS	164	5,250.00	3,609.37	1,640.63
20231		TABS 911 ATM	9/82	SLN	84	W-7374	DIEBOLD	166	10,675.90	10,675.90
20232		INSTAPAK FOAM PACKAG	9/82	SLN	144	8778-05	INSTAPAK	164	2,047.97	1,407.98	639.99
20255		ELECTRONIC TYPEWRITE	12/82	SLN	84	44013800	ROYAL	166	840.00	840.00
20256		HAZELTINE TERMINAL-H	12/82	SLN	60	GR439Z	TEKTRONIX	166	741.51	741.51
20262		LOGIC PACK FOR PAL D	6/83	SLN	84	N1923A20	DATA I/O	166	4,632.03	4,549.31	82.72
20263		PALASM DESIGN ADAPTE	6/83	SLN	84	303A100V	DATA I/O	166	3,526.50	3,463.53	62.97
20264		PROGRAMING TEST ADA	6/83	SLN	84	71519470	DATA I/O	166	3,526.50	3,463.53	62.97
20265		CALIBRATOR EXTENDER	12/82	SLN	84	9101521	DATA I/O	166	160.00	160.00
20266		SYSTEM PROGRAMMER	12/82	SLN	84	G1225A21	DATA I/O	166	4,158.55	4,158.55
20267		UNIPAK 950-0099-003	12/82	SLN	84	M1084A2	DATA I/O	166	2,000.00	2,000.00
20268		PROM PROGRAMMING MOD	12/82	SLN	84	2152280	DATA I/O	166	825.00	825.00
20269		GANG MODULE	12/82	SLN	84	M1130E2	DATA I/O	166	1,707.62	1,707.82
20270		CHARACTERIZER FOR 27	12/82	SLN	84	7141566	DATA I/O	166	85.00	85.00
20271		CHARACTERIZER FOR 27	12/82	SLN	84	7141569	DATA I/O	166	85.00	85.00
20272		CHARACTERIZER FOR 27	6/83	SLN	84	2	DATA I/O	166	3,314.27	3,255.09	59.18
20273		CHARACTERIZER FOR 27	12/82	SLN	84	7141576	DATA I/O	166	85.00	85.00
20274		CHARACTERIZER FOR 27	12/82	SLN	84	4001	DATA I/O	166	87.77	87.77
20275		UNIVERSAL CALIBRATOR	12/82	SLN	84	9101071	DATA I/O	166	355.68	355.68
20277		PRO-NOTCH	3/83	SLN	144	180348		164	7,816.39	4,722.40	3,093.99
20278		MODEL 2300-4017 8085	3/83	SLN	84	NONE	ELECTRO-RENT	166	400.00	392.86	7.14
20279		MODEL 2300-9403 DVLP	3/83	SLN	84	2208	ELECTRO-RENT	166	5,154.56	5,062.51	92.05
20280		MODEL MD3A DUAL FLOP	3/83	SLN	84	1017	ELECTRORENT	166	3,200.00	3,142.86	57.14
20281		MODEL 2300-4021-01 P	8/83	SLN	84	16011CI	ELECTRORENT	166	400.00	392.86	7.14
20294		SPECTRUM ANALIZER	9/83	SLN	60	3546436		TST	18,772.87	18,772.87
20295		DIGITAL ADAPTER	9/83	SLN	60	3746		TST	4,700.00	4,700.00
20542		BRANOT MODEL 862 CUR	3/84	SLN	60	R48045	BRANDT	TST	1,844.11	1,844.11
20544		48” ARM & 13 5/8 RAD	4/84	SLN	144	82120	IKEDA	164	20,828.44	10,848.14	9,980.30
20545		PORTABLE ELECTROSTAT	6/84	SLN	60	535	NEDERMAN	TST	3,269.82	3,269.82
20546		SEMI-AUTO WELDING PK	6/84	SLN	144	1688-29	BUCKEYE CORP	164	6,247.15	3,253.73	2,993.42

REQUEST NO. 008	ELECTRONICS FACILITY 009		PAGE 6
REPORT NO. 170
RUN DATE 09/07/90	BOOK LEDGER REPORT		FAS REL10.2.1
RUN TIME 09.45.37	AS OF SEP, 1990	BOOK 1

ITEM NUMBER	UNIT NUMB	DESCRIPTION	ENT SERV	DEPR METH	EST LIFE	SERIAL NUMBER	MANUFACTURER NAME	PRO SAL CAT PER	BASIS AMOUNT	ACCUMULATED DEPRECIATION	NET BOOK VALUE

SYSTEM SOFTWARE ENG 6624

20557		MICROFILM READER/PRI	6/84	SLN	84	295711	3M	166	2,406.57	2,148.72	257.85
20558		PRINTFOLD AUTO CONVE	6/84	SLN	84	00005435	3M	166	11,955.00	10,674.11	1,280.89
20559		ENVIRONMENTAL TEST C	6/84	SLN	60			TST	17,380.00	17,380.00
20576		PDS #1	7/84	SLN	60	JZ2791	INTEL	TST	3,072.82	3,072.82
20577		PDS #2	7/84	SLN	60	JZ396	INTEL	TST	3,072.82	3,072.82
20578		DISK #1	7/84	SLN	60	MT00169	INTEL	TST	3,072.82	3,072.82
20579		DISK #2	7/84	SLN	60	MT00024	INTEL	TST	3,072.82	3,072.82
20580		DISK #3	7/84	SLN	60	MT00094	INTEL	TST	3,072.82	3,072.82
20581		EMV #1	7/84	SLN	60	JV02322	INTEL	TST	3,072.82	3,072.82
20582		EMV #2	7/84	SLN	60	JV993	INTEL	TST	3,072.82	3,072.82
20604		MODEL SURGE NET P3	10/84	SLN	60	8402085	KEYTEK	TST	4,170.03	4,170.03
20605		COUPLER/FILTER	10/84	SLN	60	8402086	KEYTEK	TST	4,170.03	4,170.03
20606		MAINFRAME	10/84	SLN	60	8402079	KEYTEK	TST	4,170.03	4,170.03
20607		MODEL SURGE NET P1	10/84	SLN	60	8402084	KEYTEK	TST	4,170.03	4,170.03
20608		MODEL SURGE NET P9	10/84	SLN	60	8402087	KEYTEK	TST	4,170.03	4,170.03
20609		VOLTAGE/CURRENT MODU	10/84	SLN	60	8402082	KEYTEK	TST	4,170.03	4,170.03
20610		LINE SYNCH MODULE	10/84	SLN	60	8402081		TST	4,170.02	4,170.02
20611		CHARGE PULSE MODULE	10/84	SLN	60	8402080	KEYTEK	TST	4,170.02	4,170.02
20612		DIFFERENTUAL PROBE	10/84	SLN	60	8402083	KEYTEK	TST	4,170.02	4,170.02
20613		PROBE CONVERSION CAB	10/84	SLN	60	8405448	KEYTEK	TST	1,109.17	1,109.17
20614		CARRYING CASE/CALIB.	10/84	SLN	60	8405447	KEYTEK	TST	1,109.17	1,109.17
20615		POWER SUPPLY/CONTROL	10/84	SLN	60	8405445	KEYTEK	TST	1,109.17	1,109.17
20616		ON 1 DISCHARGE NETWO	10/84	SLN	60	8405444	KEYTEK	TST	1,109.17	1,109.17
20617		DISCHARGER	10/84	SLN	60	8405443	KEYTEK	TST	1,109.16	1,109.16
20618		CURRENT INJECTION AD	10/84	SLN	60	8405447	KEYTEK INSTRUM	TST	1,109.16	1,109.16
20628		CONTROL SWITCH	10/84	SLN	84	45309002	BLACK BOX	166	169.82	151.63	18.19
20629		CONTROL SWITCH	10/84	SLN	84	45309016	BLACK BOX	166	169.81	151.61	18.20
20642		IBM PC	12/84	SLN	60	90386161	IBM	166	6,483.28	6,483.28
20644		IBM PC	12/84	SLN	60	80334061	IBM	166	6,483.27	6,483.27
20648		PRINTER	10/84	SLN	84	401261	EPSON	166	467.27	417.20	50.07
20649		PRINTER	10/84	SLN	84	364804	EPSON	166	467.27	417.20	50.07
20650		PRINTER	10/84	SLN	84	401606	EPSON	166	467.27	417.20	50.07
20651		PRINTER	10/84	SLN	84	364790	EPSON	166	467.27	417.20	50.07
20659		DRAFTING TABLE	10/84	SLN	60		HAMILTON	166	800.00	800.00
20660		DRAFTING MACHINE	10/84	SLN	60	223657	VEMCO	166	416.31	416.31
20705		DYNAMOMETER	12/84	SLN	60	5871	MAGTROL	TST	1,844.34	1,844.34
20744		AIR COMPRESSOR	5/85	SLN	144	0T561475	INGERSOLL RAND	164	3,557.94	1,556.60	2,001.34
20753		VERTICAL MACHINING C	3/85	SLN	144	28103197	CNC	164	77,946.37	34,101.53	43,844.84
20753	01	VERTICAL MACHINING C	4/85	SLN	144	28103197		164	1,594.94	697.79	897.16
		ITEM TOTALS							79,541.31	34,799.32	44,741.99
20758		ENVIRONMENTAL TEST C	4/85	SLN	60	4765	RANSCO	TST	99,420.00	96,934.50	2,485.50
20767		DATA LINE MONITORS	4/86	SLN	60	00008363	DIGILOG	TST	3,308.50	3,225.79	82.71

REQUEST NO. 008	ELECTRONICS FACILITY 009		PAGE 7
REPORT NO. 170
RUN DATE 09/07/90	BOOK LEDGER REPORT		FAS REL10.2.1
RUN TIME 09.45.37	AS OF SEP, 1990	BOOK 1

ITEM NUMBER	UNIT NUMB	DESCRIPTION	ENT SERV	DEPR METH	EST LIFE	SERIAL NUMBER	MANUFACTURER NAME	PRO SAL CAT PER	BASIS AMOUNT	ACCUMULATED DEPRECIATION	NET BOOK VALUE

SYSTEM SOFTWARE ENG 6624

20801		EMULATOR	4/85	SLN	60	IPDSEMV5	INTEL	TST	743.34	724.76	18.58
20802		DISK DRIVE	4/85	SLN	60	IPDS130	INTEL	TST	2,973.39	2,899.06	74.33
20803		MAINFRAME	5/85	SLN	60	023		166	10,791.88	10,522.08	269.80
20804		CONTROLLER	5/85	SLN	60	023		166	24,300.00	23,692.50	607.50
20805		CHART RECORDER	5/85	SLN	60	0791		166	1,510.00	1,472.25	37.75
20806		LOAD CELL	5/85	SLN	60	014		166	2,170.00	2,115.75	54.25
20807		LOAD CELL	5/85	SLN	60	0265		166	2,280.00	2,223.00	57.00
20810		DIAZO PRINTER	5/85	SLN	60	2405	BRUNING	166	1,927.55	1,879.36	48.19
20910		EMULATOR	2/85	SLN	60	01881711	APPLIED MICRO	TST	5,520.50	5,382.49	138.01
20939		EMULATOR	6/85	SLN	60	01881667	APPLIED MICROS	166	6,143.50	5,989.91	153.59
20946		EMULATOR	2/85	SLN	60	01188171	APPLIED MICRO	TST	5,520.50	5,382.49	138.01
20966		EXPANSION CHASSIS	6/85	SLN	60	E202077	MICROHIO	166	950.00	926.25	23.75
20968		FLOPPY DISK DRIVE TE	6/85	SLN	60	851415	AVA INSTRUMENT	TST	3,344.50	3,260.89	83.61
20981		DIGITAL BENCH MICROM	7/85	SLN	60	A22953	TESTING MACH I	TST	1,183.48	1,153.89	29.59
21054		PAPER SHREDDER	9/85	SLN	96	03133780	DESTROYIT	OFF	1,139.00	747.47	391.53
21073		PROM PROGRAMMER	9/85	SLN	60	50300370	DATA IO	166	2,605.06	2,539.93	65.13
21094		ENLARGER PRINTER	12/85	SLN	60	0312047	3M	166	38,782.00	37,812.45	969.55
21095		1010 SYSTEM	10/85	SLN	60	N03046	DIEBOLD	TST	10,085.56	9,833.42	252.14
21096		1005 SYSTEM	10/85	SLN	60	0N02798	DIEBOLD	TST	10,085.56	9,833.42	252.14
21096	01	ADD CHGS-BASE CHASSI	9/86	SL	144		INTEL	164	1,334.38	472.59	861.79
		ITEM TOTALS							11,419.94	10,306.01	1,113.93
21097		1005 SYSTEM	10/85	SLN	60			TST	10,085.55	9,833.41	252.14
21098		1005 SYSTEM	10/85	SLN	60			TST	10,085.55	9,833.41	252.14
21111		DATA LOGGER	5/86	SL	144	660040	FLUKE	164	8,595.35	3,044.18	5,551.17
21119		EMULATOR ZAX	8/86	SL	144	601017 DA	ZAX	164	5,000.00	1,770.83	3,229.17
21120		DATA LINE MONITOR	5/86	SL	144	8774	DIGILOG	164	3,308.62	1,171.80	2,136.82
21125		COMPACT COMPUTER	6/86	SL	144	B02456	WINCHESTER	164	9,045.40	3,203.58	5,841.82
21129		DATA LINE MONITOR	5/86	SL	144	8776	DIGILOG	164	3,308.61	1,171.80	2,136.81
21137		COMPACT COMPUTER	8/86	SL	144	B001812	WINCHESTER	164	9.045.40	3,203.58	5,841.82
21150		PRINTFOLD 20 COLLATO	6/86	SL	60	6033	SUMMIT	166	5,321.78	4,523.51	798.27
21151		COMPACT COMPUTER	8/86	SL	144	B001820	WINCHESTER	164	9,045.40	3,203.58	5,841.82
21152		COMPACT COMPUTER	8/86	SL	144	B001719	WINCHESTER	164	9,045.40	3,203.58	5,841.82
21153		COMPACT COMPUTER	8/86	SL	144	B01918	WINCHESTER	164	9,045.40	3,203.58	5,841.82
21158		COMPACT COMPUTER	8/86	SL	144	001512	WINCHESTER	164	9,045.40	3,203.58	5,841.82
21159		COMPACT COMPUTER	8/86	SL	144		WINCHESTER	164	9,045.40	3,203.58	5,841.82
21160		1005	8/86	SL	60			RED	4,030.93	3,426.29	604.64
21161		1005	8/86	SL	60			RED	4,030.93	3,426.29	604.64
21162		1005	8/86	SL	60			RED	4,030.93	3,426.29	604.64
21228		13-SONEX BAFFLES	12/85	SL	60			TST	2,496.00	2,433.60	62.40
21228	01	ADDITIONAL COST	8/86	SL	60			TST	91.96	78.17	13.79
		ITEM TOTALS							2,587.96	2,511.77	76.19
21253		PC COMMUNICATION BDS	12/86	SL	144		INTEL	164	20,000.00	7,083.33	12,916.67

REQUEST NO. 008	ELECTRONICS FACILITY 009		PAGE 8
REPORT NO. 170
RUN DATE 09/07/90	BOOK LEDGER REPORT		FAS REL10.2.1
RUN TIME 09.45.37	AS OF SEP, 1990	BOOK 1

ITEM NUMBER	UNIT NUMB	DESCRIPTION	ENT SERV	DEPR METH	EST LIFE	SERIAL NUMBER	MANUFACTURER NAME	PRO SAL CAT PER	BASIS AMOUNT	ACCUMULATED DEPRECIATION	NET BOOK VALUE

SYSTEM SOFTWARE ENG 6624

21253	01	COMMUNICATION BOARDS	4/87	SL	60		INTEL	RAD	4,233.05	2,751.48	1,481.57
		ITEM TOTALS							24,233.05	9,834.81	14,398.24
21254		MISC BDS & CABLE	12/86	SL	144		INTEL	164	18,518.20	6,558.53	11,959.67
21254	02	MISC BDS & CABLE	8/87	SL	60		INTEL	TES	7,585.45	4,930.54	2,654.91
		ITEM TOTALS							26,103.65	11,489.07	14,614.58
21257		LAB FURNITURE	4/87	SL	96		WORKPLACE	269	4,285.80	1,741.11	2,544.69
21271		DISK DRIVES	8/87	SL	60		ARROW ELECTRON	266	2,003.69	1,302.40	701.29
21273		PC SOFTWARE	8/87	SL	60			SOF	715.29	453.02	262.27
21273	01	PC LINK	8/87	SL	60		INTEL	266	1,084.09	704.66	379.43
		ITEM TOTALS							1,799.38	1,157.68	641.70
21291		POLYTRON VERSION	3/89	SL	60		POLYTRON	SOF	6,083.13	1,926.32	4,156.81
21292		ETHERNET CARDS	3/89	SL	60		AMERICAN OFFIC	266	1,265.50	316.38	949.12
21459		DOS 3.3 & MICRUN 80	12/87	SL	60			SOF	632.50	358.42	274.08
21460		HIGGINS LAN KIT,	12/87	SL	60			SOF	2,367.86	1,341.79	1,026.07
21461		INTELLINK BOX	12/87	SL	60		INTEL	266	1,892.87	1,230.36	662.51
22201		PC SYSTEM	8/86	SL	60	6313835150	IBM	166	2,497.50	2,122.88	374.62
22204		ZENEX BOX	8/86	SL	144	N05274	INTEL	164	20,000.00	7,083.33	12,916.67
22206		LINK BOX	8/86	SL	144		INTEL	164	1,800.00	637.50	1,162.50
22207		PRINTER	8/86	SL	144	006270	COM REX	164	1,047.00	370.81	676.19
22208		INTEL 1005 CONTROLL	11/86	SL	144	P11630	INTEL	164	3,695.68	1,308.88	2,386.80
22209		ADM II	11/86	SL	144	91422		164	826.19	292.61	533.58
22211		1072 WALK-UP TERMINA	11/86	SL	60	000MM00514	DIEBOLD	166	12,962.95	11,018.51	1,944.44
22212		WORKSTATION #2	9/86	SL	60	2005	CALCOMP	166	3,336.37	2,835.92	500.45
22213		WORKSTATION #3	9/86	SL	60	2006	CALCOMP	166	3,336.37	2,835.92	500.45
22214		WORKSTATION #1	9/86	SL	60	2007	CALCOMP	166	3,336.37	2,835.92	500.45
22215		GRAPHICS TAB DIGITIZ	9/86	SL	60	2011	CALCOMP	166	3,336.37	2,835.92	500.45
22216		PLOTTER/PEN	9/86	SL	60	3168	CALCOMP	166	3,336.36	2,835.91	500.45
22217		PRINTER	9/86	SL	60	2001	CALCOMP	166	3,336.36	2,835.91	500.45
22218		DISK DRIVE	9/86	SL	60	2016		166	3,336.36	2,835.91	500.45
22219		MAGNETIC TAPE	9/86	SL	60	2049		166	3,336.36	2,835.91	500.45
22220		FLOPPY DISK	9/86	SL	60	2034	CALCOMP	166	3,336.36	2,835.91	500.45
22221		CPU	9/86	SL	60	3013	CALCOMP	166	3,336.36	2,835.91	500.45
22222		CONSOLE	9/86	SL	60	2040	CALCOMP	166	3,336.36	2,835.91	500.45
22518		DATA I/O PROM PROGRA	4/87	SL	60	0005305365	DATA I/O CORP	TES	2,616.00	1,700.40	915.60
22346		DIG STOR OSCILLOSCOP	6/87	SL	60	0004040626	METERMASTER	TES	5,568.79	3,619.71	1,949.08
22348		TIE WRAP MACHINE	6/87	SL	60	DGH 137	PANDUIT	TES	3,038.40	1,974.96	1,063.44
22363		FELINE DATA LINE MON	7/87	SL	60	103086	DATA PROCESSIN	TES	1,663.12	1,081.03	582.09
22364		FELINE DATA LINE MON	7/87	SL	60	60901048	DATA PROCESSIN	TES	1,663.12	1,081.03	582.09
22365		FELINE DATA LINE MON	7/87	SL	60	98086	DATA PROCESSIN	TES	1,663.12	1,081.03	582.09
22366		FELINE DATA LINE MON	7/87	SL	60	100086	DATA PROCESSIN	TES	1,663.12	1,081.03	582.09
22368		FELINE DATA LINE MON	7/87	SL	60	104086	DATA PROCESSIN	TES	1,663.12	1,081.03	582.09
22373		PROTOCOL ANALYZER	7/87	SL	60	2612403360	HEWLETT PACKAR	TES	5,559.04	3,613.38	1,945.66

REQUEST NO. 008	ELECTRONICS FACILITY 009		PAGE 9
REPORT NO. 170
RUN DATE 09/07/90	BOOK LEDGER REPORT		FAS REL10.2.1
RUN TIME 09.45.37	AS OF SEP, 1990	BOOK 1

ITEM NUMBER	UNIT NUMB	DESCRIPTION	ENT SERV	DEPR METH	EST LIFE	SERIAL NUMBER	MANUFACTURER NAME	PRO SAL CAT PER	BASIS AMOUNT	ACCUMULATED DEPRECIATION	NET BOOK VALUE

SYSTEM SOFTWARE ENG 6624

22374		COMPAQ 256K	7/87	SL	60	1648ABAB00	COMPUTERLAND	TES	1,869.04	1,214.88	654.16
22375		FELINE DATA LINE MON	7/87	SL	60	101086	DATA PROCESSIN	TES	1,663.13	1,081.03	582.10
22376		PC	7/87	SL	60	9511	MAGITRONIC	266	851.04	553.18	297.86
22377		PC	7/87	SL	60	9512	MAGITRONIC	266	851.04	553.18	297.86
22391		GRINDING FIXTURE	9/87	SL	144	WELDON	TRICO TOOL CO	264	2,327.57	630.38	1,697.19
22393		MICRO ANALYST	9/87	SL	60	0008001417	NORTHWEST IND	RAD	4,383.53	2,849.29	1,534.24
22394		FACSIMILE MACHINE	10/87	SL	60	075104516E	SHARP	266	2,698.46	1,754.00	944.46
22414		ZAX EMULATOR PKG	12/87	SL	60	504054	ZAX CORP	TES	4,774.67	3,093.86	1,680.81
22417		AT PC & MONITOR	12/87	SL	60	023825	COMPUTER PRODU	266	2,009.82	1,304.30	705.52
22418		AT PC & MONITOR	12/87	SL	60	023626	COMPUTER PRODU	266	2,009.81	1,304.30	705.51
22419		AT PERSONAL COMPUTER	12/87	SL	60	021519	COMPUTER PRODU	266	2,118.06	1,376.74	741.32
22419	01	DOS 3.3	12/87	SL	60		COMPUTERLAND	SOF	90.00	51.00	39.00
		ITEM TOTALS							2,208.06	1,427.74	780.32
22420		AT PERSONAL COMPUTER	12/87	SL	60	021514	COMPUTER PRODU	266	2,118.05	1,376.73	741.32
22420	01	DOS 3.3	12/87	SL	60		COMPUTERLAND	SOF	90.00	51.00	39.00
		ITEM TOTALS							2,208.05	1,427.73	780.32
22422		AT PERSONAL COMPUTER	12/87	SL	60	021520	COMPUTER PRODU	266	2,118.06	1,376.74	741.32
22422	01	DOS 3.3	12/87	SL	60		COMPUTERLAND	SOF	90.00	51.00	39.00
		ITEM TOTALS							2,208.06	1,427.74	780.32
22424		AT PERSONAL COMPUTER	12/87	SL	60	021516	COMPUTER PRODU	266	2,118.06	1,376.74	741.32
22424	01	DOS 3.3	12/87	SL	60		COMPUTERLAND	SOF	90.00	51.00	39.00
		ITEM TOTALS							2,208.06	1,427.74	780.32
22469		CUTTER WIRE/TUBE	6/88	SL	144	488-574	EUBANKS	264	4,917.78	922.09	3,995.69
22490		EMULATOR (ZAX)	12/88	SL	60	601016DA		TES	5,525.25	2,486.36	3,038.89
22509		EMULATOR (ZAX)	12/88	SL	60	604017DA		TES	5,525.25	2,486.36	3,038.89
22510		EMULATOR (ZAX)	12/88	SL	60	64027DA		TES	5,525.25	2,486.36	3,038.89
22511		EMULATOR (ZAX)	12/88	SL	60	604019DA		TES	5,525.25	2,486.36	3,038.89
22515		PC	7/88	SL	60	0901248	COMPUTER PRODU	266	2,105.71	947.57	1,158.14
22515	01	DOS, BRIEF, XTPRO	7/88	SL	60		PROGRAMMER’S	SOF	462.27	208.02	254.25
		ITEM TOTALS							2,567.98	1,155.59	1,412.39
22516		PC	7/88	SL	60	0901245	COMPUTER PRODU	266	2,105.70	947.57	1,158.13
22516	01	DOS, BRIEF, XTPRO	7/88	SL	60		PROGRAMMER’S	SOF	462.27	208.02	254.25
		ITEM TOTALS							2,567.97	1,155.59	1,412.38
22517		PC	7/88	SL	60	0901247	COMPUTER PRODU	266	2,105.70	947.57	1,158.13
22517	01	DOS, BRIEF, XTPRO	7/88	SL	60		PROGRAMMER’S	SOF	462.27	208.02	254.25
		ITEM TOTALS							2,567.97	1,155.59	1,412.38
22518		PC	7/88	SL	60	0901246	COMPUTER PRODU	266	2,105.79	947.61	1,158.18
22518	01	DOS, BRIEF, XTPRO	7/88	SL	60		PROGRAMMER’S	SOF	462.27	208.02	254.25
		ITEM TOTALS							2,568.06	1,155.63	1,412.43
22522		SAMSUNG AT PC	8/88	SL	60	900032	COMPUTER PRODU	266	2,046.58	920.96	1,125.62
22528		PC XT COMPATIBLE	12/88	SL	60			266	1,825.60	821.52	1,004.08
22529		PC XT COMPATIBLE	12/88	SL	60			266	1,825.60	821.52	1,004.08

REQUEST NO. 008	ELECTRONICS FACILITY 009		PAGE 10
REPORT NO. 170
RUN DATE 09/07/90	BOOK LEDGER REPORT		FAS REL10.2.1
RUN TIME 09.45.37	AS OF SEP, 1990	BOOK 1

ITEM NUMBER	UNIT NUMB	DESCRIPTION	ENT SERV	DEPR METH	EST LIFE	SERIAL NUMBER	MANUFACTURER NAME	PRO SAL CAT PER	BASIS AMOUNT	ACCUMULATED DEPRECIATION	NET BOOK VALUE

SYSTEM SOFTWARE ENG 6624

22529	01	DOS & MISC SOFTWARE	12/88	SL	60			SOF	1,860.81	682.30	1,178.51
		ITEM TOTALS							3,686.41	1,503.82	2,182.59
22530		PC AT COMPATIBLE	12/88	SL	60	021329		266	2,700.60	1,215.27	1,486.33
22531		PC XT COMPATIBLE	12/88	SL	60			266	1,825.60	821.52	1,004.08
22532		PC XT COMPATIBLE	12/88	SL	60			266	1,825.60	821.52	1,004.08
22533		PC XT COMPATIBLE	12/88	SL	60			266	1,825.60	821.52	1,004.08
22534		INTELLINK BOX	12/88	SL	60			266	1,700.00	765.00	936.00
22535		PC XT COMPATIBLE	12/88	SL	60			266	1,825.60	821.52	1,004.08
22536		PC XT COMPATIBLE	12/88	SL	60			266	1,825.60	821.52	1,004.08
22556	01	DOS & MISC SOFTWARE	12/88	SL	60			SOF	6,357.77	2,331.18	4,026.59
		ITEM TOTALS							8,183.37	3,152.70	5,030.67
22537		INTELLINK BOX	12/88	SL	60			266	1,709.01	769.05	939.96
22539		INTELLINK BOX	12/88	SL	60			266	1,799.01	809.55	989.46
22541		IBM PC PS/2	12/88	SL	60	72-7048693		266	6,193.22	2,786.95	3,406.27
22542		PC XT COMPATIBLE	12/88	SL	60			266	1,825.60	821.52	1,004.08
22543		PC XT COMPATIBLE	12/88	SL	60			266	1,825.60	821.52	1,004.08
22544		PC XT COMPATIBLE	12/88	SL	60			266	1,825.60	821.52	1,004.08
22545		PC XT COMPATIBLE	12/88	SL	60			266	1,825.60	821.52	1,004.08
22546		PC XT COMPATIBLE	12/88	SL	60			266	1,825.60	821.52	1,004.08
22546	01	DOS & MISC SOFTWARE	12/88	SL	60			SOF	4,496.96	1,648.88	2,848.08
		ITEM TOTALS							6,322.56	2,470.40	3,852.16
22548		INTELLINK BOX	12/88	SL	60			266	1,799.01	809.55	989.46
22553		CNS FILE SERVER	2/89	SL	60	4829061	AMERICAN OFFIC	266	28,029.03	7,007.26	21,021.77
22555		3M PROCESSOR CAMERA	10/88	SL	96	115049	COMDOC	269	49,777.04	13,999.79	35,777.25
22556		CURRENCY COUNTER	10/88	SL	60	RB3659	BRANDT INC	TES	2,328.77	1,047.95	1,280.82
22557		CURRENCY SORTER	10/88	SL	60	1530	DELARUE SYSTEM	TES	19,301.78	8,685.80	10,615.98
22600		ZENITH MNITOR	5/89	SL	60	7NN2204N0Q	COMPUTER MAIL	266	759.57	189.89	569.68
22614		IBM PC WITH MOUSE	3/89	SL	60	72-7015359	CBM COMPUTER	266	6,346.55	1,586.64	4,759.91
22614	01	ZENITH MONITOR	3/89	SL	60		COMPUTER MAIL	266	719.97	179.99	539.98
		ITEM TOTALS							7,066.52	1,766.63	5,299.89
22616		IN-CIRCUIT EMULATOR	3/89	SL	60	N50006928	INTEL	TES	20,063.82	5,015.96	15,047.86
22640		PC 286/12	5/90	SL	60	16740	COMPUADO CORP	266	2,738.29	171.14	2,567.15
22641		120 COMPUTER SYSTEM	5/90	SL	60	88032245	INTEL	266	10,511.21	656.95	9,854.26
22642		IBM MODEL 70 PC	5/90	SL	60	72-0001947	CBM COMPUTER	266	7,261.60	453.85	6,807.75
22643		IBM MODEL 70 PC	5/90	SL	60	72-7002249	CBM COMPUTER	266	5,317.21	332.33	4,984.88
22644		IBM MODEL 80 PC	5/90	SL	60	72-7052460	CBM COMPUTER	266	10,366.45	647.90	9,718.55
22647		PERSONAL COMPUTER AT	5/89	SL	60	031677	COMPUTER PRODU	266	1,835.66	463.41	1,390.25
22647	01	PROCESSING BOARD	6/89	SL	60		DIEBOLD	266	1,560.59	390.15	1,170.44
22647	02	PC LINK W/O DOCUMNT	6/89	SL	60		DIEBOLD	266	1,545.12	386.28	1,158.84
22647	03	2MEMORY KITS & MOUSE	6/89	SL	60		CBM COMPUTER	266	2,038.26	509.57	1,528.69
		ITEM TOTALS							6,997.63	1,749.41	5,248.22
22648		ZENITH MNITOR	5/89	SL	60	1NF0179NDF	COMPUTER MAIL	266	759.57	189.89	569.68

REQUEST NO. 008	ELECTRONICS FACILITY 009		PAGE 11
REPORT NO. 170
RUN DATE 09/07/90	BOOK LEDGER REPORT		FAS REL10.2.1
RUN TIME 09.45.37	AS OF SEP, 1990	BOOK 1

ITEM NUMBER	UNIT NUMB	DESCRIPTION	ENT SERV	DEPR METH	EST LIFE	SERIAL NUMBER	MANUFACTURER NAME	PRO SAL CAT PER	BASIS AMOUNT	ACCUMULATED DEPRECIATION	NET BOOK VALUE

SYSTEM SOFTWARE ENG 6624

22652		1003W	12/89	SL	60	000367	DIEBOLD	TES	2,497.52	624.38	1,873.14
22653		1003W	12/89	SL	60	000355	DIEBOLD	TES	2,497.52	624.38	1,873.14
22654		1003W	12/89	SL	60	000369	DIEBOLD	TES	2,497.52	624.38	1,873.14
22663		IBM MODEL 70 PC	10/89	SL	60	72-7021133	CBM COMPUTER	266	5,321.42	1,330.38	3,991.07
22664		IBM MODEL 70 PC	10/89	SL	60	72-7016119	CBM COMPUTER	266	5,321.42	1,330.35	3,991.07
22668		MONITOR FLAT SCREEN	5/90	SL	60		COMPUTER MAIL	266	759.57	47.47	712.10
22668	01	IBM PC MODEL 70	5/90	SL	60	7024528	MICRO CENTER	266	7,178.21	448.64	6,729.57
		ITEM TOTALS							7,937.78	496.11	7,441.67
22669		ZENITH VGA MONITOR	12/89	SL	60	845N00351N	CBM COMPUTER	266	688.07	172.02	516.05
22669	01	IBM PS/2 PC	12/89	SL	60	7021017	CBM COMPUTER	266	4,954.80	1,238.70	3,716.10
		ITEM TOTALS							5,642.87	1,410.72	4,232.15
22670		IBM PS/2 PC	12/89	SL	60	1002485	CBM COMPUTER	266	4,358.11	1,089.53	3,268.58
22670	01	ZENITH VGA MONITOR	12/89	SL	60	904NC0163N	CBM COMPUTER	266	683.64	170.91	512.73
		ITEM TOTALS							5,041.75	1,260.44	3,781.31
22734		HOT GAS REFLOW MODUL	5/90	SL	60		AIR-VAC ENG CO	RAD	17,569.15	1,097.45	16,461.70
22739		OSCILLOSCOPE PROBE	5/90	SL	60	G103454	TEKTRONIX INC	TES	1,272.80	79.65	1,193.25
22748		COMPAQ LTE PC & MODEM	8/90	SL	60	47HAF30535	ENTRE COMPUTER	266	3,429.81	137.19	3,292.62
22749		8565-121 PS/2	8/90	SL	60	23-4513391	IBM	266	6,237.18	249.49	5,987.69
22750		MULTISYNC MONITOR 3D	8/90	SL	60	R5-L07606M	NEC	266	719.35	28.77	690.58
23020		IN CIRCUIT TEST FIXT	10/88	SL	60		SGI NEM HAMPSH	TES	8,286.00	3,728.70	4,557.30
23087		SOFTWARES FOR CADCAM	2/90	SL	60			SOF	69,772.29	9,302.97	60,469.32
30005	00	CASSETTE LOADER	4/81	SLN	60	0B7833	EPI	TST	1,108.00	1,108.00
50176	01	UPGRADE DATA IO PROG	8/84	SLN	60	1301239	DATA IO	TST	4,083.54	4,083.54
60047		DRAFTING TABLES AND	7/64	SLN	120			N66	1,104.87	1,104.87
60048		DRAFTING STOOLS	7/64	SLN	120			N66	237.95	237.95
60087		UNIVERSAL DRAFTING M	7/66	SLN	120		UNIVERSAL	N66	1,551.88	1,551.88
60357		PLATFORM SCALE	7/72	SLN	72		TOLEDO	A66	1,400.00	1,400.00
60493		SCOPEMOBILE CART	7/73	SLN	84			A66	480.00	480.00
60695		POWER SUPPLY	7/74	SLN	84	DCR40-35	SORENSON	A66	750.00	750.00
60955		DATASCOPE	7/76	SLN	84	E238847		A66	8,390.00	8,390.00
61085		DIGITAL MULTIMETER	7/77	SLN	84	8800	FLUKE	A66	1,135.00	1,135.00
61089		MILLIOMMETER	7/77	SLN	84			A66	1,053.28	1,053.28
68138		1 RTS100 UNIT CAFE P	10/85	SLN	96	501032	RTS	OFF	2,586.58	1,697.44	889.14
90472		TERMINAL SAVER CS100	10/87	SL	60		INTERGRAPH	266	1,708.43	1,110.48	597.95
90472	01	TERMINAL SAVER CS100	10/87	SL	60		INTERGRAPH	266	639.37	415.59	223.78
90472	02	TERMINAL SAVER CS100	10/87	SL	60		INTERGRAPH	266	639.37	415.59	223.78
90472	03	TERMINAL SAVER CS100	10/87	SL	60		INTERGRAPH	266	639.37	415.59	223.78
90472	04	TERMINAL SAVER CS100	10/87	SL	60		INTERGRAPH	266	639.37	415.59	223.78
90472	05	TERMINAL SAVER CS100	12/87	SL	60		INTERGRAPH	266	849.09	551.91	297.18
		ITEM TOTALS							5,115.00	3,324.75	1,790.25
90473		DOT MATRIX PRINTER	10/87	SL	60		INTERGRAPH	266	310.62	201.90	108.72
90473	01	DOT MATRIX PRINTER	10/87	SL	60		INTERGRAPH	266	116.25	75.56	40.69

REQUEST NO. 008	ELECTRONICS FACILITY 009		PAGE 12
REPORT NO. 170
RUN DATE 09/07/90	BOOK LEDGER REPORT		FAS REL10.2.1
RUN TIME 09.45.37	AS OF SEP, 1990	BOOK 1

ITEM NUMBER	UNIT NUMB	DESCRIPTION	ENT SERV	DEPR METH	EST LIFE	SERIAL NUMBER	MANUFACTURER NAME	PRO SAL CAT PER	BASIS AMOUNT	ACCUMULATED DEPRECIATION	NET BOOK VALUE

SYSTEM SOFTWARE ENG 6624

90473	02	DOT MATRIX PRINTER	10/87	SL	60		INTERGRAPH	266	116.25	75.56	40.69
90473	03	DOT MATRIX PRINTER	10/87	SL	60		INTERGRAPH	266	116.25	75.56	40.69
90473	04	DOT MATRIX PRINTER	10/87	SL	60		INTERGRAPH	266	116.25	75.56	40.69
90473	05	DOT MATRIX PRINTER	12/87	SL	60		INTERGRAPH	266	154.38	100.35	54.03
		ITEM TOTALS							930.00	604.49	325.51
97163		COMPUTER CABLE INSTA	5/87	SL	60		HILSCHER CLARK	266	149.75	97.34	52.41
97163	#01	ENGINEERING TABLES	3/87	SL	60		INTERGRAPH	SOF	166.00	118.97	47.03
97163	#02	COMPUTER CABLE INSTA	5/87	SL	60		HILSCHER CLARK	266	147.95	96.17	51.78
97163	01	ENGINEERING TABLES	3/87	SL	60		INTERGRAPH	SOF	334.00	239.37	94.63
97163	02	ENGINEERING TABLES	3/87	SL	60		INTERGRAPH	SOF	125.00	89.58	35.42
97163	03	ENGINEERING TABLES	3/87	SL	60		INTERGRAPH	SOF	125.00	89.58	35.42
97163	04	ENGINEERING TABLES	3/87	SL	60		INTERGRAPH	SOF	125.00	89.58	35.42
97163	05	ENGINEERING TABLES	3/87	SL	60		INTERGRAPH	SOF	125.00	89.58	35.42
97163	08	COMPUTER CABLE INSTA	5/87	SL	60		HILSCHER CLARK	266	111.42	72.42	39.00
97163	09	COMPUTER CABLE INSTA	5/87	SL	60		HILSCHER CLARK	266	111.42	72.42	39.00
97163	10	COMPUTER CABLE INSTA	5/87	SL	60		HILSCHER CLARK	266	111.42	72.42	39.00
97163	11	COMPUTER CABLE INSTA	5/87	SL	60		HILSCHER CLARK	266	111.42	72.42	39.00
97163	13	COMPUTER CABLE INSTA	5/87	SL	60		HILSCHER CLARK	266	147.95	96.17	51.78
		ITEM TOTALS							1,891.33	1,296.02	595.31
97164		INTERACTIVE PCB DESG	1/87	SL	60		INTERGRAPH	SOF	2,013.35	1,510.01	503.34
97164	#01	INTERACTIVE PCB DESG	1/87	SL	60		INTERGRAPH	SOF	1,000.65	750.49	250.16
97164	01	INTERACTIVE PCB DESG	1/87	SL	60		INTERGRAPH	SOF	753.50	565.12	188.38
97164	02	INTERACTIVE PCB DESG	1/87	SL	60		INTERGRAPH	SOF	753.50	565.12	188.38
97164	03	INTERACTIVE PCB DESG	1/87	SL	60		INTERGRAPH	SOF	753.50	565.12	188.38
97164	04	INTERACTIVE PCB DESG	1/87	SL	60		INTERGRAPH	SOF	753.50	565.12	188.38
		ITEM TOTALS							6,028.00	4,520.98	1,507.02
97165		AUTO PLACER	1/87	SL	60		INTERGRAPH	SOF	2,013.35	1,510.01	503.34
97165	#01	AUTO PLACER	1/87	SL	60		INTERGRAPH	SOF	1,000.65	750.49	250.16
97165	01	AUTO PLACER	1/87	SL	60		INTERGRAPH	SOF	753.50	565.12	188.38
97165	02	AUTO PLACER	1/87	SL	60		INTERGRAPH	SOF	753.50	565.12	188.38
97165	03	AUTO PLACER	1/87	SL	60		INTERGRAPH	SOF	753.50	565.12	188.38
97165	04	AUTO PLACER	1/87	SL	60		INTERGRAPH	SOF	753.50	565.12	188.38
		ITEM TOTALS							6,028.00	4,520.98	1,507.02
97166		NC DRILL I/F	1/87	SL	60		INTERGRAPH	SOF	2,108.53	1,581.40	527.13
97166	#01	NC DRILL I/F	1/87	SL	60		INTERGRAPH	SOF	1,047.95	785.96	261.99
97166	01	NC DRILL I/F	1/87	SL	60		INTERGRAPH	SOF	789.13	591.85	197.28
97166	02	NC DRILL I/F	1/87	SL	60		INTERGRAPH	SOF	789.13	591.85	197.28
97166	03	NC DRILL I/F	1/87	SL	60		INTERGRAPH	SOF	789.13	591.85	197.28
97166	04	NC DRILL I/F	1/87	SL	60		INTERGRAPH	SOF	789.13	591.85	197.28
		ITEM TOTALS							6,313.00	4,734.76	1,578.24
97167		NC COMPONENT INSERT	1/87	SL	60		INTERGRAPH	SOF	2,108.21	1,581.16	527.05
97167	#01	NC COMPONENT INSERT	1/87	SL	60		INTERGRAPH	SOF	1,047.79	785.84	261.95

REQUEST NO. 008	ELECTRONICS FACILITY 009		PAGE 13
REPORT NO. 170
RUN DATE 09/07/90	BOOK LEDGER REPORT		FAS REL10.2.1
RUN TIME 09.45.37	AS OF SEP, 1990	BOOK 1

ITEM NUMBER	UNIT NUMB	DESCRIPTION	ENT SERV	DEPR METH	EST LIFE	SERIAL NUMBER	MANUFACTURER NAME	PRO SAL CAT PER	BASIS AMOUNT	ACCUMULATED DEPRECIATION	NET BOOK VALUE

SYSTEM SOFTWARE ENG 6624

97167	01	NC COMPONENT INSERT	1/87	SL	60		INTERGRAPH	SOF	789.00	591.75	197.25
97167	02	NC COMPONENT INSERT	1/87	SL	60		INTERGRAPH	SOF	789.00	591.75	197.25
97167	03	NC COMPONENT INSERT	1/87	SL	60		INTERGRAPH	SOF	789.00	591.75	197.25
97167	04	NC COMPONENT INSERT	1/87	SL	60		INTERGRAPH	SOF	789.00	591.75	197.25
		ITEM TOTALS							6,312.00	4,734.00	1,578.00
97168		SCHEMATIC	1/87	SL	60		INTERGRAPH	SOF	2,013.36	1,510.02	503.34
97168	#01	SCHEMATIC	1/87	SL	60		INTERGRAPH	SOF	1,000.64	750.48	250.16
97168	01	SCHEMATIC	1/87	SL	60		INTERGRAPH	SOF	753.50	565.12	188.38
97168	02	SCHEMATIC	1/87	SL	60		INTERGRAPH	SOF	753.50	565.12	108.38
97168	03	SCHEMATIC	1/87	SL	60		INTERGRAPH	SOF	753.50	565.12	188.38
97168	04	SCHEMATIC	1/87	SL	60		INTERGRAPH	SOF	753.50	565.12	188.38
		ITEM TOTALS							6,028.00	4,520.98	1,507.02
97169		3D PANEL LAYOUT	1/87	SL	60		INTERGRAPH	SOF	343.35	257.51	85.84
97169	#01	3D PANEL LAYOUT	1/87	SL	60		INTERGRAPH	SOF	170.65	127.99	42.66
97169	01	3D PANEL LAYOUT	1/87	SL	60		INTERGRAPH	SOF	128.50	96.38	32.12
97169	02	3D PANEL LAYOUT	1/87	SL	60		INTERGRAPH	SOF	128.50	96.38	32.12
97169	03	3D PANEL LAYOUT	1/87	SL	60		INTERGRAPH	SOF	128.50	96.38	32.12
97169	04	3D PANEL LAYOUT	1/87	SL	60		INTERGRAPH	SOF	128.50	96.38	32.12
		ITEM TOTALS							1,028.00	771.02	256.98
97170		HIRING DIAGRAM	1/87	SL	60		INTERGRAPH	SOF	343.36	257.52	85.84
97170	#01	HIRING DIAGRAM	1/87	SL	60		INTERGRAPH	SOF	170.64	127.98	42.66
97170	01	HIRING DIAGRAM	1/87	SL	60		INTERGRAPH	SOF	128.50	96.38	32.12
97170	02	HIRING DIAGRAM	1/87	SL	60		INTERGRAPH	SOF	128.50	96.38	32.12
97170	03	HIRING DIAGRAM	1/87	SL	60		INTERGRAPH	SOF	128.50	96.38	32.12
97170	04	HIRING DIAGRAM	1/87	SL	60		INTERGRAPH	SOF	128.50	96.38	32.12
		ITEM TOTALS							1,028.00	771.02	256.98
97171		HARNESS TEMPLATE	1/87	SL	60		INTERGRAPH	SOF	343.35	257.51	65.84
97171	#01	HARNESS TEMPLATE	1/87	SL	60		INTERGRAPH	SOF	170.65	127.99	42.66
97171	01	HARNESS TEMPLATE	1/87	SL	60		INTERGRAPH	SOF	128.50	96.38	32.12
97171	02	HARNESS TEMPLATE	1/87	SL	60		INTERGRAPH	SOF	128.50	96.38	32.12
97171	03	HARNESS TEMPLATE	1/87	SL	60		INTERGRAPH	SOF	128.50	96.38	32.12
97171	04	HARNESS TEMPLATE	1/87	SL	60		INTERGRAPH	SOF	128.50	96.38	32.12
		ITEM TOTALS							1,028.00	771.02	256.98
97172		ARCH PROD/DESIGN	1/87	SL	60		INTERGRAPH	SOF	343.36	257.52	85.84
97172	#01	ARCH PROD/DESIGN	1/87	SL	60		INTERGRAPH	SOF	170.64	127.98	42.66
97172	01	ARCH PROD/DESIGN	1/87	SL	60		INTERGRAPH	SOF	128.50	96.38	32.12
97172	02	ARCH PROD/OESIGN	1/87	SL	60		INTERGRAPH	SOF	128.50	96.38	32.12
97172	03	ARCH PROD/DESIGN	1/87	SL	60		INTERGRAPH	SOF	128.50	96.38	32.12
97172	04	ARCH PROD/DESIGN	1/87	SL	60		INTERGRAPH	SOF	128.50	96.38	32.12
		ITEM TOTALS							1,028.00	771.02	256.98
97175		SPACE PLAN/FAC LAYOT	1/87	SL	60		INTERGRAPH	SOF	343.35	257.51	85.84
97173	#01	SPACE PLAN/FAC LAYOT	1/87	SL	60		INTERGRAPH	SOF	170.65	127.99	42.66

REQUEST NO. 008	ELECTRONICS FACILITY 009		PAGE 14
REPORT NO. 170
RUN DATE 09/07/90	BOOK LEDGER REPORT		FAS REL10.2.1
RUN TIME 09.45.37	AS OF SEP, 1990	BOOK 1

ITEM NUMBER	UNIT NUMB	DESCRIPTION	ENT SERV	DEPR METH	EST LIFE	SERIAL NUMBER	MANUFACTURER NAME	PRO SAL CAT PER	BASIS AMOUNT	ACCUMULATED DEPRECIATION	NET BOOK VALUE

SYSTEM SOFTWARE ENG 6624

97173	01	SPACE PLAN/FAC LAYOT	1/87	SL	60		INTERGRAPH	SOF	128.50	96.38	32.12
97173	02	SPACE PLAN/FAC LAYOT	1/87	SL	60		INTERGRAPH	SOF	128.50	96.38	32.12
97173	03	SPACE PLAN/FAC LAYOT	1/87	SL	60		INTERGRAPH	SOF	128.50	96.38	32.12
97173	04	SPACE PLAN/FAC LAYOT	1/87	SL	60		INTERGRAPH	SOF	128.50	96.38	32.12
		ITEM TOTALS							1,028.00	771.02	256.98
97174		RAND MICAS	1/87	SL	60		INTERGRAPH	SOF	8,555.52	6,416.64	2,138.88
97174	#01	RAND MICAS	1/87	SL	60		INTERGRAPH	SOF	4,252.14	3,189.11	1,063.03
97174	01	RAND MICAS	1/87	SL	60		INTERGRAPH	SOF	3,201.92	2,401.44	800.48
97174	02	RAND MICAS	1/87	SL	60		INTERGRAPH	SOF	3,201.92	2,401.44	800.48
97174	03	RAND MICAS	1/87	SL	60		INTERGRAPH	SOF	3,201.92	2,401.44	800.48
97174	04	RAND MICAS	1/87	SL	60		INTERGRAPH	SOF	3,201.92	2,401.44	800.48
		ITEM TOTALS							25,615.34	19,211.51	6,403.83
97175		MEDS	1/87	SL	60		INTERGRAPH	SOF	5,353.35	4,015.01	1,338.34
97175	#01	MEDS	1/87	SL	60		INTERGRAPH	SOF	2,660.65	1,995.49	665.16
97175	01	MEDS	1/87	SL	60		INTERGRAPH	SOF	2,003.50	1,502.63	500.87
97175	02	MEDS	1/87	SL	60		INTERGRAPH	SOF	2,003.50	1,502.63	500.87
97175	03	MEDS	1/87	SL	60		INTERGRAPH	SOF	2,003.50	1,502.63	500.87
97176	04	MEDS	1/87	SL	60		INTERGRAPH	SOF	2,003.50	1,502.63	500.87
		ITEM TOTALS							16,028.00	12,021.02	4,006.98
97176		INTERACT SOLID MODEL	1/87	SL	60		INTERGRAPH	SOF	3,683.36	2,762.52	920.84
97176	#01	INTERACT SOLID MODEL	1/87	SL	60		INTERGRAPH	SOF	1,830.64	1,372.98	457.66
97176	01	INTERACT SOLID MODEL	1/87	SL	60		INTERGRAPH	SOF	1,378.50	1,033.88	344.62
97176	02	INTERACT SOLID MODEL	1/87	SL	60		INTERGRAPH	SOF	1,378.50	1,033.88	344.62
97176	03	INTERACT SOLID MODEL	1/87	SL	60		INTERGRAPH	SOF	1,378.50	1,033.88	344.62
97176	04	INTERACT SOLID MODEL	1/87	SL	60		INTERGRAPH	SOF	1,378.50	1,033.88	344.62
		ITEM TOTALS							11,028.00	8,271.02	2,756.98
97177		N/C PROGRAMMING	1/87	SL	60		INTERGRAPH	SOF	343.35	257.51	85.84
97177	01	N/C PROGRAMMING	1/87	SL	60		INTERGRAPH	SOF	128.50	96.38	32.12
97177	02	N/C PROGRAMMING	1/87	SL	60		INTERGRAPH	SOF	128.50	96.38	32.12
97177	03	N/C PROGRAMMING	1/87	SL	60		INTERGRAPH	SOF	128.50	96.38	32.12
97177	04	N/C PROGRAMMING	1/87	SL	60		INTERGRAPH	SOF	128.50	96.38	32.12
97177	05	N/C PROGRAMMING	1/87	SL	60		INTERGRAPH	SOF	170.65	127.99	42.66
		ITEM TOTALS							1,028.00	771.02	256.98
97178		APT & COMPANCT II	1/87	SL	60		INTERGRAPH	SOF	343.36	257.52	85.84
97178	01	APT & COMPANCT II	1/87	SL	60		INTERGRAPH	SOF	128.50	96.38	32.12
97178	02	APT & COMPANCT II	1/87	SL	60		INTERGRAPH	SOF	128.50	96.38	32.12
97178	03	APT & COMPANCT II	1/87	SL	60		INTERGRAPH	SOF	128.50	96.38	32.12
97178	04	APT & COMPANCT II	1/87	SL	60		INTERGRAPH	SOF	128.50	96.38	32.12
97178	05	APT & COMPANCT II	1/87	SL	60		INTERGRAPH	SOF	170.64	127.98	42.66
		ITEM TOTALS							1,028.00	771.02	256.98
97179		PARADISE	1/87	SL	60		INTERGRAPH	SOF	385.09	288.82	96.27
97179	01	PARADISE	1/87	SL	60		INTERGRAPH	SOF	144.13	108.10	36.03

REQUEST NO. 008	ELECTRONICS FACILITY 009		PAGE 15
REPORT NO. 170
RUN DATE 09/07/90	BOOK LEDGER REPORT		FAS REL10.2.1
RUN TIME 09.45.37	AS OF SEP, 1990	BOOK 1

ITEM NUMBER	UNIT NUMB	DESCRIPTION	ENT SERV	DEPR METH	EST LIFE	SERIAL NUMBER	MANUFACTURER NAME	PRO SAL CAT PER	BASIS AMOUNT	ACCUMULATED DEPRECIATION	NET BOOK VALUE

SYSTEM SOFTWARE ENG 6624

97179	02	PARADISE	1/87	SL	60		INTERGRAPH	SOF	144.13	108.10	36.03
97179	03	PARADISE	1/87	SL	60		INTERGRAPH	SOF	144.13	108.10	36.03
97179	04	PARADISE	1/87	SL	60		INTERGRAPH	SOF	144.13	108.10	36.03
97179	05	PARADISE	1/87	SL	60		INTERGRAPH	SOF	191.39	143.54	47.85
		ITEM TOTALS							1,153.00	864.76	288.24
97180		INTERACT EMULATION	3/87	SL	60		INTERGRAPH	SOF	1,201.06	860.76	340.30
97180	01	INTERACT EMULATION	3/87	SL	60		INTERGRAPH	SOF	449.50	322.14	127.36
97180	02	INTERACT EMULATION	3/87	SL	60		INTERGRAPH	SOF	449.50	322.14	127.36
97180	03	INTERACT EMULATION	3/87	SL	60		INTERGRAPH	SOF	449.50	322.14	127.36
97180	04	INTERACT EMULATION	3/87	SL	60		INTERGRAPH	SOF	449.50	322.14	127.36
97180	05	INTERACT EMULATION	3/87	SL	60		INTERGRAPH	SOF	596.94	427.81	169.13
		ITEM TOTALS							3,596.00	2,577.13	1,018.87
97181		DIGITAL ANAL TOOLS	3/87	SL	60		INTERGRAPH	SOF	209.00	149.78	59.22
97181	01	DIGITAL ANAL TOOLS	3/87	SL	60		INTERGRAPH	SOF	125.00	89.58	35.42
97181	02	DIGITAL ANAL TOOLS	3/87	SL	60		INTERGRAPH	SOF	125.00	89.58	35.42
97181	03	DIGITAL ANAL TOOLS	3/87	SL	60		INTERGRAPH	SOF	125.00	89.58	35.42
97181	04	DIGITAL ANAL TOOLS	3/87	SL	60		INTERGRAPH	SOF	125.00	89.58	35.42
97181	05	DIGITAL ANAL TOOLS	3/87	SL	60		INTERGRAPH	SOF	166.00	118.97	47.03
		ITEM TOTALS							875.00	627.07	247.93
97182		HIERARCH SCH CAPTURE	3/87	SL	60		INTERGRAPH	SOF	3,340.00	2,393.67	946.33
97182	01	HIERARCH SCH CAPTURE	3/87	SL	60		INTERGRAPH	SOF	1,250.00	895.83	354.17
97182	02	HIERARCH SCH CAPTURE	3/87	SL	60		INTERGRAPH	SOF	1,250.00	895.83	354.17
97182	03	HIERARCH SCH CAPTURE	3/87	SL	60		INTERGRAPH	SOF	1,250.00	895.83	354.17
97182	04	HIERARCH SCH CAPTURE	3/87	SL	60		INTERGRAPH	SOF	1,250.00	895.83	354.17
97182	05	HIERARCH SCH CAPTURE	3/87	SL	60		INTERGRAPH	SOF	1,660.00	1,189.67	470.33
		ITEM TOTALS							10,000.00	7,166.66	2,833.34
97183		HILD FAULT FREE SIM	3/87	SL	60		INTERGRAPH	SOF	1,670.00	1,196.83	473.17
97183	01	HILD FAULT FREE SIM	3/87	SL	60		INTERGRAPH	SOF	625.00	447.92	177.08
97183	02	HILD FAULT FREE SIM	3/87	SL	60		INTERGRAPH	SOF	625.00	447.92	177.08
97183	03	HILD FAULT FREE SIM	3/87	SL	60		INTERGRAPH	SOF	625.00	447.92	177.08
97183	04	HILD FAULT FREE SIM	3/87	SL	60		INTERGRAPH	SOF	625.00	447.92	177.08
		ITEM TOTALS							4,170.00	2,968.51	1,181.49
97184		OFLN PHOTOPLOT	3/87	SL	60		INTERGRAPH	SOF	2,004.00	1,436.20	567.80
97184	02	OFLN PHOTOPLOT	3/87	SL	60		INTERGRAPH	SOF	750.00	537.50	212.50
97184	03	OFLN PHOTOPLOT	3/87	SL	60		INTERGRAPH	SOF	750.00	537.50	212.50
97184	04	OFLN PHOTOPLOT	3/87	SL	60		INTERGRAPH	SOF	750.00	537.50	212.50
97184	05	OFLN PHOTOPLOT	3/87	SL	60		INTERGRAPH	SOF	996.00	713.80	282.20
		ITEM TOTALS							5,250.00	3,762.50	1,487.50
97185		IGE/RUN TIME	3/87	SL	60		INTERGRAPH	SOF	1,242.48	890.44	352.04
97185	01	IGE/RUN TIME	3/87	SL	60		INTERGRAPH	SOF	465.00	333.25	131.75
97185	02	IGE/RUN TIME	3/87	SL	60		INTERGRAPH	SOF	465.00	333.25	131.75
97185	03	IGE/RUN TIME	3/87	SL	60		INTERGRAPH	SOF	465.00	333.25	131.75

REQUEST NO. 008	ELECTRONICS FACILITY 009		PAGE 16
REPORT NO. 170
RUN DATE 09/07/90	BOOK LEDGER REPORT		FAS REL10.2.1
RUN TIME 09.45.37	AS OF SEP, 1990	BOOK 1

ITEM NUMBER	UNIT NUMB	DESCRIPTION	ENT SERV	DEPR METH	EST LIFE	SERIAL NUMBER	MANUFACTURER NAME	PRO SAL CAT PER	BASIS AMOUNT	ACCUMULATED DEPRECIATION	NET BOOK VALUE

SYSTEM SOFTWARE ENG 6624

97185	04	IGE/RUN TIME	3/87	SL	60		INTERGRAPH	SOF	465.00	333.25	131.75
97185	05	IGE/RUN TIME	3/87	SL	60		INTERGRAPH	SOF	617.52	442.56	174.96
		ITEM TOTALS							3,720.00	2,666.00	1,054.00
97199		INSTALL CAD-CAM LINE	4/87	SL	60		OBT	266	534.38	347.35	187.03
97199	01	INSTALL CAD-CAM LINE	4/87	SL	60		OBT	266	200.00	130.00	70.00
97199	02	INSTALL CAD-CAM LINE	4/87	SL	60		OBT	266	200.00	130.00	70.00
97199	03	INSTALL CAD-CAM LINE	4/87	SL	60		OBT	266	200.00	130.00	70.00
97199	04	INSTALL CAD-CAM LINE	4/87	SL	60		OBT	266	200.00	130.00	70.00
97199	05	INSTALL CAD-CAM LINE	4/87	SL	60		OBT	266	265.59	172.63	92.96
		ITEM TOTALS							1,599.97	1,039.96	559.99
97200		ELECTRICAL SUPPLIES	4/87	SL	144		GRAYBAR	264	331.06	89.66	241.40
97200	01	ELECTRICAL SUPPLIES	4/87	SL	144		GRAYBAR	264	123.90	33.56	90.34
97200	02	ELECTRICAL SUPPLIES	4/87	SL	144		GRAYBAR	264	123.90	33.56	90.34
97200	03	ELECTRICAL SUPPLIES	4/87	SL	144		GRAYBAR	264	123.90	33.56	90.34
97200	04	ELECTRICAL SUPPLIES	4/87	SL	144		GRAYBAR	264	123.90	33.56	90.34
97200	05	ELECTRICAL SUPPLIES	4/87	SL	144		GRAYBAR	264	164.54	44.56	119.96
		ITEM TOTALS							991.20	268.46	722.74
97205		EDMS	5/87	SL	60		INTERGRAPH	SOF	8,192.19	5,598.00	2,594.19
97205	01	EDMS	5/87	SL	60		INTERGRAPH	SOF	3,065.95	2,095.07	970.88
97205	02	EDMS	5/87	SL	60		INTERGRAPH	SOF	3,065.95	2,095.07	970.88
97205	03	EDMS	5/87	SL	60		INTERGRAPH	SOF	3,065.95	2,095.07	970.88
97205	04	EDMS	5/87	SL	60		INTERGRAPH	SOF	3,065.95	2,095.07	970.88
97205	05	EDMS	5/87	SL	60		INTERGRAPH	SOF	4,071.57	2,782.24	1,289.33
		ITEM TOTALS							24,527.56	16,760.52	7,767.04
97206		TEDE1851:EHT & HSV	5/87	SL	60		INTERGRAPH	SOF	621.24	424.51	196.73
97206	01	TEDE1851:EHT & HSV	5/87	SL	60		INTERGRAPH	SOF	232.50	158.88	73.62
97206	02	TEDE1851:EHT & HSV	5/87	SL	60		INTERGRAPH	SOF	232.50	158.88	73.62
97206	03	TEDE1851:EHT & HSV	5/87	SL	60		INTERGRAPH	SOF	232.50	158.88	73.62
97206	04	TEDE1851:EHT & HSV	5/87	SL	60		INTERGRAPH	SOF	232.50	158.88	73.62
97206	05	TEDE1851:EHT & HSV	5/87	SL	60		INTERGRAPH	SOF	308.76	210.99	97.77
		ITEM TOTALS							1,860.00	1,271.02	588.98
97207		MEDS II & HSV	5/87	SL	60		INTERGRAPH	SOF	1,336.00	912.93	423.07
97207	01	MEDS II & HSV	5/87	SL	60		INTERGRAPH	SOF	500.00	341.67	158.33
97207	02	MEDS II & HSV	5/87	SL	60		INTERGRAPH	SOF	500.00	341.67	158.33
97207	03	MEDS II & HSV	5/87	SL	60		INTERGRAPH	SOF	500.00	341.67	158.33
97207	04	MEDS II & HSV	5/87	SL	60		INTERGRAPH	SOF	500.00	341.67	158.33
97207	05	MEDS II & HSV	5/87	SL	60		INTERGRAPH	SOF	664.00	453.73	210.27
		ITEM TOTALS							4,000.00	2,733.34	1,266.66
97208		ETSO & HSV	5/87	SL	60		INTERGRAPH	SOF	668.00	456.47	211.53
97208	01	ETSO & HSV	5/87	SL	60		INTERGRAPH	SOF	250.00	170.83	79.17
97208	02	ETSO & HSV	5/87	SL	60		INTERGRAPH	SOF	250.00	170.83	79.17
97208	03	ETSO & HSV	5/87	SL	60		INTERGRAPH	SOF	250.00	170.83	79.17

REQUEST NO. 008	ELECTRONICS FACILITY 009		PAGE 17
REPORT NO. 170
RUN DATE 09/07/90	BOOK LEDGER REPORT		FAS REL10.2.1
RUN TIME 09.45.37	AS OF SEP, 1990	BOOK 1

ITEM NUMBER	UNIT NUMB	DESCRIPTION	ENT SERV	DEPR METH	EST LIFE	SERIAL NUMBER	MANUFACTURER NAME	PRO SAL CAT PER	BASIS AMOUNT	ACCUMULATED DEPRECIATION	NET BOOK VALUE

SYSTEM SOFTWARE ENG 6624

97208	04	ETSO & HSV	5/87	SL	60		INTERGRAPH	SOF	250.00	170.83	79.17
97208	05	ETSO & HSV	5/87	SL	60		INTERGRAPH	SOF	332.00	226.87	105.13
		ITEM TOTALS							2,000.00	1,366.66	633.34
97209		WMT & HSV	5/87	SL	60		INTERGRAPH	SOF	668.00	456.47	211.53
97209	01	WMT & HSV	5/87	SL	60		INTERGRAPH	SOF	250.00	170.83	79.17
97209	02	WMT & HSV	5/87	SL	60		INTERGRAPH	SOF	250.00	170.83	79.17
97209	03	WMT & HSV	5/87	SL	60		INTERGRAPH	SOF	250.00	170.83	79.17
97209	04	WMT & HSV	5/87	SL	60		INTERGRAPH	SOF	250.00	170.83	79.17
97209	05	WMT & HSV	5/87	SL	60		INTERGRAPH	SOF	332.00	226.87	105.13
		ITEM TOTALS							2,000.00	1,366.66	633.34
97210		TRANSCEIVER	5/87	SL	60		INTERGRAPH	SOF	182.02	124.38	57.64
97210	01	TRANSCEIVER	5/87	SL	60		INTERGRAPH	SOF	68.13	46.56	21.57
97210	02	TRANSCEIVER	5/87	SL	60		INTERGRAPH	SOF	68.13	46.56	21.57
97210	03	TRANSCEIVER	5/87	SL	60		INTERGRAPH	SOF	68.13	46.56	21.57
97210	04	TRANSCEIVER	5/87	SL	60		INTERGRAPH	SOF	68.13	46.56	21.57
97210	05	TRANSCEIVER	5/87	SL	60		INTERGRAPH	SOF	90.46	61.82	28.64
		ITEM TOTALS							545.00	372.44	172.56
97211		TRUNK CABLE	5/87	SL	60		INTERGRAPH	SOF	650.00	444.17	205.83
97211	01	TRUNK CABLE	5/87	SL	60		INTERGRAPH	SOF	181.25	123.85	57.40
97211	02	TRUNK CABLE	5/87	SL	60		INTERGRAPH	SOF	181.25	123.85	57.40
97211	03	TRUNK CABLE	5/87	SL	60		INTERGRAPH	SOF	181.25	123.85	57.40
97211	04	TRUNK CABLE	5/87	SL	60		INTERGRAPH	SOF	181.25	123.85	57.40
97211	05	TRUNK CABLE	5/87	SL	60		INTERGRAPH	SOF	240.70	164.48	76.22
		ITEM TOTALS							1,615.70	1,104.05	511.65
97212		EMS SLMS041	5/87	SL	60		INTERGRAPH	SOF	6,466.91	4,419.05	2,047.86
97212	01	EMS SLMS041	5/87	SL	60		INTERGRAPH	SOF	2,420.25	1,653.84	766.41
97212	02	EMS SLMS041	5/87	SL	60		INTERGRAPH	SOF	2,420.25	1,653.84	766.41
97212	03	EMS SLMS041	5/87	SL	60		INTERGRAPH	SOF	2,420.25	1,653.84	766.41
97212	04	EMS SLMS041	5/87	SL	60		INTERGRAPH	SOF	2,420.25	1,653.84	766.41
97212	05	EMS SLMS041	5/87	SL	60		INTERGRAPH	SOF	3,214.09	2,196.30	1,017.79
		ITEM TOTALS							19,362.00	13,230.71	6,131.29
97216		1MSD & HSV	5/87	SL	60		INTERGRAPH	SOF	534.40	365.17	169.23
97216	01	1MSD & HSV	5/87	SL	60		INTERGRAPH	SOF	200.00	136.67	63.33
97216	02	1MSD & HSV	5/87	SL	60		INTERGRAPH	SOF	200.00	136.67	63.33
97216	03	1MSD & HSV	5/87	SL	60		INTERGRAPH	SOF	200.00	136.67	63.33
97216	04	1MSD & HSV	5/87	SL	60		INTERGRAPH	SOF	200.00	136.67	63.33
97216	05	1MSD & HSV	5/87	SL	60		INTERGRAPH	SOF	265.60	181.49	84.11
		ITEM TOTALS							1,600.00	1,093.34	506.66
97217	01	3-D & HSV	5/87	SL	60		INTERGRAPH	SOF	950.00	649.17	300.83
97217	02	3-D & HSV	5/87	SL	60		INTERGRAPH	SOF	950.00	649.17	300.83
97217	03	3-D & HSV	5/87	SL	60		INTERGRAPH	SOF	950.00	649.17	300.83
97217	04	3-D & HSV	5/87	SL	60		INTERGRAPH	SOF	950.00	649.17	300.83

REQUEST NO. 008	ELECTRONICS FACILITY 009		PAGE 18
REPORT NO. 170
RUN DATE 09/07/90	BOOK LEDGER REPORT		FAS REL10.2.1
RUN TIME 09.45.37	AS OF SEP, 1990	BOOK 1

ITEM NUMBER	UNIT NUMB	DESCRIPTION	ENT SERV	DEPR METH	EST LIFE	SERIAL NUMBER	MANUFACTURER NAME	PRO SAL CAT PER	BASIS AMOUNT	ACCUMULATED DEPRECIATION	NET BOOK VALUE

SYSTEM SOFTWARE ENG 6624

97217	05	3-D & HSV	5/87	SL	60		INTERGRAPH	SOF	1,261.60	862.09	399.51
		ITEM TOTALS							5,061.60	3,458.77	1,602.83
97250		VAX VMS DOC KIT	7/87	SL	60		INTERGRAPH	SOF	589.00	382.85	206.15
97250	01	VAX VMS DOC KIT	7/87	SL	60		INTERGRAPH	SOF	220.87	143.57	77.30
97250	02	VAX VMS DOC KIT	7/87	SL	60		INTERGRAPH	SOF	220.87	143.57	77.30
97250	03	VAX VMS DOC KIT	7/87	SL	60		INTERGRAPH	SOF	220.87	143.57	77.30
97250	04	VAX VMS DOC KIT	7/87	SL	60		INTERGRAPH	SOF	220.88	143.57	77.31
97250	05	VAX VMS DOC KIT	8/87	SL	60		INTERGRAPH	SOF	294.50	186.52	107.98
		ITEM TOTALS							1,766.99	1,143.65	623.34
97251		EWD & HSV TEDE 1861	7/87	SL	60		INTERGRAPH	SOF	233.34	151.67	81.67
97251	01	EWD & HSV TEDE 1861	7/87	SL	60		INTERGRAPH	SOF	87.50	56.87	30.63
97251	02	EWD & HSV TEDE 1861	7/87	SL	60		INTERGRAPH	SOF	87.50	56.87	30.63
97251	03	EWD & HSV TEDE 1861	7/87	SL	60		INTERGRAPH	SOF	87.50	56.87	30.63
97251	04	EWD & HSV TEDE 1861	7/87	SL	60		INTERGRAPH	SOF	87.50	56.87	30.63
97251	05	EWD & HSV TEDE 1861	8/87	SL	60		INTERGRAPH	SOF	116.66	73.88	42.78
		ITEM TOTALS							700.00	453.03	246.97
97272		AUTO PCB ROUTER	12/87	SL	60		INTERGRAPH	SOF	15,170.28	8,596.49	6,573.79
97272	01	AUTO PCB ROUTER	12/87	SL	60		INTERGRAPH	SOF	5,677.50	3,217.25	2,460.25
97272	02	AUTO PCB ROUTER	12/87	SL	60		INTERGRAPH	SOF	5,677.50	3,217.25	2,460.25
97272	03	AUTO PCB ROUTER	12/87	SL	60		INTERGRAPH	SOF	5,677.50	3,217.25	2,460.25
97272	04	AUTO PCB ROUTER	12/87	SL	60		INTERGRAPH	SOF	5,677.50	3,217.25	2,460.25
97272	05	AUTO PCB ROUTER	12/87	SL	60		INTERGRAPH	SOF	7,539.72	4,272.51	3,267.21
		ITEM TOTALS							45,420.00	25,738.00	19,682.00
97275		XNS/VTP SOFTWARE	12/87	SL	60		INTERGRAPH	SOF	756.53	428.70	327.83
97275	01	XNS/VTP SOFTWARE	12/87	SL	60		INTERGRAPH	SOF	283.12	160.44	122.68
97275	02	XNS/VTP SOFTWARE	12/87	SL	60		INTERGRAPH	SOF	283.12	160.44	122.68
97275	03	XNS/VTP SOFTWARE	12/87	SL	60		INTERGRAPH	SOF	283.12	160.44	122.68
97275	04	XNS/VTP SOFTWARE	12/87	SL	60		INTERGRAPH	SOF	283.12	160.44	122.68
97275	05	XNS/VTP SOFTWARE	12/87	SL	60		INTERGRAPH	SOF	375.99	213.06	162.93
		ITEM TOTALS							2,265.00	1,283.52	981.48
97814	01	OFLN PHOTOPLOT	3/87	SL	60		INTERGRAPH	SOF	750.00	537.50	212.50
97818	04	DIGITAL ANAL TOOLS	3/87	SL	60		INTERGRAPH	SOF	125.00	89.58	35.42
CAP008		EXHIBIT BOOTH	9/83	SL	36		ADCOM	MAE	6,655.00	6,655.00
CAP009		DRAFTING TABLE	8/83	SL	36		CHARRETTE	MAE	937.55	937.55
CAP010		VEMCO TRACK MACHINE	8/83	SL	36	199952	CHARRETTE	MAE	356.15	356.15
CAP012		HIPOT TESTER	9/83	SL	36	8188-00	HIPTRONICS	MAE	717.90	717.90
CAP014		RABBIT LIGHT BOX	9/83	SL	36		CHARRETTE	MAE	365.00	365.00
CAP021		EPROM PROGRAM CARD	4/84	SL	36		ALLIGATOR	MAE	1,750.00	1,750.00
CAP023		TEST EQUIPMENT	6/84	SL	36		VEEDER ROOT	MAE	1,680.00	1,680.00
CAP027		EMULATOR	10/84	SL	84		MICROCOSM	MAE	6,029.68	5,383.64	646.04
CAP029		IBM MEMORY BOARD	9/84	SL	84		COMPUTERLAND	MAE	550.00	491.07	58.93
CAP030		MDS SYSTEM	9/82	SL	36		HAMILTON AVNET	MAE	38,500.00	38,500.00

REQUEST NO. 008	ELECTRONICS FACILITY 009		PAGE 19
REPORT NO. 170
RUN DATE 09/07/90	BOOK LEDGER REPORT		FAS REL10.2.1
RUN TIME 09.45.37	AS OF SEP, 1990	BOOK 1

ITEM NUMBER	UNIT NUMB	DESCRIPTION	ENT SERV	DEPR METH	EST LIFE	SERIAL NUMBER	MANUFACTURER NAME	PRO SAL CAT PER	BASIS AMOUNT	ACCUMULATED DEPRECIATION	NET BOOK VALUE

SYSTEM SOFTWARE ENG 6624

CAP073		BRADYWRITER PRINT SY	4/85	SL	84		WINCO	MAE	2,766.75	2,075.06	691.69
CAP078		INTERNAL TAPE SYSTEM	6/85	SL	84		EXP SYSTEM	MAE	1,005.00	763.75	251.25
CAP085		IBM PC SYS & MONITOR	6/85	SL	84		ENTRE	MAE	2,016.00	1,512.00	504.00
CAP094		SCRAP BED	12/84	SL	36			164	1,140.87	1,140.87
CAP109	F	NETWARE/E-3 CONVERS6	6/85	SL	84		ENTRE	MAE	1,745.00	1,308.75	436.25
CAP119		DRAFTING LAMP	2/85	SL	84		FOTOBEAM	MAE	372.75	279.56	93.19
CAP120		DRAFTING FUTURMATIC	2/85	SL	84		FOTOBEAM	MAE	880.95	660.71	220.24
CAP121		DRAFTER	2/85	SL	84		FOTOBEAM	MAE	121.80	91.35	30.45
CAP122		FP 256 EDROM BOARD	3/85	SL	84		ALLIGATOR	MAE	1,483.15	1,112.36	370.79
CAP124		XASM CROSS ASSEMBLER	3/85	SL	84	0231	GTEK	MAE	252.23	189.17	63.06
CAP127		FP 256 EPROM PROG	6/85	SL	60		ALLIGATOR	MAE	1,500.00	1,462.60	37.50
CAP128		PC COMPATIBLE BOARD	6/85	SL	84		DAVIDGE	MAE	630.00	472.50	157.50
CAP129		TOK PHKY LIFT	6/85	SL	84	330L123102	M&T	MAE	7,375.20	5,531.40	1,843.80
CAP132		WANG TAPE SYS FOR PC	7/85	SL	84		EXPRESS SYSTEM	MAE	1,015.00	761.25	253.75
CAP138		6 ETHERNET CARDS	8/85	SL	84		MICROSERVE	164	3,510.00	2,632.50	877.50
CAP143		DIGITAL THERMOM&COUP	10/85	SL	84	7059	OMEGA	164	465.57	349.18	116.39
CAP149		IBM PC SYSTEM	10/85	SL	84	1750799	COMPUTERLAND	MAE	1,668.00	1,251.00	417.00
CAP168		INSTALL COND UNIT	10/85	SL	60	436	J J BAFARO	MAE	3,660.78	3,569.26	91.52
CAP178		IBM INTERFACE ASYNCH	11/85	SL	84		COMPUTERLAND	MAE	100.00	75.00	25.00
CAP179		INTERFACE CONVERTER	11/85	SL	84	828376	BLACK BOX	MAE	220.32	165.24	55.08
CAP180		INTERFACE CONVERTER	11/85	SL	84	828295	BLACK BOX	MAE	220.32	165.24	55.08
CAP182		DRAFTING LAMP	11/85	SL	84		BRUNING	MAE	95.28	71.46	23.82
CAP183		INTEL MICROP DEV SYS	12/85	SL	84		GENSTAR	MAE	2,450.00	1,837.50	612.50
CAP193		MDS/EMULATOR	12/85	SL	84		GENSTAR	MAE	4,800.00	3,600.00	1,200.00
CAP196		EXH-12 MEMORY EXPANS	12/85	SL	60	509838	ZAX	MAE	1,901.84	1,854.29	47.55
CAP204		DATA LINE MONITOR	12/83	SL	48		FARMSTEAD LEAS	MAE	5,395.00	5,395.00
CAP205		WORK PLATFORM	1/86	SL	60	2785557	POWERLIFT	MAE	1,874.45	1,593.28	281.17
CAP208		TELEPHONE ADDS	1/86	SL	60		GREEN BROS	MAE	1,344.29	1,142.64	201.65
CAP208	1	COMMAND MODULE	12/85	SL	60		RW MERCER	MAE	8,475.44	8,263.55	211.89
		ITEM TOTALS							9,819.73	9,406.19	413.54
CAP209		MEMORY CHIPS	1/86	SL	60		CRONIN ELECT	MAE	111.23	94.54	16.69
CAP210		MEMORY BOARD	1/86	SL	60		MICRO AMERICA	MAE	201.00	170.85	30.15
CAP211		MEMORY BOARD	1/86	SL	60		MICROAMERICA	MAE	201.00	170.85	30.15
CAP219		178/8088	1/86	SL	60		ZAX	MAE	7,658.50	6,509.73	1,148.77
CAP220		128K CARD	1/86	SL	60		ZAX	MAE	1,795.50	1,526.18	269.32
CAP238		VARIAC TRANSFORMER	3/86	SL	60		JENKINS ELECT	MAE	673.00	572.05	100.95
CAP245		ADDL MEMORY BOARD	4/86	SL	60		PC’S LTD	MAE	353.00	300.05	52.95
CAP246		576 BOARDS	4/86	SL	60		PC’S LTD	MAE	207.00	175.95	31.05
CAP247		ETHERLINK CARDS	4/86	SL	60	15423	DATA CO	MAE	2,542.50	2,161.13	381.37
CAP248		MOUNTAIN RACE CARDS	4/86	SL	60		MICRO SERVICES	MAE	1,302.00	1,106.70	195.30
CAP249		MACHINE STANDS	4/86	SL	60	15581	STACKBIN	MAE	180.57	153.48	27.09
CAP251		TOOL HOLDER & MOUNT	4/86	SL	60		J & L	MAE	432.96	368.02	64.94

REQUEST NO. 008	ELECTRONICS FACILITY 009		PAGE 20
REPORT NO. 170
RUN DATE 09/07/90	BOOK LEDGER REPORT		FAS REL10.2.1
RUN TIME 09.45.37	AS OF SEP, 1990	BOOK 1

ITEM NUMBER	UNIT NUMB	DESCRIPTION	ENT SERV	DEPR METH	EST LIFE	SERIAL NUMBER	MANUFACTURER NAME	PRO SAL CAT PER	BASIS AMOUNT	ACCUMULATED DEPRECIATION	NET BOOK VALUE

SYSTEM SOFTWARE ENG 6624

CAP253		CHUCK BARREL & PUNCH	5/86	SL	60		ACCURATE FAST	MAE	285.00	242.25	42.75
CAP255		HYPOT GROUND TESTER	5/86	SL	60		EIL INSTRUMENT	MAE	1,420.14	1,207.12	213.02
CAP257		ETHERLINK CARDS	5/86	SL	60		DATA GO	164	1,950.00	1,657.50	292.50
CAP273		178-8088 PROBE CABLE	6/86	SL	60		ZAX	MAE	154.25	131.11	23.14
CAP274		178-8088 BIT EMULATO	6/86	SL	60	605022KA	ZAX	MAE	8,544.25	7,262.61	1,281.64
CAP275		PC BOARD TESTER	6/86	SL	60		J KEROVAC	MAE	2,200.00	1,870.00	330.00
CAP279		PNEUMATIC TOOL SET	6/86	SL	60		SMA	MAE	3,959.24	3,365.35	593.89
CAP280		ELECTRIC SETUP	7/86	SL	60		ACTIVE ELECT	MAE	105.88	90.00	15.88
CAP281		MULTIMETER FLUKE	7/86	SL	60	046-8012A	CONTACT EAST	MAE	646.20	549.27	96.93
CAP282		MULTIMETER FLUKE	7/86	SL	60	046-8050A	CONTACT EAST	MAE	350.10	297.59	52.51
CAP283		1010 DUPLICATOR	7/86	SL	60		DATA I/O	MAE	6,598.00	5,608.30	989.70
CAP287		SAILOR-6 EPROM PROG	7/86	SL	60	67085	ONE/D	MAE	1,620.00	1,377.00	243.00
CAP288		ETHERLINK BD	7/86	SL	60		DATA GO	164	975.00	828.75	146.25
CAP298		MECHANICAL PUMP HEAD	7/86	SL	60		QUALITY PETRO	MAE	616.02	523.62	92.40
CAP300		2001 ESD SYSTEM	8/86	SL	60		KEYTEK INST	MAE	5,763.96	4,899.37	864.59
CAP301		CENTRONICS PRINTER	8/86	SL	60	791	LEASEMETRIC	MAE	689.15	585.78	103.37
CAP302		STAPLE GUN	8/86	SL	60		ALLES CORP	MAE	364.24	309.61	54.63
CAP304		CARD READER/PRINTER	8/86	SL	60		INFO TECH	MAE	7,027.20	5,973.12	1,054.08
CAP306		CLECOMATIC SCREWDRIV	9/86	SL	60		SMA	MAE	1,168.06	992.85	175.21
CAP307		SWITCHES & RELAYS	9/86	SL	60		ACTIVE ELECT	MAE	144.64	122.95	21.69
CAP310		AT 650 1024K	9/86	SL	60	1776971	PC’S LTD	MAE	2,923.00	2,484.55	438.45
CAP311		SUPERCHARGER FOR PC	9/86	SL	60	6120791	MEGAHERTZ CORP	MAE	236.45	200.98	35.47
CAP319		EMULEX JAVELIN & ADA	10/86	SL	60		HAMILTON AVNET	MAE	173.09	147.12	25.97
CAP321		ETHERLINK CARD	11/86	SL	60		NYNEX	164	750.00	637.50	112.50
CAP322		EMULEX ED2/170-170	11/86	SL	60		HAMILTON AVNET	MAE	8,161.87	6,937.59	1,224.28
CAP325		ADD ON 40 PIN PROM	11/86	SL	60	1900949	DATA I/O	MAE	6,544.00	5,562.40	981.60
CAP326		POST STAPLER	12/86	SL	60		ALLES CORP	MAE	542.85	461.42	81.43
CAP327		ZENITH TERMINALS	11/86	SL	60		INVENTORY	MAE	1,647.39	1,400.28	247.11
CAP327	#01	ZENITH TERMINALS	11/86	SL	60		INVENTORY	MAE	3,299.73	2,804.77	494.96
CAP327	01	MECH TEST FIXTURE	12/86	SL	60		OB TEST	MAE	885.75	752.89	132.86
		ITEM TOTALS							5,832.87	4,957.94	874.93
CAP328		HERCULES GRAPHICS CD	12/86	SL	60		NYNEX	MAE	224.25	190.61	33.64
CAP329		CARTON CLOSING STAPL	12/86	SL	60		ALLES CORP	MAE	334.74	284.53	50.21
CAP330		SONY MONITORS	11/86	SL	60		INVENTORY	MAE	2,166.57	1,841.58	324.99
CAP333		DIALOG 3 NTWK	1/87	SL	144	D300234	DIALOGIC	264	600.00	162.50	437.50
CAP336		4 NUTSETTERS	1/87	SL	144		INDUSTRIAL	264	3,251.40	880.59	2,370.81
CAP013A		179P-4 EQUIP FOR RFS	2/83	SL	36		TOKHEIM	MAE	2,015.00	2,015.00
CAP013B		RFS TEST EQUIPMENT	2/83	SL	36		TOKHEIM	MAE	675.00	675.00
CAP013C		FUEL PUMP SIMULATOR	2/83	SL	36		TOKHEIM	MAE	295.00	295.00
CAP013D		RFS TEST EQUIPMENT	2/83	SL	36		TOKHEIM	MAE	675.00	675.00
CAP070A		TOKHEIM RFS SIMULATO	5/85	SL	84		PETROCHEM	MAE	418.24	313.68	104.56
CAP109A		ETHERNET CARDS	6/85	SL	84		ENTRE	164	559.00	419.25	139.75

REQUEST NO. 008	ELECTRONICS FACILITY 009		PAGE 21
REPORT NO. 170
RUN DATE 09/07/90	BOOK LEDGER REPORT		FAS REL10.2.1
RUN TIME 09.45.37	AS OF SEP, 1990	BOOK 1

ITEM NUMBER	UNIT NUMB	DESCRIPTION	ENT SERV	DEPR METH	EST LIFE	SERIAL NUMBER	MANUFACTURER NAME	PRO SAL CAT PER	BASIS AMOUNT	ACCUMULATED DEPRECIATION	NET BOOK VALUE

SYSTEM SOFTWARE ENG 6624

CAP109B		ETHERNET CARDS	6/85	SL	84		ENTRE	164	559.00	419.25	139.75
CAP109C		ETHERNET CARDS	6/85	SL	84		ENTRE	164	559.00	419.25	139.75
CAP109E		ETHERNET CARDS	6/85	SL	84		ENTRE	164	559.00	419.25	139.75
CAP109G		ETHERNET CARDS	6/85	SL	84		ENTRE	164	559.00	419.25	139.75
CAP109H		ETHERNET CARDS	6/85	SL	84		ENTRE	164	559.00	419.25	139.75
CAP109I		ETHERNET CARDS	6/85	SL	84		ENTRE	164	559.00	419.25	139.75
CAP109J		ETHERNET CARDS	6/85	SL	84		ENTRE	164	559.00	419.25	139.75
CAP109K		ETHERNET KIT & CABLE	6/85	SL	84		ENTRE	164	200.00	150.00	50.00
CAP109L		ETHERNET CARDS	6/85	SL	84		ENTRE	164	559.00	419.25	139.75
CAP153A		IBM PC SYSTEM	10/85	SL	84	1749649	COMPUTERLAND	MAE	1,668.00	1,251.00	417.00
CAP153B		MONITOR	10/85	SL	84	5449501	COMPUTERLAND	MAE	149.75	112.31	37.44
29110012		CBE TEST SYSTEM GENE	7/85	SLN	60		GREENBRIAR ELE	TST	6,985.00	6,810.38	174.62

SOFTWARE RD/RETAIL 6625

10732		CONTROLLER	6/78	SLN	84	69002994	BUNKER RAMO	A66	13,295.00	13,295.00
11208		SDLC INTERFACE MODUL	6/80	SLN	60			A64	3,184.02	3,184.02
11614		NETWORK EMULATOR	12/81	SLN	60	81050220	DIEBOLD	TST	4,019.00	4,019.00
11619		IBM CORRECTING TYPEW	6/81	SLN	84	6865241	IBM	166	1,177.20	1,177.20
11646		DUAL DISK DRIVE	9/81	SLN	84	3513	BUNKER RAMO	166	2,665.00	2,665.00
11647		DUAL DISK DRIVE	9/81	SLN	84	3515	BUNKER RAMO	166	2,665.00	2,665.00
11648		DUAL DISK DRIVE	9/81	SLN	84	3517	BUNKER RAMO	166	2,665.00	2,665.00
11649		DUAL DISK DRIVE	9/81	SLN	84	3520	BUNKER RAMO	166	2,665.00	2,665.00
11846		TELEPRINTER	3/82	SLN	84		TELETYPE CORP	166	865.00	865.00
11847		TELEPRINTER	3/82	SLN	96		TELETYPE CORP	OFF	865.00	851.48	13.52
11934		910 DCDM ATM	10/82	SLN	84	NN013509	DIEBOLD	166	7,853.34	7,853.34
11935		TABS 911	10/82	SLN	84	L566	DIEBOLD	166	7,316.94	7,316.94
15159		AIR COND UNIT	3/82	SLN	180	CA121	YORK	C62	13,828.50	7,912.98	5,915.52
15178	02	6 PRINTERS	10/84	SLN	60		EPSON	166	1,561.33	1,561.33
15195		MARK WILLIAMS “C” CO	12/84	SLN	60		MARK WILLIAMS	TST	1,131.98	1,131.98
15198		MISC. EQUIP FOR DVLP	4/85	SLN	60		DIEBOLD	TST	18,446.60	17,985.43	461.17
16133		IBM PC MODEL 70	4/89	SL	60	70108585	CBM COMPUTER	266	4,118.00	1,029.50	3,088.50
16134		CLOR MONITOR	4/89	SL	60	23N7528	CBM COMPUTER	266	487.50	121.88	365.62
16135		1024 CONTROLLER	4/89	SL	36	P25086	DIEBOLD	TES	12,619.00	5,257.92	7,361.08
16136		1024 CONTROLLER	4/89	SL	36	P25090	DIEBOLD	TES	12,619.00	5,257.92	7,361.08
16144		FACSIMILE MACHINE	5/89	SL	60	86154	COMDOC	266	2,094.18	523.55	1,570.63
16334		COPIER	10/89	SL	60	7980509991	RICOH CORPORAT	266	11,357.00	2,839.25	8,517.75
16351		PC XT	10/89	SL	60	0087		266	2,387.36	596.84	1,790.62
16351	01	SONY DISPLAY	10/89	SL	60	2022064		266
		ITEM TOTALS							2,387.36	596.84	1,790.52
16363		PC XT	10/89	SL	60	0083		266	2,387.36	596.84	1,790.52
16363	01	SONY DISPLAY	10/89	SL	60	2011287		266

REQUEST NO. 008	ELECTRONICS FACILITY 009		PAGE 22
REPORT NO. 170
RUN DATE 09/07/90	BOOK LEDGER REPORT		FAS REL10.2.1
RUN TIME 09.45.37	AS OF SEP, 1990	BOOK 1

ITEM NUMBER	UNIT NUMB	DESCRIPTION	ENT SERV	DEPR METH	EST LIFE	SERIAL NUMBER	MANUFACTURER NAME	PRO SAL CAT PER	BASIS AMOUNT	ACCUMULATED DEPRECIATION	NET BOOK VALUE

SOFTWARE RD/RETAIL 6625

		ITEM TOTALS							2,387.36	596.84	1,790.52
16366		PC XT	10/89	SL	60	0084		266	2,387.36	596.84	1,790.52
16366	01	SONY DISPLAY	10/89	SL	60	2014096		266
		ITEM TOTALS							2,387.36	596.64	1,790.52
16367		PC XT	10/89	SL	60	0138		266	2,387.36	596.84	1,790.52
16367	01	SONY DISPLAY	10/89	SL	60	2014097		266
		ITEM TOTALS							2,387.36	596.84	1,790.52
16369		PC XT	10/89	SL	60	0159		266	2,387.36	596.84	1,790.52
16369	01	SONY DISPLAY	10/89	SL	60	2014073		266
		ITEM TOTALS							2,387.36	596.84	1,790.52
16385		IBM MODEL 55 PC	12/89	SL	60	23-1064322	CBM COMPUTER	266	2,791.75	697.94	2,093.81
16386		IBM MODEL 55 PC	12/89	SL	60	23-1064674	CBM COMPUTER	266	2,791.75	697.94	2,093.81
16387		IBM MODEL 55 PC	12/89	SL	60	23-1058734	CBM COMPUTER	266	2,791.75	697.94	2,093.81
16388		IBM MODEL 55 PC	12/89	SL	60	23-1064704	CBM COMPUTER	266	2,791.75	697.94	2,093.81
16389		IBM MODEL 55 PC	12/89	SL	60	23-1064687	CBM COMPUTER	266	2,791.75	697.94	2,093.81
16390		IBM MODEL 55 PC	12/89	SL	60	23-1064661	CBM COMPUTER	266	2,791.75	697.94	2,093.81
16391		LASERJET II PRINTER	12/89	SL	60	2935A21307	CBM COMPUTER	266	1,644.00	411.00	1,233.00
16392		LASERJET II D PRINTR	12/89	SL	60	2830J6541	CBM COMPUTER	266	2,628.54	657.14	1,971.40
16398		IBM MODEL 55 PC	12/89	SL	60	23-1064280	CBM COMPUTER	266	2,791.75	697.94	2,093.81
16399		IBM MODEL 55 PC	12/89	SL	60	23-1064694	CBM COMPUTER	266	2,791.75	697.94	2,093.81
16400		IBM MODEL 55 PC	12/89	SL	60	23-1058756	CBM COMPUTER	266	2,791.75	697.94	2,093.81
16401		IBM MODEL 55 PC	12/89	SL	60	23-1058796	CBM COMPUTER	266	2,791.75	697.94	2,093.81
16403		IBM MODEL 55 PC	12/89	SL	60	23-1064300	CBM COMPUTER	266	2,791.75	697.94	2,093.81
16404		IBM MODEL 55 PC	12/89	SL	60	23-1064688	CBM COMPUTER	266	2,791.75	697.94	2,093.81
16405		IBM MODEL 55 PC	12/89	SL	60	23-1058797	CBM COMPUTER	266	2,791.75	697.94	2,093.81
16406		IBM MODEL 55 PC	12/89	SL	60	23-1064711	CBM COMPUTER	266	2,791.75	697.94	2,093.81
16447		IMAGE PROCESSOR	1/90	SL	60	1249	PRINTWARE INC	266	8,269.70	620.23	7,649.47
16480		IBM PS/2 PC	2/90	SL	60	1070999529	CBM COMPUTER	266	2,945.30	214.20	2,731.10
16481		HP SCANJET	2/90	SL	60	281ZJ14386	CBM COMPUTER	266	1,501.79	109.22	1,392.57
16482		INTEL SERVER PC	2/90	SL	60	P70039769	INTEL	266	15,824.46	1,150.87	14,673.59
16483		SUN 380 WORKSTATION	2/90	SL	60	933F1953	INTERLEAF INC	266	35,607.95	2,444.21	31,163.74
16484		SUN 380 WORKSTATION	2/90	SL	60	933F1903	INTERLEAF INC	266	27,535.00	2,002.55	25,532.45
16487		COLOR MONITOR	3/90	SL	60	0732038	CBM COMPUTER	266	427.91	29.95	397.96
16488		COLOR MONITOR	3/90	SL	60	0732027	CBM COMPUTER	266	427.91	29.95	397.96
16489		COLOR MONITOR	3/90	SL	60	0731985	CBM COMPUTER	266	427.91	29.95	397.96
16490		COLOR MONITOR	3/90	SL	60	0732033	CBM COMPUTER	266	427.91	29.95	397.96
16491		COLOR MONITOR	3/90	SL	60	0731999	CBM COMPUTER	266	427.91	29.95	397.96
16492		COLOR MONITOR	3/90	SL	60	0731983	CBM COMPUTER	266	427.91	29.95	397.96
16493		COLOR MONITOR	3/90	SL	60	0731995	CBM COMPUTER	266	427.91	29.95	397.96
16495		COLOR MONITOR	3/90	SL	60	0731990	CBM COMPUTER	266	427.91	29.95	397.96
16496		COLOR MONITOR	3/90	SL	60	0732031	CBM COMPUTER	266	427.91	29.95	397.96
16497		COLOR MONITOR	3/90	SL	60	0731934	CBM COMPUTER	266	427.91	29.95	397.96

REQUEST NO. 008	ELECTRONICS FACILITY 009		PAGE 23
REPORT NO. 170
RUN DATE 09/07/90	BOOK LEDGER REPORT		FAS REL10.2.1
RUN TIME 09.45.37	AS OF SEP, 1990	BOOK 1

ITEM NUMBER	UNIT NUMB	DESCRIPTION	ENT SERV	DEPR METH	EST LIFE	SERIAL NUMBER	MANUFACTURER NAME	PRO SAL CAT PER	BASIS AMOUNT	ACCUMULATED DEPRECIATION	NET BOOK VALUE

SOFTWARE RD/RETAIL 6625

16498		COLOR MONITOR	3/90	SL	60	0735258	CBM COMPUTER	266	427.91	29.95	397.96
16499		COLOR MONITOR	3/90	SL	60	0731652	CBM COMPUTER	266	427.91	29.95	397.96
16601		COLOR MONITOR	3/90	SL	60	0732029	CBM COMPUTER	266	427.91	29.95	397.96
16603		COLOR MONITOR	3/90	SL	60	0732032	CBM COMPUTER	266	427.91	29.95	397.96
16604		COLOR MONITOR	3/90	SL	60	0735258	CBM COMPUTER	266	427.91	29.95	397.96
16636		PC MODEL 212	4/90	SL	60		COMPUTER MAIL	266	1,962.28	130.82	1,831.46
16636	01	MONITOR VGA	4/90	SL	60		COMPUTER MAIL	266	389.30	25.95	363.35
		ITEM TOTALS							2,351.58	156.77	2,194.81
16693		NEC MULTISYNC MONITO	6/90	SL	60	9YM39140J	BASIC COMPUTER	266	519.35	29.68	489.67
16695		NEC MULTISYNC MONITO	6/90	SL	60	9YM42475V	BASIC COMPUTER	266	519.35	29.68	489.67
16696		IBM PC MODEL 55SX	6/90	SL	60	1092699	BASIC COMPUTER	266	4,698.47	268.48	4,429.99
16697		NEC MULTISYNC MONITO	6/90	SL	60	96M352762	BASIC COMPUTER	266	423.02	24.17	398.85
16774		GRID LAPTOP PC	7/90	SL	60	LOO2462	GRID	266	4,591.57	229.58	4,361.99
16775		GRID LAPTOP PC	7/90	SL	60	LOO2755	GRID	266	4,591.57	229.58	4,361.99
20208		DATASCOPE	6/82	SLN	60	B1077	ATLANTIC RESEA	TST	14,500.00	14,500.00
20220		TABS 911 DOORLESS LO	10/82	SLN	84	L0612	DIEBOLD	166	7,287.97	7,287.97
20513		MONITOR	7/87	SL	60	2005682	COLUMPIA AUDIO	266	656.00	426.40	229.60
20525		IBM 4700 CONTROLLER	11/83	SLN	60			TST	11,465.00	11,465.00
20525	01	DISPLAY TERMINAL	11/83	SLN	60			TST	1,793.00	1,793.00
		ITEM TOTALS							13,258.00	13,258.00
20560		INTEL SYSTEM OTHER U	6/84	SLN	60	NB00001	INTEL	166	7,583.00	7,583.00
20561		INTEL SYSTEM	6/84	SLN	60	NC00005	INTEL	166	7,583.00	7,583.00
20562		INTEL SYSTEM OTHER 2	6/84	SLN	60	ND00011	INTEL	166	7,583.00	7,583.00
20563		8 ADM-11 CRTS OTHER	6/84	SLN	60			166	3,360.00	3,360.00
20564		3 ADM-11 CRTS OTHER	6/84	SLN	60			166	1,260.00	1,260.00
20565		8 EPSON PRINTERS OTH	6/84	SLN	120		EPSON	OFF	7,176.51	4,485.32	2,691.19
20566		3 EPSON PRINTERS OTH	6/84	SLN	60		EPSON	166	2,689.00	2,689.00
20636		1010	10/84	SLN	60	N02253	INTEL	166	8,833.00	8,833.00
20637		1010	10/84	SLN	60	N02249	INTEL	166	8,833.00	8,833.00
20638		1010	10/84	SLN	60	N02256	INTEL	166	8,833.00	8,833.00
20640		1010	10/84	SLN	60	N01575	INTEL	166	8,833.00	8,833.00
20661	01	ADDITIONAL COST	5/86	SL	96	NC00004	INTEL	OFF	656.51	348.77	307.74
20668	01	ADDITIONAL COST	5/86	SL	96			OFF	656.51	348.77	307.74
20679	01	ADDITIONAL COST	5/86	SL	96			OFF	656.51	348.77	307.74
20682	01	ADDITIONAL COST	5/86	SL	96			OFF	656.51	348.77	307.74
20685		1005 INTEL UNIT	10/84	SLN	60		INTEL	166	11,965.46	11,965.46
20686		1005 INTEL UNIT	10/84	SLN	60		INTEL	166	11,965.46	11,965.46
20687		1005 INTEL UNIT	10/84	SLN	60		INTEL	166	11,965.46	11,965.46
20688		1010 INTEL UNIT	10/84	SLN	60	MH00053	INTEL	166	11,965.45	11,965.45
20689		1010 INTEL UNIT	10/84	SLN	60	NC00006	INTEL	166	11,965.45	11,965.45
20690		1010 INTEL UNIT	10/84	SLN	60	N01561	INTEL	166	11,965.45	11,965.45
20691		1010 INTEL UNIT	10/84	SLN	60	NC00007	INTEL	166	11,965.45	11,965.45

REQUEST NO. 008	ELECTRONICS FACILITY 009		PAGE 24
REPORT NO. 170
RUN DATE 09/07/90	BOOK LEDGER REPORT		FAS REL10.2.1
RUN TIME 09.45.37	AS OF SEP, 1990	BOOK 1

ITEM NUMBER	UNIT NUMB	DESCRIPTION	ENT SERV	DEPR METH	EST LIFE	SERIAL NUMBER	MANUFACTURER NAME	PRO SAL CAT PER	BASIS AMOUNT	ACCUMULATED DEPRECIATION	NET BOOK VALUE

SOFTWARE RD/RETAIL 6625

20692		1010 INTEL UNIT	10/84	SLN	60	NC00001	INTEL	166	11,965.45	11,965.45
20693		1010 INTEL UNIT	10/84	SLN	60	N00547	INTEL	166	11,965.45	11,965.45
20694		1010 INTEL UNIT	10/84	SLN	60	N00930	INTEL	166	11,965.45	11,965.45
20695		1010 INTEL UNIT	10/84	SLN	60	N00613	INTEL	166	11,965.45	11,965.45
20696		1010 INTEL UNIT	10/84	SLN	60	N00651	INTEL	166	11,965.45	11,965.45
20699		SYSTEM 310	12/84	SLN	60	N03264	INTEL	166	8,932.04	8,932.04
20700		SYSTEM 310	12/84	SLN	60	N00794	INTEL	166	8,932.04	8,932.04
20701		SYSTEM 310	12/84	SLN	60	N01564	INTEL	166	8,932.04	8,932.04
20702		SYSTEM 310	12/84	SLN	60	N01566	INTEL	166	8,932.04	8,932.04
20703		SYSTEM 310	12/84	SLN	60	N02273	INTEL	166	8,932.04	8,932.04
20704		SYSTEM 310	12/84	SLN	60	N03053	INTEL	166	8,932.05	8,932.05
20751		HAYES MODEM	6/85	SLN	60	41021240		TST	561.00	546.98	14.02
20752		HAYES MODEM	6/85	SLN	60	22921241		TST	561.00	546.98	14.02
20754		DIGILOG DCM-4 DATASC	6/85	SLN	60	00008076		TST	6,782.55	6,612.99	169.56
20755		DIGILOG DCM-4 DATASC	6/85	SLN	60	00008079		TST	6,782.55	6,612.99	169.56
20756		BREAKOUT BOX	6/85	SLN	60	00002534		TST	225.00	219.38	5.62
20757		BREAKOUT BOX	6/85	SLN	60	00002533		TST	225.00	219.38	5.62
20759		01010 SYSTEM	3/85	SLN	60	ND00789	DIEBOLD	166	7,583.00	7,393.42	189.58
20770	01	ADDITIONAL COST	5/86	SL	96	N01700	INTEL	OFF	656.51	348.77	307.74
20775	01	ADDITIONAL COST	5/86	SL	96			OFF	656.52	348.78	307.74
20777		1010 SYSTEM	10/85	SLN	60	00N03062	DIEBOLD	TST	12,689.23	12,372.00	317.23
20778		1010 SYSTEM	10/85	SLN	60	00N02251	DIEBOLD	TST	12,689.22	12,371.99	317.23
20808		DISKETTE DESKTOP COP	5/85	SLN	96	V104	MEDIA SYST. TEC	OFF	14,000.00	9,187.50	4,812.50
20809		912 WALK-UP	4/85	SLN	60	00N16702	DIEBOLD	166	13,612.88	13,272.56	340.32
20811		1000 DVLP SYSTEM	4/85	SLN	60	00N03493	DIEBOLD	TST	7,583.00	7,393.42	189.58
20812		1000 DVLP SYSTEM	1/85	SLN	60	00N00978	DIEBOLD	TST	7,583.00	7,393.42	189.58
20813		1000 DVLP SYSTEM	4/85	SLN	60	00N03264	DIEBOLD	TST	7,583.00	7,393.42	189.58
20814		1000 DVLP SYSTEM	4/85	SLN	60	00N03486	DIEBOLD	TST	7,583.00	7,393.42	189.58
20815		1000 DVLP SYSTEM	4/85	SLN	60	00N02252	DIEBOLD	TST	7,583.00	7,393.42	189.58
20816		1000 DVLP SYSTEM	4/85	SLN	60	00N03590	DIEBOLD	TST	7,583.00	7,393.42	189.58
20817		1010 SYSTEM	5/85	SLN	60	MH00388	DIEBOLD	166	9,723.00	9,479.93	243.07
20818		IBM 3268 PRINTER	5/85	SLN	60	04142257	IBM	166	7,974.00	7,774.65	199.35
20976		1010 SYSTEM	6/85	SLN	60	N03644	INTEL	TST	10,226.50	9,970.84	255.66
20977		1010 SYSTEM	6/85	SLN	60	N03587	INTEL	TST	10,226.50	9,970.84	255.66
20996		1010 INTEL UNIT	6/85	SLN	60		INTEL	166	7,620.50	7,429.99	190.51
20997		1010 INTEL UNIT	6/85	SLN	60		INTEL	166	7,620.50	7,429.99	190.51
21001		1010 INTEL UNIT	6/85	SLN	60		INTEL	166	7,620.50	7,429.99	190.51
21005		1012 INTEL PRINTER	6/85	SLN	60		INTEL	166	260.00	253.50	6.50
21006		1012 INTEL PRINTER	6/85	SLN	60		INTEL	166	260.00	253.50	6.50
21007		1011 INTEL CRT CONSO	6/85	SLN	60		INTEL	166	420.00	409.50	10.50
21008		1011 INTEL CRT CONSO	6/85	SLN	60		INTEL	166	420.00	409.50	10.50
21009		1011 INTEL CRT CONSO	6/85	SLN	60		INTEL	166	420.00	409.50	10.50

REQUEST NO. 008	ELECTRONICS FACILITY 009		PAGE 25
REPORT NO. 170
RUN DATE 09/07/90	BOOK LEDGER REPORT		FAS REL10.2.1
RUN TIME 09.45.37	AS OF SEP, 1990	BOOK 1

ITEM NUMBER	UNIT NUMB	DESCRIPTION	ENT SERV	DEPR METH	EST LIFE	SERIAL NUMBER	MANUFACTURER NAME	PRO SAL CAT PER	BASIS AMOUNT	ACCUMULATED DEPRECIATION	NET BOOK VALUE

SOFTWARE RD/RETAIL 6625

21010		1011 INTEL CRT CONSO	6/85	SLN	60		INTEL	166	420.00	409.50	10.50
21011		1011 INTEL CRT CONSO	6/85	SLN	60		INTEL	166	420.00	409.50	10.50
21012		1011 INTEL CRT CONSO	6/85	SLN	60		INTEL	166	420.00	409.50	10.50
21013		1011 INTEL CRT CONSO	6/85	SLN	60		INTEL	166	420.00	409.50	10.50
21014		1011 INTEL CRT CONSO	6/85	SLN	60		INTEL	166	420.00	409.50	10.50
21052		1005 CONTROLLER	8/85	SLN	60	00N03476	DIEBOLD	TST	1,535.70	1,497.31	38.39
21070		911 LOBBY TERMINAL	12/84	SLN	60		DIEBOLD	TST	7,257.97	7,257.97
21071		1010 CONTROLLER	12/84	SLN	60		DIEBOLD	TST	9,723.00	9,723.00
21072		TABS 904 AUTO FUEL T	10/85	SLN	60	0F000370	DIEBOLD	TST	5,061.59	4,935.05	126.54
21072	01	ADDITIONAL CHARGES	5/86	SL	144	SO500-3483	DIEBOLD	164	530.56	187.90	342.66
		ITEM TOTALS							5,572.15	5,122.95	469.20
21093		IBM PC	1/85	SLN	60	00014732	IBM	166	4,169.00	4,064.77	104.23
21099		PRINTER	9/85	SLN	60	00017563	EPSON	TST	1,051.00	1,024.73	26.27
21101		IBM PC	1/85	SLN	60	05511637	IBM	166	4,862.73	4,741.16	121.67
21113		1010 SYSTEM	6/86	SL	144	P12678	INTEL	164	7,380.00	2,613.75	4,766.25
21114		1010 SYSTEM	6/86	SL	144	P12688	INTEL	164	7,380.00	2,613.75	4,766.25
21115		1010 SYSTEM	6/86	SL	144	P12698		164	7,380.00	2,613.75	4,766.25
21116		1010 SYSTEM	6/86	SL	144	P12605	INTEL	164	7,380.00	2,613.75	4,766.25
21117		1010 SYSTEM	6/86	SL	144	P12672	INTEL	164	7,380.00	2,613.75	4,766.25
21138		MDS UNIT	12/86	SL	144	000MW00045	DIEBOLD	164	19,644.46	6,957.41	12,687.05
21139		MDS UNIT	12/86	SL	144	MW00042	DIEBOLD	164	19,644.45	6,957.41	12,687.04
21146		DATA LINE MONITOR	6/86	SL	144	Z605A01186	HEWLETT PACKAR	164	14,735.00	5,218.65	9,516.35
21146	01	PROTOCOL ANALYZER	12/86	SL	144	2523A01419	HEWLETT PACKAR	164	5,087.25	1,801.73	3,285.52
21146	02	MISC TEST EQUIP	12/86	SL	144			164	2,226.02	788.38	1,437.64
		ITEM TOTALS							22,048.27	7,808.76	14,239.51
21170		PROTOCOL ANALYZER	12/86	SL	144	2612A02638	HEWLETT PACKAR	164	4,845.00	1,715.94	3,129.06
21201		17 MEGABYTE DISK DRI	8/85	SLN	60			TST	1,361.37	1,327.34	34.03
21202		DISK UPGRADES	10/85	SLN	60		ARROW ELECTRON	TST	9,952.00	9,703.20	248.80
21218		CONSOLE-PRINTER	12/85	SL	60			TST	680.00	663.00	17.00
21222		CONSOLE PRINTER	12/85	SL	60			TST	680.00	663.00	17.00
21225		CONTROLLER PARTS	12/85	SL	60			TST	1,386.00	1,351.35	34.65
21231		DISPLAY STATIONS	2/85	SL	60			166	3,460.76	3,374.24	86.52
21252	#01	AIR CLEANER	11/86	SL	60	F57A1002	HONEYWELL	166	1,125.68	956.83	168.85
21259		DISK DRIVES	6/87	SL	60		ARROW	SOF	4,029.00	2,686.00	1,343.00
21260		MISC COMPUTER EQUIP	6/87	SL	60			SOF	4,392.90	2,928.60	1,464.30
21261		DISK DRIVES	6/87	SL	60		QUANTUM	TES	6,005.88	3,903.82	2,102.06
21262		912 WU 500-3587	6/87	SL	60		DIEBOLD	TES	5,282.55	3,433.66	1,848.89
21263		MISC EQUIPMENT	7/87	SL	60			TES	21,206.26	13,784.07	7,422.19
21263	01	SOFTWARE	7/87	SL	60		INTEL	SOF	177.00	115.05	61.95
		ITEM TOTALS							21,383.26	13,899.12	7,484.14
21289		INTERNAL DISK DRIVE	11/89	SL	60			266	995.00	248.75	746.25
21289	00	INTERNAL DISK DRIVE	11/89	SL	60		PRIORITY 1	266	1,013.00	253.25	759.75

REQUEST NO. 008	ELECTRONICS FACILITY 009		PAGE 26
REPORT NO. 170
RUN DATE 09/07/90	BOOK LEDGER REPORT		FAS REL10.2.1
RUN TIME 09.45.37	AS OF SEP, 1990	BOOK 1

ITEM NUMBER	UNIT NUMB	DESCRIPTION	ENT SERV	DEPR METH	EST LIFE	SERIAL NUMBER	MANUFACTURER NAME	PRO SAL CAT PER	BASIS AMOUNT	ACCUMULATED DEPRECIATION	NET BOOK VALUE

SOFTWARE RD/RETAIL 6625

21289	01	INTERNAL DISK DRIVE	11/89	SL	60		PRIORITY 1	266	1,013.75	253.44	760.31
		ITEM TOTALS							3,021.75	755.44	2,266.31
22223		SONY MONITOR	10/86	SL	144	2011323	SONY	164	839.74	297.41	542.33
22227		SWIPE READER	10/86	SL	144	18512886		164	327.46	115.97	211.49
22228		MONITOR	10/86	SL	144	2011304	SONY	164	839.74	297.41	542.33
22229		ZENITH PC	10/86	SL	144	625CE0949	ZENITH	164	1,878.21	665.20	1,213.01
22232		SWIPE READER	10/86	SL	144	08461986		164	327.46	115.97	211.49
22233		MONITOR	10/86	SL	144	2011326	SONY	164	839.74	297.41	542.33
22237		SWIPE READER	10/86	SL	144	00161686		164	327.46	115.97	211.49
22265		NOVATION MODEMS	12/86	SL	144		INTEL	164	3,196.04	1,131.93	2,064.11
22266		NOVATION MODEMS	12/86	SL	144		INTEL	164	3,196.04	1,131.93	2,064.11
22267		NOVATION MODEMS	12/86	SL	144		INTEL	164	3,196.03	1,131.93	2,064.10
22268		NOVATION MODEMS	12/86	SL	60			166	500.00	425.00	75.00
22268	01	XT COMPUTERS	12/86	SL	60		IBM	166	6,977.80	5,931.13	1,046.67
		ITEM TOTALS							7,477.80	6,356.13	1,121.67
22269		NOVATION MODEMS	12/86	SL	60			166	500.00	425.00	75.00
22270		NOVATION MODEMS	12/86	SL	60			166	500.00	425.00	75.00
22271		NOVATION MODEMS	12/86	SL	60			166	500.00	425.00	75.00
22277		MONITOR	12/86	SL	144	2011003	SONY	164	674.00	238.71	435.29
22278		PC XT	12/86	SL	144	6830515160	IBM	164	2,517.50	891.61	1,625.89
22278	01	PC XT	12/86	SL	144		IBM	164	2,517.50	891.61	1,625.89
		ITEM TOTALS							5,035.00	1,783.22	3,251.78
22279		MONITOR	12/86	SL	144	0002011211	SONY	164	674.00	238.71	435.29
22280		PC XT	12/86	SL	144	3830525760	IBM	164	2,517.50	891.61	1,625.89
22280	01	PC XT	12/86	SL	144		IBM	164	2,517.50	891.61	1,625.89
		ITEM TOTALS							5,035.00	1,783.22	3,251.78
22281		MONITOR	12/86	SL	144	2011053	SONY MONITOR	164	674.00	238.71	435.29
22282		VIDEO TEXT UNIT	12/86	SL	144	0000010274	SONY	164	1,190.00	421.46	768.54
22283		MONITOR	12/86	SL	144	0002011052	SONY	164	674.00	238.71	435.29
22298	00	EBASE TEST EQUIP	12/86	SL	144		MICROCOSM	164	12,851.00	4,551.40	8,299.60
22298	01	AUTO DISK COPIER	12/86	SL	144		MEDIA SYST TEC	164	37,050.00	13,121.88	23,928.12
22298	02	1010 CONTROLLER	12/86	SL	144		INTEL	164	13,794.00	4,885.38	8,908.62
22298	03	MISC	12/86	SL	144			164	3,477.23	1,231.52	2,245.71
		ITEM TOTALS							67,172.23	23,790.18	43,382.05
22303		PROTOCOL ANALYZER	12/86	SL	144	118046	DATA PROC SCIE	164	1,599.92	566.64	1,033.28
22304		SOFT-SCOPE DEBUGGER	12/86	SL	144	1237	CONCURRENT SCI	164	2,405.00	851.77	1,553.23
22305		MEM BD SYR286KITJSU	12/86	SL	144		INTEL	164	5,281.43	1,870.51	3,410.92
22308		ATM	12/86	SL	60	13906	IBM	166	4,616.00	3,923.60	692.40
22345		NOVATION MODEM	6/87	SL	60	266699		266	592.45	394.97	197.48
22345	01	XT PC	6/87	SL	60		IBM	266	12,166.82	8,111.21	4,055.61
		ITEM TOTALS							12,759.27	8,506.18	4,253.09
22358		1073 DRIVE UP	3/89	SL	60	NN000007	DIEBLD	TES	3,136.96	784.24	2,352.72

REQUEST NO. 008	ELECTRONICS FACILITY 009		PAGE 27
REPORT NO. 170
RUN DATE 09/07/90	BOOK LEDGER REPORT		FAS REL10.2.1
RUN TIME 09.45.37	AS OF SEP, 1990	BOOK 1

ITEM NUMBER	UNIT NUMB	DESCRIPTION	ENT SERV	DEPR METH	EST LIFE	SERIAL NUMBER	MANUFACTURER NAME	PRO SAL CAT PER	BASIS AMOUNT	ACCUMULATED DEPRECIATION	NET BOOK VALUE

SOFTWARE RD/RETAIL 6625

22359		1073 DRIVE UP	3/89	SL	60	NN000011	DIEBLD	TES	3,136.96	784.24	2,352.72
22360		1003 CONTROLLER	3/89	SL	60	2128704452	DIEBLD	TES	12,448.96	3,112.24	9,336.72
22361		PROTOCOL ANALYZER	7/87	SL	60	2647A01167	HEWLETT PACKAR	266	4,435.00	2,882.75	1,552.25
22362		PROTOCOL ANALYZER	7/87	SL	60	2647A01101	HEWLETT PACKAR	266	4,435.00	2,882.75	1,552.25
22370		PROTOCOL ANALYZER	7/87	SL	60	202701	DIGITECH	TES	18,506.88	12,029.47	6,477.41
22378		HP ANALYZER	9/87	SL	60	2647A02444	HEWLETT PACKAR	RAD	4,325.50	2,811.58	1,513.92
22379		HP PROTOCOL ANALYZER	8/88	SL	60	2647A02459	HEWLETT PACKAR	TES	4,376.17	1,969.28	2,406.89
22380		SONY MONITOR	7/87	SL	60	5004123		TES	591.50	384.47	207.03
22382		1062 ATM	8/87	SL	60	000ML00174	DIEBOLD	TES	5,561.13	3,614.73	1,946.40
22383		1072 ATM	8/87	SL	60	000MW00043	DIEBOLD	TES	5,561.13	3,614.73	1,946.40
22442		PS/2 MODEL 80 PC	9/88	SL	60	72-7023656	DATA ACCESS SY	266	8,718.05	3,923.12	4,794.93
22442	01	COLOR DISPLAY	9/88	SL	60	303946	DATA ACCESS SY	266	520.33	234.15	286.18
		ITEM TOTALS							9,238.38	4,157.27	5,081.11
22452		IBM PS/2 PC WITH	10/89	SL	60	6500513	CBM COMPUTER	266	11,088.05	2,772.01	8,316.04
22453		COLOR DISPLAY	10/89	SL	60	1024018	CBM COMPUTER	266	1,965.47	491.37	1,474.10
22454		IBM PS/2 PC WITH MEM	10/89	SL	60	8028012	CBM COMPUTER	266	5,664.30	1,416.08	4,248.22
22455		COLOR DISPLAY	10/89	SL	60	0358724	CBM COMPUTER	266	473.70	118.43	355.27
22456		IBM PS/2 PC WITH MEM	10/89	SL	60	8005829	CBM COMPUTER	266	5,664.30	1,416.08	4,248.22
22457		MULTISYNC II MONITOR	10/89	SL	60	83D618872	CBM COMPUTER	266	656.21	164.05	492.16
22458		IBM PS/2 PC WITH MEM	10/89	SL	60	8016497	CBM COMPUTER	266	5,664.30	1,416.08	4,248.22
22459		IBM PS/2 PC WITH MEM	10/89	SL	60	8027869	CBM COMPUTER	266	5,664.30	1,416.08	4,248.22
22460		IBM PS/2 PC WITH MEM	10/89	SL	60	8028181	CBM COMPUTER	266	5,664.30	1,416.08	4,248.22
22461		COLOR DISPLAY	10/89	SL	60	0358721	CBM COMPUTER	266	473.70	118.43	355.27
22462		IBM PS/2 PC WITH MEM	10/89	SL	60	8017409	CBM COMPUTER	266	5,664.30	1,416.08	4,248.22
22463		MULTISYNC II MONITOR	10/89	SL	60	83G012512	CBM COMPUTER	266	656.21	164.05	492.16
22464		IBM PS/2 PC WITH MEM	10/89	SL	60	8019806	CBM COMPUTER	266	5,664.30	1,416.08	4,248.22
22465		COLOR DISPLAY	10/89	SL	60	0358730	CBM COMPUTER	266	473.70	118.43	355.27
22466		PC	11/89	SL	60	72-9044075	CBM COMPUTER	266	4,211.56	1,052.89	3,158.67
22467		MONITOR	11/89	SL	60	72-0312531	CBM COMPUTER	266	656.21	164.05	492.16
22526		IBM SYSTEM II PC	9/88	SL	60	72-8011199	BASIC COMPUTER	266	5,042.09	2,268.94	2,773.15
22526	01	IBM SYSTEM II MONITR	9/88	SL	60	41082	BASIC COMPUTER	266	539.44	242.75	296.69
22526	02	EXTERNAL DISK DRIVE	9/88	SL	60		BASIC COMPUTER	266	354.22	159.40	194.82
		ITEM TOTALS							5,935.75	2,671.09	3,264.66
22611		1061 CTT STOCK CONFI	10/89	SL	60	CT000123	DIEBOLD	TES	7,878.56	1,969.64	5,908.92
22613		1060 ETM P11STOCK	10/89	SL	60	000620	DIEBOLD	TES	7,502.71	1,875.68	5,627.03
22645		RACK ENCLOSURES FOR	2/90	SL	60	56204 8205	IBM	266	4,747.50	345.27	4,402.23
22645	01	DISK DRIVE	2/90	SL	60	00B61A3	IBM	266	15,693.13	1,141.32	14,551.81
22645	02	DISK DRIVE	2/90	SL	60	00B612E	IBM	266	15,693.13	1,141.32	14,551.81
22645	03	DISK DRIVE	2/90	SL	60	00B29C8	IBM	266	15,693.13	1,141.32	14,551.81
22645	04	DISK DRIVE	2/90	SL	60	0080956	IBM	266	6,277.25	456.53	5,820.72
		ITEM TOTALS							58,104.14	4,225.76	53,878.38
22646		IBM 9375 PROCESSOR	2/90	SL	60	0002734	IBM	266	104,481.11	7,598.63	96,882.48

REQUEST NO. 008	ELECTRONICS FACILITY 009		PAGE 28
REPORT NO. 170
RUN DATE 09/07/90	BOOK LEDGER REPORT		FAS REL10.2.1
RUN TIME 09.45.37	AS OF SEP, 1990	BOOK 1

ITEM NUMBER	UNIT NUMB	DESCRIPTION	ENT SERV	DEPR METH	EST LIFE	SERIAL NUMBER	MANUFACTURER NAME	PRO SAL CAT PER	BASIS AMOUNT	ACCUMULATED DEPRECIATION	NET BOOK VALUE

SOFTWARE RD/RETAIL 6625

22671	#01	LASER IMAGER PRINTER	1/90	SL	60	1182	PRINTWARE INC	266	10,539.45	790.46	9,748.99
22672		MAG TAPE SYSTEM	2/90	SL	60	0060191	IBM	266	24,212.25	1,760.89	22,451.36
22673		DOT BAND PRINTER	2/90	SL	60	0030495	IBM	266	6,498.80	472.64	6,026.16
22674		IBM DISPLAY TERMINAL	2/90	SL	60	00FE064	IBM	266	1,423.20	103.51	1,319.69
22675		IBM DISPLAY TERMINAL	2/90	SL	60	WEU17	IBM	266	1,423.20	103.51	1,319.69
22676		IBM DISPLAY TERMINAL	2/90	SL	60	00FE074	IBM	266	1,423.20	103.51	1,319.69
22677		IBM DISPLAY TERMINAL	2/90	SL	60	00FE082	IBM	266	1,423.20	103.51	1,319.69
22678		IBM DISPLAY TERMINAL	2/90	SL	60	00FE083	IBM	266	1,423.20	103.51	1,319.69
22679		IBM DISPLAY TERMINAL	2/90	SL	60	00FE091	IBM	266	1,423.20	103.51	1,319.69
22680		IBM DISPLAY TERMINAL	2/90	SL	60	00FE093	IBM	266	1,423.20	103.51	1,319.69
22681		IBM DISPLAY TERMINAL	2/90	SL	60	00FE100	IBM	266	1,423.20	103.51	1,319.69
22682		IBM DISPLAY TERMINAL	2/90	SL	60	00FE101	IBM	266	1,423.20	103.51	1,319.69
22683		IBM DISPLAY TERMINAL	2/90	SL	60	0099108	IBM	266	1,423.20	103.51	1,319.69
22690		IBM COLOR MONITOR	4/90	SL	60	72-0817909	BASIC COMPUTER	266	450.00	30.00	420.00
22691		IBM PC MODEL 55SX	4/90	SL	60	23-1094463	BASIC COMPUTER	266	6,830.78	455.39	6,375.39
22693		IBM PC MODEL 55SX	4/90	SL	60	23-108399	BASIC COMPUTER	266	4,061.15	270.74	3,790.41
22693	01	MULTISYNC MONITOR	4/90	SL	60	9YK22348N	BASIC COMPUTER	266	427.22	28.48	398.74
		ITEM TOTALS							4,488.37	299.22	4,189.15
22699		PSX WORKSTATION WITH	5/90	SL	60	USA2001983	TANDEM	266	2,089.06	130.57	1,958.49
22720		PSX WORKSTATION WITH	5/90	SL	60	USA2001021	TANDEM	266	2,089.06	130.57	1,958.49
22721		PSX WORKSTATION WITH	5/90	SL	60	USA2001638	TANDEM	266	2,089.06	130.57	1,958.49
22722		PSX WORKSTATION WITH	5/90	SL	60	USA2001624	TANDEM	266	2,089.06	130.57	1,958.49
22723		PSX WORKSTATION WITH	5/90	SL	60	17A1002134	TANDEM	266	1,055.00	65.94	989.06
22724		PSX WORKSTATION WITH	5/90	SL	60	17A1002272	TANDEM	266	1,055.00	65.94	989.06
22725		PSX WORKSTATION WITH	5/90	SL	60	17A1002686	TANDEM	266	1,055.00	65.94	989.06
22726		PSX WORKSTATION WITH	5/90	SL	60	17A1002561	TANDEM	266	1,055.00	65.94	989.06
22727		PSX WORKSTATION WITH	5/90	SL	60	17A1002694	TANDEM	266	1,055.00	65.94	989.06
22728		PSX WORKSTATION WITH	5/90	SL	60	17A1002642	TANDEM	266	1,055.00	65.94	989.06
23088		COMMUNICATION PATCH	2/90	SL	60		BLACK BOX	266	1,294.05	94.11	1,199.94
23089		MULTIPLEXER	2/90	SL	60	000570E	IBM	266	838.73	61.00	777.73
23090		MULTIPLEXER	2/90	SL	60	000778E	IBM	266	838.73	61.00	777.73
23095		LAN NETWORK CABLE &	4/90	SL	60		ACY & BASIC	266	27,416.86	1,827.79	25,589.07
60165		IMPRINTER DETACHER	7/70	SLN	72			N66	1,525.00	1,525.00
60363		ELECTRIC TYPEWRITER	7/72	SLN	72	6703691		A66	600.00	600.00
60903		PAPER SHREADER	7/76	SLN	84	145776	DATA-SHRED	A66	1,875.00	1,875.00
68533	#01	PARTITIONS-TECH DOC &	12/85	SLN	96	8393-500	STEELCASE	OFF	23,230.80	15,245.21	7,985.59
90282		PC XT	4/87	SL	60	6383006	IBM	266	2,921.25	1,898.81	1,022.44
90282	01	HERCULES COLOR CARD	4/87	SL	60		IBM	266	183.75	119.44	64.31
		ITEM TOTALS							3,105.00	2,018.25	1,086.75
90283		COLOR DISPLAY	4/87	SL	60	1085774	IBM	266	510.00	331.50	178.50
90283	01	DOS 3.1	3/87	SL	60		IBM	SOF	63.46	45.48	17.98
		ITEM TOTALS							573.46	376.98	196.48

REQUEST NO. 008	ELECTRONICS FACILITY 009		PAGE 29
REPORT NO. 170
RUN DATE 09/07/90	BOOK LEDGER REPORT		FAS REL10.2.1
RUN TIME 09.45.37	AS OF SEP, 1990	BOOK 1

ITEM NUMBER	UNIT NUMB	DESCRIPTION	ENT SERV	DEPR METH	EST LIFE	SERIAL NUMBER	MANUFACTURER NAME	PRO SAL CAT PER	BASIS AMOUNT	ACCUMULATED DEPRECIATION	NET BOOK VALUE

SOFTWARE RD/RETAIL 6625

ELECTRONICS FACILITY 009			TOTALS						4,411,588.19		1,737,365.08
										2,674,223.11

INTERBOLD CONFIDENTIAL

SEPTEMBER 10, 1990

PROFIT AND/OR LOSS STATEMENT

YEAR END $000 OMITTED

	1990	1991	1992	1993

Revenue	$50,073	$205,091	$229,178	$255,226

Cost of Goods	$30,674	$119,077	$132,744	$145,952

Gross Profit	19,399	86,014	96,434	109,274
Percent	38.74%	41.94%	42.08%	42.81%

R. D. & E.	$10,000	$33,000	$29,000	$31,900

S. G. & A.	$5,000	$28,810	$31,694	$34,860

Operating Income	4,399	24,204	35,740	42,514
Percent	8.79%	11.80%	15.59%	16.66%

Minority Interest	$0	$5,733	$10,722	$12,754

Profit Before Tax	4,399	18,471	25,018	29,760

Income Tax	$1,672	$7,019	9,507	$11,309

Profit After Tax	$2,727	$11,452	$15,511	$18,451

APPENDIX A

DEFINITIONS

“Accountants” means KPMG Peat Marwick or such other firm of nationally recognized independent certified public accountants for the Partnership as is appointed pursuant to the Partnership Agreement.

“Affiliate” means, as to any Person, any other Person (other than the Partnership) which directly or indirectly controls, is controlled by or is under common control with such Person.

“Assets” means the Diebold Assets or the IBM Assets.

“ATM” means an automated device which (i) can be operated by a customer or end-user without assistance, (ii) can dispense cash or other independently valuable paper, the value of which has been determined prior to being loaded into the device, (iii) is activated by the customer or end-user with an identification card, credit card or passbook and key code or electronic signature verification and (iv) directly debits, or transfers or results in the transfer of funds from, an account of the customer or end-user at a Financial Institution or from an account of a Government Office.

“ATM Business” means the operations of a Parent with respect to the development, manufacture, marketing, leasing and sales of ATMs.

“Benefits Distribution Applications” means any or all of cash or food stamp disbursements, dissemination of information concerning account balances and the application for and authorization and renewal of benefits.

“Burdensome Condition” means any action taken, or credibly threatened, by any Governmental Authority or other Person to challenge the legality of the transactions contemplated by the Participation Agreement under any federal or state antitrust law or the Federal Trade Commission Act, including but not limited to (i) the pendency of a governmental investigation (formal or informal), (ii) the institution of a suit or the threat thereof, (iii) an order by a court of competent jurisdiction preventing consummation of the transaction, as contemplated in any Operative Document, or placing any conditions or limitations upon such consummation or (iv) the issuance of any subpoena, civil investigative demand or other request

Definitions

for documents and information that is unreasonably burdensome in the reasonable judgment of the applicable Person.

“Business Day” means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York or Ohio) on which banks are open for business in New York, New York and Cleveland, Ohio.

“Business Plan” means the annual business plan and budgets for the Partnership for each Fiscal Year complying with Section 3.04 of the Partnership Agreement and approved (as to any amendment thereof and any Business Plan subsequent to the initial Business Plan) in compliance with Section 4.03(a) of the Partnership Agreement. The initial Business Plan is attached as Exhibit A to the Partnership Agreement and Exhibit A to the Participation Agreement.

“Call” means a Dispute Call or a Default Call (as defined in Sections 5.06(b) and 9.03 of the Partnership Agreement, respectively).

“Closing Date” means the day specified in Section 2.02 of the Participation Agreement on which the closing of the transactions described in Section 2.01 of the Participation Agreement occurs.

“Code” means the Internal Revenue Code of 1986, as amended (or any successor statute).

“Competitor” means any Person which has, for the most recent fiscal year of such Person, together with its Affiliates, (i) gross revenues in excess of $500 million from the sale, lease, development, manufacture and servicing of computer equipment or (ii) gross revenues in excess of $100 million from the sale, development, licensing and reproduction of computer software.

“Concur” means, as to either Partner, that such Partner has (i) withdrawn any proposal made by such Partner (or approved by the members of the Governing Committee appointed by such Partner) if such proposal was the reason for the declaration of an Impasse or (ii) has agreed to such a proposal made by the other Partner if the failure by such Partner (or by the members of the Governing Committee appointed by such Partner) to agree to such proposal was the reason for the declaration of an Impasse.

2

Definitions

“Confidentiality Agreements” means (i) the Confidential Information Exchange Agreement dated November 10, 1989, between Diebold and IBM, as amended, modified or supplemented in accordance with its terms, in the form of Exhibit B-1 to the Participation Agreement, (ii) the Confidentiality Agreement dated as of September 12, 1990, between Diebold and IBM, in the form of Exhibit B-2 to the Participation Agreement, as amended, modified or supplemented in accordance with its terms or the terms of the Participation Agreement, and (iii) the confidentiality agreements dated as of September 12, 1990, between (A) the Partnership and Diebold and (B) the Partnership and IBM.

“control” (including the correlative terms “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Cross-License Agreements” means (i) the Cross-License Agreement dated as of September 12, 1990, between Diebold and IBM, in the form of Exhibit C-1 to the Participation Agreement, as amended, modified or supplemented in accordance with its terms or the terms of the Participation Agreement, (ii) the Cross-License Agreement dated as of September 12, 1990, between IBM and the Partnership, in the form of Exhibit C-2 to the Participation Agreement, as amended, modified or supplemented in accordance with its terms or the terms of the Participation Agreement and (iii) the Cross-License Agreement dated as of September 12, 1990, between Diebold and the Partnership, in the form of Exhibit C-3 to the Participation Agreement, as amended, modified or supplemented in accordance with its terms or the terms of the Participation Agreement.

“Diebold” means Diebold, Incorporated, an Ohio corporation.

“Diebold Administrative Services Agreement” means the Administrative Services Agreement dated as of September 12, 1990, between the Partnership and Diebold in the form of Exhibit D to the Participation Agreement, as amended, modified or supplemented in accordance with its terms or the terms of the Participation Agreement.

“Diebold Assets” means (i) the rights conveyed by the Transfer and Reservation Agreement between Diebold and

3

Definitions

the Partnership and (ii) all the properties, claims, contracts and other assets set forth in Schedule 1.01A to the Participation Agreement, in each case as amended, modified or supplemented as of the Closing Date in accordance with the terms of the Participation Agreement.

“Diebold Bill of Sale” means the Bill of Sale in favor of the Partnership with a reservation of rights by Diebold, dated the Closing Date, to be executed and delivered by Diebold in the form of Exhibit E to the Participation Agreement.

“Diebold Intellectual Property Agreements” means (i) the Diebold Transfer and Reservation Agreement dated as of September 12, 1990, between Diebold and the Partnership, in the form of Exhibit F-1 to the Participation Agreement, as amended, modified or supplemented in accordance with its terms or the terms of the Participation Agreement, and (ii) the U.S. Software License Agreement dated as of September 12, 1990, between Diebold and the Partnership, in the form of Exhibit F-2 to the Participation Agreement, as amended, modified or supplemented in accordance with its terms or the terms of the Participation Agreement.

“Diebold Maintenance Agreement” means the U.S. Maintenance Agreement dated as of September 12, 1990, between the Partnership and Diebold, in the form of Exhibit G to the Participation Agreement, as amended, modified or supplemented in accordance with its terms or the terms of the Participation Agreement.

“Diebold Management Process Agreement” means the Diebold/Partnership Management Process Agreement dated as of September 12, 1990, between the Partnership and Diebold, in the form of Exhibit H to the Participation Agreement, as amended, modified or supplemented in accordance with its terms or the terms of the Participation Agreement.

“Diebold Marketing Agreement” means the Distributorship Agreement (Diebold U.S. Marketing Agreement) dated as of September 12, 1990, between the Partnership and Diebold in the form of Exhibit I to the Participation Agreement, as amended, modified or supplemented in accordance with its terms or the terms of the Participation Agreement.

“Diebold Partner” means Diebold Holding Company, Inc., a Delaware corporation.

4

Definitions

“Diebold Research and Development Agreement” means the Diebold Research and Development Agreement dated as of September 12, 1990, between the Partnership and Diebold, in the form of Exhibit J to the Participation Agreement, as amended, modified or supplemented in accordance with its terms or the terms of the Participation Agreement.

“Diebold Sales Agreement” means the Agreement for Purchase of Diebold Manufactured Products (Original Equipment Manufacturer) dated as of September 12, 1990, between the Partnership and Diebold, in the form of Exhibit K to the Participation Agreement, as amended, modified or supplemented in accordance with its terms or the terms of the Participation Agreement.

“Electronic Security Applications” means providing protection, detection, surveillance or notification of access, status or condition of buildings, premises, machines or people.

“Environmental Law” means all local, state, Federal and international laws, statutes, ordinances, rules, regulations, judgments, injunctions, stipulations, decrees, orders, treaties or protocols now or hereafter enacted or promulgated by any Governmental Authority which relate to any Hazardous Material or any Hazardous Material Activity, including, without limitation, all laws, statutes, ordinances, rules, regulations, judgments, injunctions, stipulations, decrees, orders, treaties or protocols applicable to (i) the use, handling, transportation, production, disposal, discharge, release, emission, sale or storage of any Hazardous Material or the exposure of any person to a Hazardous Material, (ii) industrial hygiene or working conditions with respect to Hazardous Material, (iii) environmental conditions on, under or about any real property, including, without limitation, the presence of any Hazardous Material in the soil, ground water or surface water of real property, the indoor or ambient air conditions of any real property improvements and the presence of Hazardous Materials in any building materials used in real property improvements, (iv) the presence of any Hazardous Material in or emissions of Hazardous Material by any item of personal property, including, without limitation, any product sold or held for sale, or (v) liability with respect to any Hazardous Material upon the conveyance or transfer of any real property, business or any interest therein.

“Fair Market Sales Value” means the fair market value of the IBM Partner’s interest in the Partnership

5

Definitions

determined in light of the circumstances and prospects surrounding the business of the Partnership. The Fair Market Sales Value shall be determined by an appraiser mutually acceptable to both Diebold and IBM. However, if Diebold and IBM have not agreed on the selection of an appraiser within 15 days of the date of the notice from either Partner exercising a Put or Call, then each of Diebold and IBM shall select an investment banking firm within 25 days from the date of such notice and such two firms shall select a third independent nationally recognized investment banking firm within 30 days from the date of such notice, which third firm shall be instructed to determine the Fair Market Sales Value within 30 days of the date of its appointment. The Partnership and the Partners shall cooperate fully in assisting such appraiser or such investment banking firm in making its determination, including by providing full access to the books and records of the Partnership and to such other information as such appraiser or such investment banking firm shall reasonably request in connection with its determination.

“FAST Device” means an automated device which (i) can be operated by a customer or end-user without assistance or with the assistance of a teller, cashier or other administrative employee, (ii) can dispense cash or other independently valuable paper, (iii) is activated by the customer or end-user with an identification card, credit card or passbook and key code or electronic signature verification and (iv) directly debits, or transfers or results in the transfer of funds from, an account of the customer or end-user at a Financial Institution or from an account of a Government Office.

“Financial Applications” means retail financial transactions including any or all of cash withdrawals, deposits, payments, transfers between or debits to bank accounts, printouts of or dissemination of information concerning bank account balances or other financial information, the application for or granting of loans and the issuing of travelers checks or money orders.

“Financial Institutions” means domestic and international commercial banks, savings and loans, thrifts, credit unions, mutual savings banks, financial service companies and holding companies of the foregoing.

“Fiscal Quarter” means, with respect to the Partnership, a calendar quarter.

6

Definitions

“Fiscal Year” means, with respect to the Partnership, a calendar year.

“Fuel Applications” means the dispensing of fuel through the use of a self service device.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“GAAS” means generally accepted auditing standards in the United States as in effect from time to time.

“Governing Committee” means the Governing Committee established to manage and direct the business and affairs of the Partnership pursuant to Section 5.01(a) of the Partnership Agreement.

“Government Offices” means government agencies within the United States or any foreign jurisdiction and the United States and foreign postal services.

“Governmental Actions” means all authorizations, consents, approvals, waivers, exceptions, variances, franchises, permissions, permits and licenses of, and filings and declarations with, by or in respect of, Governmental Authorities.

“Governmental Authority” means any Federal, state, local or foreign governmental Person, authority, agency, court, regulatory commission or other governmental body or any stock exchange having competence in the matter.

“Governmental Rule” means any statute, law, treaty, rule, code, ordinance, regulation, license, permit, certificate or order of any Governmental Authority or any judgment, decree, injunction, writ, order or like action of any court or other judicial or quasi judicial tribunal.

“Guarantee” of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the owner of such

7

Definitions

Indebtedness of the payment of such Indebtedness or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Hazardous Material” means any material or substance that is now or hereafter prohibited or regulated by any law or that is now or hereafter designated by any Governmental Authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment, including, without limitation, (i) oil and petroleum products, (ii) explosives, (iii) radioactive substances and materials, (iv) hazardous, ultra-hazardous or toxic substances, pollutants or wastes, (v) friable asbestos, (vi) urea formaldehyde containing building materials, (vii) polychlorinated biphenyls and transformers or other equipment which contain fluid containing polychlorinated biphenyls in amounts requiring remediation pursuant to applicable Environmental Law, (viii) radon gas and (ix) chemicals, materials or substances now or hereafter defined or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, or “toxic substances”, or words of similar import, under any law, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 as now or hereafter amended, the Hazardous Materials Transportation Act, as now or hereafter amended, Resource Conservation Recovery Act, as now or hereafter amended, the Federal Water Pollution Control Act, as now or hereafter amended, the Clean Air Act, as now or hereafter amended, the Montreal Protocol, as now or hereafter amended, the Toxic Substance Control Act, as now or hereafter amended, the Occupational Safety and Health Act, as now or hereafter amended, and similar laws, rules, regulations, statutes, treaties, orders and international understandings, now or hereafter enacted.

“Hazardous Material Activity” means the transportation, transfer, recycling, storage, use, treatment, manufacture, investigation, removal, remediation, release, exposure of others to, sale or distribution of, any Hazardous Material or any equipment or product containing a Hazardous Material.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

8

Definitions

“IAV” means an automated device which (i) can be operated by a consumer or end-user without assistance, (ii) can dispense printed financial information, (iii) has the capability to be activated by the customer or end-user with an identification card, credit card or passbook and key code or electronic signature verification, (iv) has a touch screen video display and (v) directly debits or transfers funds from an account of the customer of a Financial Institution.

“IBM” means International Business Machines Corporation, a New York corporation.

“IBM Assets” means (i) the rights conveyed by the Transfer and Reservation Agreement between IBM and the Partnership and (ii) all the properties, claims, contracts and other assets set forth on Schedule 1.01B to the Participation Agreement, in each case as amended, modified or supplemented as of the Closing Date in accordance with the terms of the Participation Agreement.

“IBM Bill of Sale” means the Bill of Sale in favor of the Partnership, dated the Closing Date, to be executed and delivered by IBM, in form and substance similar to the Diebold Bill of Sale.

“IBM Engineering Services Agreement” means the Engineering Services Agreement dated as of September 12, 1990, between the Partnership and IBM, in the form of Exhibit L to the Participation Agreement, as amended, modified or supplemented in accordance with its terms or the terms of the Participation Agreement.

“IBM Intellectual Property Agreements” means (i) the IBM Transfer and Reservation Agreement dated as of September 12, 1990, between IBM and the Partnership, in the form of Exhibit M-1 to the Participation Agreement, as amended, modified or supplemented in accordance with its terms or the terms of the Participation Agreement, and (ii) the Non-U.S. Software License Agreement dated as of the Closing Date, between the Partnership and IBM, in the form of Exhibit M-2 to the Participation Agreement, as amended, modified or supplemented in accordance with its terms or the terms of the Participation Agreement.

“IBM Maintenance Agreement” means the Non-U.S. Maintenance Agreement dated as of September 12, 1990, between the Partnership and IBM, in the form of Exhibit N to the Participation Agreement, as amended, modified or supplemented in accordance with its terms or the terms of the Participation Agreement.

9

Definitions

“IBM Management Process Agreement” means the IBM/Partnership Management Process Agreement dated as of September 12, 1990, between the Partnership and IBM, in the form of Exhibit O to the Participation Agreement, as amended, modified or supplemented in accordance with its terms or the terms of the Participation Agreement.

“IBM Marketing Agreements” means (i) the IBM Non-U.S. Marketing Agreement and (ii) the U.S. Marketing Assistance Agreement dated as of September 12, 1990, between the Partnership and IBM, in the form of Exhibit P-2 to the Participation Agreement, as amended, modified or supplemented in accordance with its terms or the terms of the Participation Agreement.

“IBM Non-U.S. Marketing Agreement” or “Non-U.S. Marketing Agreement” means the IBM Non-U.S. Marketing Agreement dated as of September 12, 1990, between the Partnership and IBM, in the form of Exhibit P-1 to the Participation Agreement, as amended, modified or supplemented in accordance with its terms or the terms of the Participation Agreement.

“IBM Partner” means SSTJ Corporation, a New York corporation and a wholly owned Subsidiary of IBM.

“IBM Research and Development Agreement” means the IBM Research and Development Agreement dated as of September 12, 1990, between the Partnership and IBM, in the form of Exhibit Q to the Participation Agreement, as amended, modified or supplemented in accordance with its terms or the terms of the Participation Agreement.

“IBM Sales Agreement” means the Agreement for Purchase of IBM Manufactured Products (Original Equipment Manufacture) dated as of the Closing Date, between the Partnership and IBM, in form of Exhibit R to the Participation Agreement, as amended, modified or supplemented in accordance with its terms or the terms of the Participation Agreement.

“Indebtedness” of any Person shall mean (i) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such

10

Definitions

Person upon which interest charges are customarily paid, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all Guarantees by such Person of Indebtedness of others, (viii) all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination of real or personal property, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, (ix) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (x) all obligations of such Person as an account party in respect of letters of credit and bankers acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership (other than the Partnership) in which such Person is a general partner.

“Insurance Companies and Educational Institutions” means insurance underwriters, colleges and universities.

“Intellectual Property” means patents, patent applications, patent rights, trademarks, trademark registrations, trademark applications, licenses, service marks, business marks, brand names, all other names and/or slogans embodying business and/or product goodwill, copyrights, mask works, copyright registrations, computer programs, software, including all source code and object code, development documentation, programming tools, drawings, specifications, data, designs, trade secrets, technology, inventions, discoveries and improvements, know-how, proprietary rights, formulae, processes, technical information, confidential and proprietary information and all other intellectual property rights, whether or not subject to statutory registration or protection.

“Interim Distribution Agreement” means the Interim International Distributorship Agreement dated as of July 12, 1990, between Diebold and IBM, in the form of Exhibit S to the Participation Agreement, as amended, modified or supplemented in accordance with its terms or the terms of the Participation Agreement.

11

Definitions

“Interim Software Agreement” means the License Agreement executed on July 12, 1990, between IBM and Diebold, in the form of Exhibit T to the Participation Agreement, as amended, modified or supplemented in accordance with its terms or the terms of the Participation Agreement.

“Lien” means, with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Manufacturing Agreement” means the Manufacturing Agreement dated as of September 12, 1990, between the Partnership and IBM, in the form of Exhibit U to the Participation Agreement, as amended, modified or supplemented in accordance with its terms or the terms of the Participation Agreement.

Any reference to any event, change or effect being “material” with respect to any Person means an event, change or effect which is or, insofar as reasonably can be foreseen, will be, material to the condition (financial or otherwise), properties, assets, liabilities, capitalization, licenses, businesses, operations or prospects of the party, of the Partnership or the Capital Accounts (as defined in Section 6.07 of the Partnership Agreement) of the Partners.

“Net Loss” means, for any period, the total consolidated net loss of the Partnership and its Subsidiaries for such period, determined in accordance with GAAP consistently applied.

“Net Profits” means, for any period, the total consolidated net income of the Partnership and its Subsidiaries for such period, determined in accordance with GAAP consistently applied.

“Nonrecourse Principles” shall have the meaning set forth in Article XIII of the Partnership Agreement and VII of the Participation Agreement.

12

Definitions

“Operative Documents” means the Confidentiality Agreements, the Cross-License Agreements, the Diebold Administrative Services Agreement, the Diebold Bill of Sale, the Diebold Intellectual Property Agreements, the Diebold Maintenance Agreement, the Diebold Management Process Agreement, the Diebold Marketing Agreement, the Diebold Research and Development Agreement, the Diebold Sales Agreement, the IBM Bill of Sale, the IBM Engineering Services Agreement, the IBM Intellectual Property Agreements, the IBM Maintenance Agreement, the IBM Management Process Agreement, the IBM Marketing Agreements, the IBM Research and Development Agreement, the IBM Sales Agreement, the Interim Distribution Agreement, the Interim Software Agreement, the Manufacturing Agreement, the Participation Agreement, the Partnership Agreement, the Partnership to IBM Sales Agreement, the Special Services Agreement and the Technology Developments License Agreement.

“Parent” means Diebold or IBM or both, as the context requires.

“Participation Agreement” means the Amended and Restated Joint Venture Participation Agreement dated as of September 12, 1990, among the Parents and the Partners, as amended, modified or supplemented in accordance with its terms.

“Partner” means the Diebold Partner or the IBM Partner or both, as the context requires.

“Partnership” means the general partnership formed pursuant to the Partnership Agreement.

“Partnership Agreement” means the Amended and Restated Partnership Agreement dated as of September 12, 1990, between the Partners, in the form of Exhibit V to the Participation Agreement, as amended modified or supplemented in accordance with its terms or the terms of the Participation Agreement.

“Partnership to IBM Sales Agreement” means the Agreement for Purchase of Partnership Manufactured Products dated as of September 12, 1990, between the Partnership and IBM, in the form of Exhibit W to the Participation Agreement, as amended, modified or supplemented in accordance with its terms or the terms of the Participation Agreement.

13

Definitions

“Parts” or “Maintenance Parts” means any maintenance, repair, replacement, or other parts relating to Product Units or any upgrades to Product Units, including field replaceable units, which are or may become components of, but do not by themselves constitute, Product Units and including, without limitation, device firmware and microcode contained therein or supplied therewith, but excluding any service manuals or remanufacturing process manuals related thereto.

“Percentage Interest” means 70% for the Diebold Partner and 30% for the IBM Partner.

“Permitted Liens” means (i) the rights and interests of the Partnership, any Partner, any Parent or any Affiliate thereof as provided for in the Operative Documents and (ii) liens for taxes which are not due and payable or which may after contest be paid without penalty or which are being contested in good faith and by appropriate proceedings (provided that an adequate reserve for the payment of such taxes has been established by the appropriate Person) and so long as such proceedings shall not involve any substantial danger of the sale, forfeiture or loss of any part of any relevant asset, or title thereto or any interest therein and other imperfections of title or encumbrances, if any, which imperfections of title or other encumbrances do not materially impair the use of the relevant assets.

“Person” means any individual, firm, corporation, partnership, trust, joint venture, Governmental Authority or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Prime Rate” means the rate publicly announced by The Chase Manhattan Bank, N.A. from time to time as its prime or base or reference rate.

“Product” or “Product Unit” means an ATM or other equipment unit (including those set forth in Appendices 4.3.9-A and 4.3.9-B to the IBM Research and Development Agreement and the Diebold Research and Development Agreement and those developed by the Partnership in the future) sold or distributed as a functional and commercial unit, including options and accessories sold or shipped in connection with such ATM or other equipment unit and the copies of any end-user manuals, documentation, device firmware and microcode contained therein or supplied therewith, but excluding any service manuals or remanufacturing process manuals related thereto.

14

Definitions

“Projected Cash Requirements” for any period shall be the excess, if any, of the Partnership’s projected cash outlays for operations during such period (including, without limitation, projected contributions to any Subsidiary of the Partnership, but not including projected distributions to the Partners pursuant to Section 6.05 of the Partnership Agreement) over the sum of the Partnership’s projected cash receipts from operations during such period plus the Partnership’s projected cash on hand from operations at the beginning of such period.

“Purchase Price” means, as of the date of calculation, the higher of (i) the Fair Market Sales Value and (ii) the Capital Account (as defined in Section 6.07 of the Partnership Agreement) of the IBM Partner.

“Put” means a Dispute Put, a Default Put, a Change of Control Put or a Discretionary Put (as defined in Sections 5.06(b), 9.02(a), 9.02(b) and 9.02(c) of the Partnership Agreement, respectively).

“Retail Companies” means supermarkets, fast food restaurants, convenience stores, department stores and other commercial retail establishments.

“Software Licensing Agreements” means (i) the U.S. Software License Agreement between the Partnership and Diebold and/or (ii) the Non-U.S. Software License Agreement between the Partnership and IBM, in each case as amended, modified or supplemented in accordance with its terms or the terms of the Participation Agreement.

“Special Services Agreement” means the Special Services Agreement dated as of September 12, 1990, between the Partnership and Diebold, in the form of Exhibit X to the Participation Agreement, as amended, modified or supplemented in accordance with its terms or the terms of the Participation Agreement.

“Stamp Applications” means the dispensing of postage stamps.

“Statement Device” means an automated device which (i) can be operated by a consumer or end-user without assistance, (ii) can dispense printed financial information, (iii) has the capability to be activated by the customer or end-user with an identification card, credit card or passbook and key code or electronic signature verification and (iv) obtains the information from a financial account data base.

15

Definitions

“Subsidiary” of any Person means a corporation, company or other entity (other than the Partnership) (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter owned or controlled, directly or indirectly, by such Person, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

“Tax” or “Taxes” means all Federal, state, local and foreign taxes, assessments and other governmental charges, including (i) taxes based upon or measured by gross receipts, income, profits, sales, use or occupation and (ii) value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, or property taxes, together with (iii) all interest, penalties and additions imposed with respect to such amounts and (iv) any obligations under any agreements or arrangements with any other Person with respect to such amounts.

“Technology Developments License Agreement” means the Technology Developments License Agreement dated as of September 12, 1990, among Diebold, IBM and the Partnership, in the form of Exhibit Y to the Participation Agreement, as amended, modified or supplemented in accordance with its terms or the terms of the Participation Agreement.

“Teller Assist Device” means an automated device which is operated by a teller and dispenses cash or cash and coin.

“Ticketing Applications” means the dispensing of transit, airline or event tickets.

“Transfer” means any transfer, sale, assignment, conveyance, license, sublicense or other delivery.

“Transferred Employee” means any employee of a Parent who is employed in connection with the ATM Business of such Parent immediately prior to the Closing Date and who is notified of the change of employment and accepts employment at the Partnership immediately following the Closing Date.

16

Definitions

“Travel Companies” means travel agents, public transportation companies, airlines, railroads and motor vehicle rental companies.

“Video Dispensing Applications” means the dispensing of video tapes.

17

APPENDIX B

DOCUMENTARY CONVENTIONS

1. Agreements. The Documentary Conventions set forth in this Appendix B shall apply to any agreement into which they are specifically incorporated by reference. When used in this Appendix B, “Agreement” means the respective agreement incorporating by reference all or any part of this Appendix B.

2. Definitions. The definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context otherwise requires, the term “party” when used in this Agreement shall be deemed a reference to the parties to this Agreement. All references to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless the context shall otherwise require. Except as otherwise expressly provided in this Agreement, all terms of an accounting or financial nature shall be construed in accordance with GAAP.

3. Notices. All notices and other communications to be given to any party to this Agreement shall be in writing and any notice shall be deemed given when delivered personally by hand, courier or overnight delivery service or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid or when received in the form of a telex, telegram or telecopy, and, unless otherwise expressly provided in this Agreement, shall be directed to the address, telex number or telecopier number of such party set forth below (or at such other address, telex number or telecopy number as such party shall designate by like notice):

(i)	if to Diebold or the Diebold Partner,

Diebold, Incorporated

818 Mulberry S.E.

Canton, Ohio 44711

Telephone Number:	(216) 497-4473
Telecopy Number:	(216) 497-4555

Attention of Robert W. Mahoney,

Documentary Conventions

and, if to the Partnership,

Diebold, Incorporated

5995 Mayfair Road

North Canton, Ohio 44720

Telephone Number:	(216) 497-4444
Telecopy Number:	(216) 497-4555

Attention of Robert P. Barone,

in each case with a copy to

Diebold, Incorporated

5995 Mayfair Road

North Canton, Ohio 44720

Telephone Number:	(216) 497-5037
Telecopy Number:	(216) 497-4450

Attention of Warren W. Dettinger

                     General Counsel,

and, with respect to the Partnership Agreement and Participation Agreement, with a copy to

Jones, Day, Reavis & Pogue

Metropolitan Square

1450 G Street, N.W.

Washington, D.C. 20005-2088

Telephone Number:	(202) 879-4668
Telecopy Number:	(202) 737-2832

Attention of Phillip A. Proger, Esq.,

2

Documentary Conventions

and

(ii) if to IBM or the IBM Partner, unless otherwise provided in this Agreement to:

International Business Machines Corporation

44 South Broadway

White Plains, New York 10604

Telephone Number:	(914) 288-3600
Telecopy Number:	(914) 288-1144

Attention of William W. K. Rich,

and, with respect to the Partnership Agreement and Participation Agreement, with a copy to

International Business Machines Corporation

2000 Purchase Street

Purchase, New York 10577

Telephone Number:	(914) 697-7600
Telecopy Number:	(914) 697-6014

Attention of Michael W. Szeto,

and

Cravath, Swaine & Moore

Worldwide Plaza

825 Eighth Avenue

New York, N.Y. 10019

Telephone Number	(212) 474-1000
Telecopy Number	(212) 474-3700

Attention of Thomas R. Brome.

4. Severability. If any provision of this Agreement or the application of such provision is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law that renders any provision of this Agreement invalid, illegal or unenforceable in any respect. The parties shall, to the extent lawful and practicable, use their best efforts to enter into arrangements to reinstate the intended benefits of any provision held invalid, illegal or unenforceable.

3

Documentary Conventions

5. Amendment and Waiver; Remedies. No amendment to this Agreement shall be effective unless it shall be in writing and signed by each party. Any failure of a party to comply with any obligation, covenant, agreement or condition contained in this Agreement may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance. The rights and remedies of the parties under this Agreement are cumulative and are not exclusive of any rights or remedies which the parties would otherwise have.

6. Table of Contents; Headings. The Table of Contents and Article and Section headings of this Agreement are for convenience of reference only and shall not affect the construction of or be taken into consideration in interpreting this Agreement.

7. Parties in Interest; Limitation on Rights of Others. The terms of this Agreement shall be binding upon and inure to the benefit of the parties and their successors (including, in the case of the Partnership continuing after a Transfer of a partnership interest made pursuant to the Partnership Agreement), their Affiliates and employees and, in the case of the Participation Agreement and the Partnership Agreement, members of the Governing Committee and their permitted successors and assigns. Nothing in this Agreement, whether express or implied, shall give or be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement.

8. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same document. This Agreement shall become effective when one or more counterparts have been signed by each party and delivered to each other party.

9. Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws principles of such State.

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Documentary Conventions

10. Assignment. No party may assign its rights or obligations under this Agreement to any Person without the prior written consent of each other party.

11. Entire Agreement. This Agreement together with all the other Operative Documents (including all Exhibits, Schedules, Appendices and other attachments thereto) and any other document executed at the Closing constitute the entire understanding between the parties with respect to the transactions contemplated by the Operative Documents. Any previous agreement among the parties with respect to the transactions contemplated by the Operative Agreements is superseded by this Agreement together with all the other Operative Documents and any other document executed at Closing in connection with the transactions contemplated by the Operative Documents.

12. Waiver of Certain Damages. Each party waives, to the fullest extent permitted by applicable law, on behalf of itself and, in the case of the Partnership Agreement, of the Partnership, any rights it may have to receive damages or indemnification from the other parties to this Agreement or the other Operative Documents, in respect of any act, omission or event relating to this Agreement or any other Operative Document or the transactions contemplated by this Agreement and the other Operative Documents on any theory of liability for any special, indirect, consequential or punitive damages. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that the other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party or parties have been induced to enter into this Agreement, by, among other things, the mutual waivers and certifications in this paragraph 12.

13. Jurisdiction; Consent to Service of Process. (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment in the United States of America, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each party agrees that a final

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Documentary Conventions

judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court sitting in New York City. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(c) Each party irrevocably consents to service of process in the manner provided for notices in paragraph 3. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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